Exhibit 10.1

EXECUTION COPY

LETTER OF CREDIT FACILITY AGREEMENT

dated as of

May 10, 2011,

among

SHEA HOMES LIMITED PARTNERSHIP,

SHEA HOMES FUNDING CORP.,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

THE PARTICIPANTS PARTY HERETO

and

CREDIT SUISSE AG,

as Issuing Bank and Administrative Agent

CREDIT SUISSE SECURITIES (USA) LLC

[CS&M Ref. No. 5865-717

SCHEDULES

Schedule 1.01(b)	–	Subsidiary Guarantors
Schedule 1.10(c)	–	Mortgaged Property
Schedule 2.01	–	Participants and Commitments
Schedule 3.08	–	Subsidiaries
Schedule 3.18	–	Insurance
Schedule 3.19(a)	–	UCC Filing Offices
Schedule 3.19(c)	–	Mortgage Filing Offices
Schedule 3.20(a)	–	Owned Real Property
Schedule 3.20(b)	–	Leased Real Property
Schedule 4.02(a)	–	Local Counsel

EXHIBITS

Exhibit A	–	Form of Administrative Questionnaire
Exhibit B	–	Form of Assignment and Assumption
Exhibit C	–	Form of Security Agreement
Exhibit D	–	Form of Intercreditor Agreement
Exhibit E	–	Form of Mortgage
Exhibit F	–	Form of Supplement

LETTER OF CREDIT FACILITY AGREEMENT dated as of May 10, 2011, among SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership (the “Company”), SHEA HOMES FUNDING CORP., a Delaware corporation and wholly owned subsidiary of the Company (“Shea Corp.”), the Subsidiary Guarantors (as defined in Article I) party hereto, the Participants (as defined in Article I), and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) for the Participants.

The Company has requested the Issuing Bank to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $75,000,000, to backstop existing letters of credit and to support obligations of the Company, its Restricted Subsidiaries or their respective joint ventures.

The Issuing Bank is willing to issue Letters of Credit on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“Acquired Indebtedness” means (a) with respect to any person that becomes a Restricted Subsidiary (or is merged into the Company, Shea Corp. or any Restricted Subsidiary) after the Closing Date, Indebtedness of such person or any of its subsidiaries existing at the time such person becomes a Restricted Subsidiary (or is merged into the Company, Shea Corp. or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary (or being merged into the Company, Shea Corp. or any Restricted Subsidiary) and (b) with respect to the Company, Shea Corp. or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company, Shea Corp. or any Restricted Subsidiary in connection with the acquisition of any assets from another person (other than the Company, Shea Corp. or any Restricted Subsidiary), which Indebtedness was not incurred by such other person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (a) or (b) of the preceding sentence shall be deemed to have been incurred by the Company, Shea Corp. or a Restricted Subsidiary, as the case may be, at the time such person becomes a Restricted Subsidiary (or is merged into the Company, Shea Corp. or any Restricted Subsidiary) in the case of clause (a) or at the time of the acquisition of such assets in the case of clause (b), but shall not be deemed Acquired Indebtedness.

“Additional Notes” shall mean any additional notes permitted to be issued from time to time by Shea Corp. and the Company pursuant to the Indenture.

“Additional Pari-Passu Lien Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.02(b).

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

“Approved Fund” means any Fund that is administered or managed by (a) a Participant, (b) an Affiliate of a Participant or (c) an entity that administers or manages a Participant, or an Affiliate of such entity.

“Asset Acquisition” means (a) an Investment by the Company, Shea Corp. or any Restricted Subsidiary in any other person if, as a result of such Investment, such person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company, Shea Corp. or any Restricted Subsidiary or (b) the acquisition by the Company, Shea Corp. or any Restricted Subsidiary of the assets of any person, which constitute all or substantially all of the assets or of an operating unit or line of business of such person or which is otherwise outside the ordinary course of business.

“Asset Disposition” shall mean:

(a) any sale, transfer, conveyance, lease or other disposition (including by way of merger, consolidation or sale and leaseback or sale of Equity Interests in any Subsidiary) (each, a “transaction”), whether in a single transaction or series of related transactions, of any Property or assets of the Company, Shea Corp. or any Restricted Subsidiary to any other person; or

(b) the issuance or sale of Equity Interests of Shea Corp. or any Restricted Subsidiary, whether in a single transaction or a series of related transactions.

provided that, the term “Asset Disposition” shall not include:

(i) a transaction between either the Company or Shea Corp. and any Restricted Subsidiary or a transaction between Shea Corp. and the Company or between any Restricted Subsidiaries,

(ii) a transaction in the ordinary course of business, including sales (directly or indirectly), Required Dedications (as defined in the Indenture as in effect on the date hereof), leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements),

(iii) a transaction involving the sale of Equity Interests of, or the disposition of assets in, an Unrestricted Subsidiary,

(iv) any exchange or swap of assets (including land swaps) of the Company, Shea Corp. or any Restricted Subsidiary for assets (including Equity Interests of any person that is or will be a Restricted Subsidiary following receipt thereof) that (x) are to be used by the Company, Shea Corp. or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (y) have a Fair Market Value substantially equivalent to the Fair Market Value of the assets exchanged or swapped; provided; however; that to the extent that the assets exchanged or swapped were Collateral, the assets received are pledged as Collateral under the Security Documents substantially contemporaneously with such exchange or swap to the extent required to do so pursuant to the Security Documents,

(v) any sale, transfer, conveyance, lease or other disposition of assets and properties permitted pursuant to Section 6.08,

(vi) the creation of a Lien permitted under Section 6.05 and dispositions in connection with such Liens,

(vii) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to Section 6.02, or

(viii) any single transaction or series of related transactions that involves property, assets or Equity Interests having a Fair Market Value of less than $1,000,000.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Participant and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form approved by the Administrative Agent.

“Attributable Debt” in respect of a Sale-Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale-Leaseback Transaction results in a Capital Lease Obligation, the amount of

Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.

“Baker JV” means the joint venture conducted by Shea/Baker Ranch Associates LLC, a California limited liability company.

“Bankruptcy Law” shall have the meaning assigned to such term in Article VII, clause (g).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Bank or Participants, as collateral for L/C Obligations or obligations of Participants to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” shall mean:

(a) dollars;

(b) securities issued or directly and fully guaranteed or insured by the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(c) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a rating of P-1, A-1 or the equivalent thereof by S&P or Moody’s;

(d) investments in demand deposits, certificates of deposit, bankers’ acceptances and eurodollar time deposits maturing within one year from the date of acquisition thereof and overnight bank deposits, in each case issued or guaranteed by or placed with any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e) repurchase obligations with a term of not more than 7 days for securities described in clause (b) or (d) above and entered into with a financial institution satisfying the criteria of clause (d) above; and

(f) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (e) above.

“CCM Proceeding” shall have the meaning assigned to such term in the Tax Distribution Agreement.

A “Change in Control” shall be deemed to have occurred if:

(a) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all the consolidated assets of the Company and its Restricted Subsidiaries to any person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of common equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of such person immediately after such transaction shall not be a Change of Control;

(b) a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than the Permitted Holders)) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of common equity of the Company representing more than 50% of the voting power of the common equity of the Company;

(c) the holders of Equity Interests of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction described in the proviso to clause (a) above shall not constitute a Change of Control; or

(d) a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company or Shea Corp. which requires the Company or Shea Corp. to repay or repurchase such debt securities.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” shall mean May 10, 2011.

“Code” shall mean the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties.

“Commitment” shall mean, with respect to any Participant, such Participant’s commitment to acquire participations in Letters of Credit as provided for herein, as set forth in Schedule 2.01, or in the Assignment and Assumption pursuant to which such Participant assumed its Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.04 and (b) reduced or increased from time to time pursuant to assignments by or to such Participant pursuant to Section 9.04.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.02(a).

“Consolidated Cash Flow Available for Fixed Charges” means, for any period, Consolidated Net Income for such period plus the sum of the following, without duplication (but only to the extent deducted in calculating such Consolidated Net Income) for such period:

(1) income taxes and Tax Distributions, plus

(2) Consolidated Interest Expense, plus

(3) depreciation and amortization expenses, plus

(4) all other non-cash charges (unless such non-cash charge represents an accrual of or reserve for cash expenditures in any future period), minus

(5) all non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income for such period.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any date of determination, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters for which financial statements are available immediately preceding such date, to (y) the aggregate Consolidated Interest Expense for such four quarter period. For purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Interest Expense” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a) the incurrence or the repayment, repurchase, defeasance or other discharge (collectively, “repayment”) of any Indebtedness of the Company, Shea Corp. or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the prior four fiscal quarter period and on or prior such date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such four quarter period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during such four quarter period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

(b) any Asset Disposition or Asset Acquisition (including any Asset Acquisition giving rise to the need to make such calculation as a result of the Company, Shea Corp. or any Restricted Subsidiary (including any person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of such four quarter period and on or prior to such date of determination), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (b) of the definition of “Consolidated Net Income,” of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of such four quarter period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of “Consolidated Net Income,” other than clause (b) thereof, as if it applied to the person or assets involved before they were acquired; and

(c) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

provided that, for purposes of calculating “Consolidated Cash Flow Available for Fixed Charges” for purposes of determining the denominator (but not the numerator) of the Consolidated Fixed Charge Coverage Ratio, (i) interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the date of such determination (including Indebtedness actually incurred on such date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date and (ii) notwithstanding clause (i), interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered for at least one year by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” shall mean, for any period, the total interest expense of the Company, its consolidated Restricted Subsidiaries and Shea Corp. (other than non-cash interest expense attributable to convertible indebtedness under Accounting Practices Bulletin 14 or any successor provision), plus, to the extent not included in such total interest expense, and to the extent incurred by the Company, its Restricted Subsidiaries or Shea Corp., without duplication:

(a) interest expense attributable to Capital Lease Obligations, Attributable Debt and the interest component of any deferred payment obligations;

(b) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(c) capitalized interest;

(d) non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark to mark valuation of Interest Protection Agreements or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense);

(e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(f) net payments (or minus net receipts) pursuant to Interest Protection Agreements;

(g) the product of (i) all dividends accrued in respect of all Disqualified Equity Interests of the Company and all Preferred Equity Interests of the Company or any Restricted Subsidiary, in each case, held by persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Qualified Equity Interests of the Company), times (ii) a fraction of the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Disqualified Equity Interests or Preferred Equity Interests (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

(h) interest incurred in connection with Investments in discontinued operations; and

(i) interest accruing on any Indebtedness of any other person to the extent such Indebtedness is guaranteed by (or secured by a Lien on the assets of) the Company or any Restricted Subsidiary; provided, however, that this clause (i) shall not include any interest accruing on Indebtedness (A) subject to guarantees constituting Specified Obligations of the Company or any Restricted Subsidiary or (B) of the type described in Section 6.01(m)(y).

“Consolidated Net Income” shall mean, for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

(a) the net income (or loss) of (x) any Unrestricted Subsidiary or (y) any person (other than a Restricted Subsidiary) in which any person other than the Company, Shea Corp. or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company, Shea Corp. or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period,

(b) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (a), the net income (or loss) of any person that accrued prior to the date that (i) such person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, Shea Corp. or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (ii) the assets of such person are acquired by the Company, Shea Corp. or any Restricted Subsidiary,

(c) the net income of any Restricted Subsidiary that is not a Guarantor to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period; provided, however, that the net income of any such Restricted Subsidiary during such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution,

(d) the gains or losses, together with any related provision for taxes, realized during such period by the Company, Shea Corp. or any Restricted Subsidiary resulting from (i) the acquisition of securities, or extinguishment of Indebtedness, of the Company, Shea Corp. or any Restricted Subsidiary or (ii) any Asset Disposition by the Company, Shea Corp. or any Restricted Subsidiary,

(e) any extraordinary gain or loss together with any related provision for taxes, realized by the Company, Shea Corp. or any Restricted Subsidiary and

(f) any Tax Distributions paid during such period by the Company, Shea Corp. or any Restricted Subsidiary.

“Control” shall mean the power to direct the management or policies of a person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall mean, with respect to any deposit account or securities account maintained by any Credit Party, a control agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by such Credit Party and the depositary bank or the securities intermediary, as the case may be, with which such account is maintained.

“Credit Documents” shall mean this Agreement, the Letters of Credit, the Intercreditor Agreement and the Security Documents.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facility” shall mean the letter of credit facility provided for by this Agreement.

“Credit Parties” shall mean the Company, Shea Corp. and the Guarantors.

“Credit Suisse” shall mean Credit Suisse, AG.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Participant” shall mean, subject to Section 2.12(b), any Participant that (a) has failed to (i) fund all or any portion of its L/C Disbursement (or any participation therein) within two Business Days of the date such payments were required to be funded hereunder unless such Participant notifies the Issuing Bank, the Administrative Agent and the Company in writing that such failure is the result of such Participant’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, or any other Participant any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Participant’s obligation to fund an L/C Disbursement hereunder and states that such position is based on such Participant’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent, the Issuing Bank or the Company, to confirm in writing to the Administrative Agent, the Issuing Bank and the Company that it will comply with its prospective funding obligations hereunder (provided that such Participant shall cease to be a Defaulting Participant pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Issuing Bank and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Bankruptcy Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Participant shall not be a Defaulting Participant solely by virtue of the ownership or acquisition of any equity interest in that Participant or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Participant with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Participant (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Participant. Any determination by the Administrative Agent that a Participant is a Defaulting Participant under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Participant shall be deemed to be a Defaulting Participant (subject to Section 2.12(b)) upon delivery of written notice of such determination to the Company, each Issuing Bank and each Participant.

“Disqualified Equity Interests” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 91 days following the Maturity Date or (b) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case, at any time prior to 91 days following the Maturity Date; provided, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Equity Interests upon the occurrence of a change in control or asset disposition occurring prior to 91 days following the Maturity Date shall not constitute Disqualified Equity Interests if the change in control or asset disposition provision applicable to such Equity Interests are no more favorable to such holders than the definition of “Change in Control” and Section 6.04 as applicable, and such Equity Interests specifically provide that the Company will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to (A) the Company’s repurchase of the Notes pursuant to Sections 4.10 and 4.12 of the Indenture and (B) the Company’s compliance with the terms of this Agreement, after giving effect to any exercise of remedies or requirement of cash collateralization hereunder. For purposes of this definition, the “Maturity Date” shall be determined assuming that the Company has exercised its right to extend the Maturity Date pursuant to Section 2.11 for the maximum period permitted thereby, unless previously exercised for a shorter period.

“dollars” or “$” shall mean lawful money of the United States of America.

“Eligible Assignee” shall mean any person that meets the requirements to be an assignee under Sections 9.04(b)(iv), (vi) and (vii) (subject to such consents, if any, as may be required under Section 9.04 (b)(iv)).

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of or in such person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Closing Date, including all Disqualified Equity Interests and Preferred Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder, as may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (f) the receipt by the Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by the Company or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Company or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in “endangered” or “critical” status, within the meaning of Section 305 of ERISA, (h) the occurrence of a “prohibited transaction” with respect to which the Company or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Company or any such Subsidiary could otherwise be liable, or (i) any other event or condition with respect to a

Plan or Multiemployer Plan that could result in liability of the Company or any Subsidiary.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Exchange Notes” shall have the meaning assigned to such term in the Indenture.

“Excluded Property” shall have the meaning assigned to such term in the Security Agreement.

“Excluded Taxes” shall mean, with respect to any payment made by any Credit Party under any Credit Document, any of the following Taxes on or with respect to a Recipient: (a) income or franchise taxes imposed on (or measured by) the Recipient’s net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Participant, in which its applicable lending office is located, (b) any branch profits Taxes imposed on the Recipient by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Participant (other than an assignee pursuant to a request by the Company under Section 2.10(a)) any U.S. Federal withholding Taxes resulting from any law in effect on the date such Participant becomes a party to this Agreement (or designates a new lending office) or is attributable to such Participant’s failure to comply with Section 2.09(f), except to the extent that such Participant (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to such withholding Tax pursuant to Section 2.09(a) and (d) any Taxes imposed under FATCA (or any amended or successor version of FATCA that is substantively comparable and not materially more onerous to comply with).

“Existing Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of November 5, 2010, among J.F. Shea Co., Inc., the Company, the financial institutions party thereto and Wells Fargo Bank, National Association, as administrative agent.

“Fair Market Value” shall mean, with respect to any property or other asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the board of directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such board or committee; provided, however, that for purposes of Section 6.02(a)(ii), if the Fair Market Value of the property or assets in question is so determined to be in excess of $1,000,000, such determination must be confirmed by an Independent Qualified Party.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve

System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees, the Upfront Fees and the Issuing Bank Fees.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

“Foreign Participant” shall mean a Participant that is not a U.S. Person.

“Fronting Exposure” shall mean, at any time there is a Defaulting Participant, such Defaulting Participant’s Pro Rata Percentage of the L/C Exposure with respect to Letters of Credit issued by the Issuing Bank other than Letters of Credit as to which such Defaulting Participant’s participation obligation has been reallocated to other Participants or Cash Collateralized in accordance with the terms hereof.

“Fund” means any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Closing Date.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any person shall mean any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term

“Guarantee” does not include (x) endorsements for collection or deposit in the ordinary course of business or (y) indemnification obligations of the Company, Shea Corp. or any Restricted Subsidiary entered into in the ordinary course of business.

“Guarantors” shall mean Shea Corp. and the Subsidiary Guarantors.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

“Indebtedness” of any person shall mean, without duplication:

(a) the principal in respect of (i) indebtedness of such person for borrowed money and (ii) indebtedness evidenced by notes, debentures, or other similar instruments for the payment of which such person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(b) all Capital Lease Obligations of such person and all Attributable Debt in respect of Sale-Leaseback Transactions entered into by such person;

(c) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding (i) any accounts payable or other liability to trade creditors arising in the ordinary course of business and (ii) any obligation to pay a contingent purchase price as long as such obligation remains contingent);

(d) all obligations of such person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations in clauses (a) - (c) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following payment on the letter of credit);

(e) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Equity Interests of such person or, with respect to any Preferred Equity Interests of any subsidiary of such person, the amount of such Preferred Equity Interests to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

(f) all Guarantees by such person of obligations of the type referred to in clauses (a)-(e) above or dividends of other persons (excluding any preferred returns payable pursuant to any joint venture documentation);

(g) all obligations of the type referred to in clauses (a)-(f) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, the obligations of such person under Interest Protection Agreements or other agreements designed to protect such person against fluctuations in currency values.

Notwithstanding the foregoing, (i) in connection with the purchase by the Company, Shea Corp. or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter, (ii) guarantees constituting Specified Obligations shall not constitute Indebtedness and (iii) repayment guarantees constituting Investments made pursuant to the JV Payment Basket shall constitute Indebtedness.

The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

The amount of any Preferred Equity Interests that has a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Preferred Equity Interests as if such Preferred Equity Interests were redeemed, repaid or repurchased on any date on which the amount of such Preferred Equity Interests are to be determined pursuant to this Agreement; provided, however, that if such Preferred Equity Interests could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be calculated as of the first date thereafter on which such Preferred Equity Interests could be required to be so redeemed, repaid or repurchased. If the Company’s Preferred Equity Interests do not have a fixed redemption, repayment or repurchase price, the amount of such Preferred Equity Interests will be their maximum liquidation value.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Credit Party under any Credit Document and (b) Other Taxes.

“Indenture” shall mean the Indenture dated as of May 10, 2011 among the Company, Shea Corp., the Guarantors and Wells Fargo Bank, National Association., as trustee.

“Independent Qualified Party” shall mean an accounting, appraisal, investment banking firm or consultant to persons engaged in Real Estate Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged; provided, however, that such firm or consultant is not an Affiliate of the Company.

“Independent Valuation” of real property means (x) with respect to the sale of real property by the Company, Shea Corp. or any Restricted Subsidiary, any amount proposed to be paid for such real property pursuant to a bona fide offer to purchase made by an unaffiliated person and which the Company, Shea Corp. or the Restricted Subsidiary, as applicable, would be willing to accept or (y) any appraised value of such real property as determined by an Independent Qualified Party.

“Interest Protection Agreement” shall mean any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect a person or any of its subsidiaries against fluctuations in interest rates with respect to Indebtedness permitted to be incurred hereunder and not for speculative purposes.

“Intercreditor Agreement” shall mean the Intercreditor Agreement, substantially in the form of Exhibit D, dated as of May 10, 2011 among the trustee under the Note Documents, the Collateral Agent and the Administrative Agent.

“Investment” shall mean any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by such person (including, for the avoidance of doubt, the purchase of equity interests in joint ventures pursuant to customary buy/sell provisions contained in the agreements governing such joint ventures). If the Company, Shea Corp. or any Restricted Subsidiary issues, sells or otherwise disposes of any Equity Interests of a person that is a Restricted Subsidiary such that, after giving effect thereto, such person is no longer a Restricted Subsidiary, any Investment by the Company, Shea Corp. or any Restricted Subsidiary in such person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company, Shea Corp. or any Restricted Subsidiary of a person that holds an Investment in a third person will be deemed to be an Investment by the Company, Shea Corp. or such Restricted Subsidiary, as applicable, in such third person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 6.02:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the board of directors of the Company.

“IRS” shall mean the United States Internal Revenue Service.

“Issuing Bank” shall mean, as the context may require, (a) Credit Suisse, acting through any of its Affiliates or branches, in its capacity as the issuer of Letters of Credit hereunder and (b) any other Participant that may become an Issuing Bank pursuant to Section 2.01(i) or 2.01(k), with respect to Letters of Credit issued by such Participant. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.02(c).

“JFSCI” means J.F. Shea Co., Inc., a Nevada corporation.

“JV Payment Basket” shall have the meaning assigned to such term in Section 6.02(b)(xiii).

“L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

“L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The L/C Exposure of any Participant at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.02(c).

“Letter of Credit” shall mean any standby letter of credit issued pursuant to Section 2.01.

“Lien” shall mean, with respect to any Property, any mortgage, lien, pledge, encumbrance, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, operations, financial condition or operating results of the Company and the Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Company or any other Credit Party to perform any of its obligations under any Credit Document to which it is a party or (c) a material impairment of the rights and remedies of or benefits available to the Participants or Issuing Bank under any Credit Document.

“Material Indebtedness” shall mean Indebtedness (other than Letters of Credit), or obligations in respect of one or more Interest Protection Agreements, of any one or more of the Company, Shea Corp. or any Restricted Subsidiary in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company, Shea Corp. or any Restricted Subsidiary in respect of any Interest Protection Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company, Shea Corp. or such Restricted Subsidiary would be required to pay if such Interest Protection Agreement were terminated at such time.

“Maturity Date” shall mean May 12, 2014, subject to extension pursuant to Section 2.11.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Bank in their sole discretion.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties” shall mean, initially, the owned real properties specified on Schedule 1.01(c), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.05.

“Mortgages” shall mean the mortgages, deeds of trust, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.02(h) or pursuant to Section 5.05, each substantially in the form of Exhibit E.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Consenting Participant” means any Participant that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Participants in accordance with the terms of Section 9.08 and (ii) has been approved by the Required Participants.

“Non-Defaulting Participant” means, at any time, each Participant that is not a Defaulting Participant at such time.

“Non-Recourse Indebtedness” means Indebtedness of any person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness (other than in respect of customary “bad-boy” guarantees) is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets may be realized upon in collection of principal or interest on such Indebtedness; provided, however, that such Indebtedness cannot serve as a basis for a cross default to any other Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse for (a) environmental warranties and indemnities or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the obligor from secured assets to be paid to the lender, waste and mechanics’ liens.

“Note Documents” shall mean the Indenture and all other instruments, agreements and other documents evidencing or governing the Notes or providing for any Guarantee or other right in respect thereof.

“Notes” shall mean the Company’s Senior Secured Notes due 2019, in an initial aggregate principal amount of $750,000,000.

“Obligations” shall mean (a) the due and punctual payment by the Credit Parties of (i) each payment required to be made by the Credit Parties or joint ventures under this Agreement in respect of any Letter of Credit, when and as due (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (ii) all other monetary obligations of the Credit Parties to any of the Secured Parties under this Agreement and each of the other Credit Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Credit Parties under or pursuant to this Agreement and each of the other Credit Documents, and (c) the due and punctual payment and performance of all the obligations of each other Credit Party under or pursuant to this Agreement and each of the other Credit Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Credit Document, or sold or assigned an interest in any Credit Document).

“Other Taxes” shall mean any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.10(a)).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pari-Passu Lien Obligations” means all Indebtedness secured by pari-passu Liens on the Collateral, incurred pursuant to Section 6.05(h), (i) and (j), and all obligations in respect thereof, including in respect of the Notes and each series of Additional Pari-Passu Lien Obligations.

“Participants” shall mean (a) the persons listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Assumption) and (b) any person that has become a party hereto pursuant to an Assignment and Assumption.

“Participation Register” shall have the meaning assigned to such term in Section 9.04(d).

“Partners Insurance Company” means Partners Insurance Company, Inc., a Hawaii corporation, and its successors and assigns.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit B to the Security Agreement.

“Permitted Holders” means, collectively, John F. Shea, Peter O. Shea, Peter O. Shea, Jr., Mary Shea, John Morrissey and their respective family trusts, spouses, sons and daughters and lineal descendants, siblings and other familial relatives of any of them, including any corporation, limited liability companies or other entities more than 50% of the issued and outstanding equity interests of which are held, directly or indirectly, by any of the foregoing persons.

“Permitted Investments” shall mean:

(a) Cash Equivalents;

(b) Guarantees (but not payments thereon) with respect to Specified Obligations;

(c) any Investment in (i) the Company or any Guarantor or (ii) any person that becomes a Guarantor as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Guarantor;

(d) any receivables, loans or other consideration taken by the Company, Shea Corp. or any Restricted Subsidiary in connection with any asset sale otherwise permitted hereunder; provided that non-cash consideration received in an Asset Disposition or an exchange or swap of assets shall be pledged as Collateral under the Security Documents to the extent the assets subject to such Asset Disposition or exchange or swap of assets constituted Collateral;

(e) Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such person, or for other liabilities or obligations of such person created, in accordance with the terms hereof;

(f) Investments in Interest Protection Agreements permitted hereunder;

(g) any loan or advance to an executive officer, director or employee of the Company or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1,000,000 shall have been approved by the board of directors of the Company or a committee thereof consisting of disinterested members;

(h) obligations (but not payments thereon) with respect to homeowners association obligations, community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(i) guarantee or indemnification obligations (other than for the payment of borrowed money) entered into in the ordinary course of business and incurred for the benefit of any adjoining landowner, seller of real property or municipal government authority (or enterprises thereof) in connection with the acquisition, entitlement and development of real property;

(j) guarantee and indemnification obligations arising in connection with surety bonds issued in the ordinary course of business;

(k) prepaid expenses, negotiable instruments held for collection and insurance, lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business;

(l) current Investments acquired in the ordinary course of business for cash management purposes; and

(m) guarantees and related extensions of credit constituting Permitted Indebtedness (other than Indebtedness incurred pursuant to Section 6.01(n), but including any payments made in respect of Letters of Credit) or Covered Indebtedness.

“person” shall mean any individual, corporation, trust, joint venture, incorporated or unincorporated association, joint stock company, limited liability company, partnership, unincorporated organization or government or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Preferred Equity Interests” of any person means all Equity Interests of such person which have a preference in liquidation or with respect to the payment of dividends.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City and notified to the Company.

“Pro Rata Percentage” of any Participant at any time shall mean the percentage of the Total Commitment represented by such Participant’s Commitment. In the event the Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Commitments most recently in effect, giving effect to any subsequent assignments.

“Property” of any person shall all types of real, personal, tangible, intangible or mixed property owned by such person, whether or not included in the most recent consolidated balance sheet of such person and its Subsidiaries under GAAP, including Equity Interests and Indebtedness of other persons.

“Qualified Equity Interests” of any person shall mean any Equity Interest of such person other than (a) Disqualified Equity Interests, (b) any Equity Interests sold to a subsidiary of such person or a company equity plan, (c) any Equity Interests financed, directly or indirectly, using funds borrowed from such person, a subsidiary of such person or any company equity plan or contributed, extended, advanced or guaranteed by such person, a subsidiary of such person or any company equity plan, (d) any Equity Interests issued upon conversion of, or issued in exchange for, debt securities owned by any subsidiary of such person or company equity plan, (e) any Equity Interests issued in connection with any cash contribution made in accordance with Section 6.02(b)(vi) and (f) except for purposes of the definition of “Excluded Contribution”, any Equity Interest to the extent the cash or Cash Equivalents received in connection therewith are designated as Excluded Contributions; provided, however, except for purposes of the definition of Excluded Contribution, Qualified Equity Interests will not include any Equity Interests to the extent the Company has designated the net proceeds or marketable securities received from the sale of such Equity Interests as Excluded Contributions. Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Company.

“Real Estate Business” has the meaning assigned to such term in Section 6.09.

“Recipient” shall mean (a) the Administrative Agent, (b) any Participant and (c) any Issuing Bank, as applicable.

“Refinancing Indebtedness” shall mean Indebtedness that refinances any Indebtedness of the Company, Shea Corp. or any Restricted Subsidiary existing on the Closing Date or incurred in compliance with this Agreement, including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(a) such Refinancing Indebtedness has a maturity date no earlier than the maturity date of the Indebtedness being refinanced;

(b) such Refinancing Indebtedness has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the Indebtedness being refinanced;

(c) such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being refinanced; and

(d) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of Shea Corp. or the Company or (B) Indebtedness of the Company, Shea Corp. or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Register” shall have the meaning assigned to such term in Section 9.04(c).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such person and of such person’s Affiliates.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Required Participants” shall mean, at any time, Participants having L/C Exposure and unused Commitments representing more than 50% of the total L/C Exposure and unused Commitments at such time; provided that the L/C Exposure and unused Commitments of any Defaulting Participant shall be disregarded in the determination of the Required Participants at any time unless such Defaulting Participant is the only Participant at such time.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Payment” shall mean any of the following:

(i) the declaration or payment of any dividend or any other distribution on Equity Interests of the Company, Shea Corp. or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company, Shea Corp. or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Shea Corp. or Restricted Subsidiaries, dividends or distributions payable ratably to of the Company, Shea Corp. or a Restricted Subsidiary and each other person entitled thereto);

(ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, Shea Corp. or any Restricted Subsidiary (other than a payment made to the Company, Shea Corp. or any Restricted Subsidiary);

(iii) any Investment (other than any Permitted Investment), including any Investment in any joint venture, any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary) or any Investment in a Restricted Subsidiary that is not a Guarantor (each Investment described in this clause (iii), a “Restricted Investment”);

(iv) the purchase, repurchase, redemption, acquisition or retirement for value, prior to one year before the date for any scheduled maturity, sinking fund or amortization or other principal installment payment, of any Subordinated Indebtedness (other than Indebtedness incurred pursuant to Section 6.01(d)) or (b) the purchase, repurchase, redemption, defeasance, or other acquisition or retirement of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, amortization or principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); and

(v) any payment by the Company, Shea Corp. or any Restricted Subsidiary with respect to a Specified Obligation.

“Restricted Subsidiary” shall mean any Subsidiary of the Company that is not an Unrestricted Subsidiary, including Shea Corp.

“S&P” shall mean Standard & Poor’s Ratings Service, or any successor thereto.

“Secured Parties” shall mean (a) the Participants, (b) the Issuing Bank, (c) the Administrative Agent, (d) the beneficiaries of each indemnification or expense reimbursement obligation undertaken by the Company or any Guarantor under any Credit Document and (e) the successors and assigns of each of the foregoing.

“Security Agreement” shall mean the Security Agreement, substantially in the form of Exhibit C, among the Company, Shea Corp., the Subsidiaries party thereto, the Collateral Agent and the Administrative Agent for the benefit of the Secured Parties.

“Security Documents” shall mean the Mortgages, the Security Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.05.

“Significant Subsidiary” shall have the meaning assigned to such term in the Indenture (as in effect on the date hereof).

“Specified Obligations” shall mean (a) interest-coverage, re-margin and completion guarantees with respect to (i) any joint venture in which the Company, Shea Corp. or any Restricted Subsidiary has a direct or an indirect equity interest or (ii) the Baker JV, (b) customary “bad-boy” guarantees, (c) guarantees of Affiliate obligations existing on the Closing Date (and any extension, modification or replacement of such Affiliate obligation provided that such extension, modification or replacement does not increase the obligations of the Company or any Restricted Subsidiary with respect to such Affiliate obligations) and (d) tax payments (including interest and penalties) or Tax Distributions, as applicable, attributable to any U.S. federal income tax proceeding (whether or not still contested or subject to appeal) regarding the completed contract method (as defined in U.S. Treasury Regulation Section 1.460-4(d)) of accounting for periods prior to 2011 (other than any increase in taxes payable for periods after 2010 as a result of such proceeding).

“Subordinated Indebtedness” means Indebtedness subordinated in right of payment to the Obligations, pursuant to a written agreement and includes any Indebtedness ranking equally in right of payment to the Obligations, but unsecured or secured by the Collateral on a basis entirely junior to that of the Obligations.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation or other entity of which a majority of the Equity Interests having ordinary voting power to elect a majority of the governing body or other persons performing similar functions is at the time directly or indirectly owned or controlled by such person.

“Subsidiary” shall mean any subsidiary of the Company.

“Subsidiary Guarantor” shall mean each Subsidiary listed on Schedule 1.01(b), and each other Subsidiary that is or becomes a party to the Security Agreement and this Agreement.

“Supplement” has the meaning assigned to such term in Section 10.08.

“Tax Distribution Agreement” means the Tax Distribution Agreement dated May 10, 2011 between the Company, the direct and indirect holders of ownership interests in the Company, and each of the persons party to the Sixth Amended and Restated Agreement of Limited Partnership of Shea Homes Limited Partnership, dated as of April 1, 2005 (as amended, restated, supplemented or otherwise modified from time to time).

“Tax Distributions” means, so long as the Company is treated as a pass-through or disregarded entity for United States federal income tax purposes, the distributions in respect of income taxes permitted under Section 2 of the Tax Distribution Agreement as in effect on the Closing Date.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Commitment” shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time. The initial Total Commitment is $75,000,000.

“Transactions” shall mean, collectively, (a) the receipt by the Company of at least $121,000,000 (at least $75,000,000 of which shall be in cash) on account of receivables due from certain of its affiliates, (b) the execution, delivery and performance by the Company, Shea Corp. and the Subsidiaries party thereto of the Note Documents and the issuance of the Notes, (c) the execution, delivery and performance by the Credit Parties of the Credit Documents to which they are a party, (d) the repayment of all amounts due or outstanding under or in respect of, and the termination of, the Existing Credit Agreement and (e) the payment of related fees and expenses.

“Unrestricted Subsidiary” shall mean:

(a) Partners Insurance Company and its subsidiaries and

(b) any other Subsidiary of the Company (other than Shea Corp.) so designated after the Closing Date by a resolution adopted by the board of directors of the Company or a duly authorized committee thereof as provided below; provided, however, that (i) the holders of Indebtedness of such Subsidiary of the Company do not have direct or indirect recourse against the Company, Shea Corp. or any Restricted Subsidiary, and neither the Company, Shea Corp. nor any Restricted Subsidiary otherwise has liability for, or any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that (A) the amount thereof constitutes a Restricted Payment permitted by Section 6.02, (B) in the case of Non-Recourse Indebtedness, such recourse or liability is for the matters discussed in the last sentence of the definition of “Non-Recourse Indebtedness,” or (C) such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company, Shea Corp. or a Restricted Subsidiary and (ii) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company, Shea Corp. or any Restricted Subsidiary.

“Upfront Fees” shall have the meaning assigned to such term in Section 2.02(d).

“U.S. Person” shall mean a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent”“ shall mean any Credit Party and the Administrative Agent.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03. Pari-Passu Indebtedness. The Obligations are hereby designated as “Pari-Passu Lien Obligations” for all purposes of the Note Documents.

ARTICLE II

The Credits

SECTION 2.01. The Credits. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit for its own account or for the account of any of its Restricted Subsidiaries or their respective joint ventures (in which case the Company and such subsidiary or joint venture shall be co-applicants with respect to such Letter of Credit and the Company shall be liable for obligations in respect thereof as provided herein), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Company shall deliver a notice, in accordance with Section 9.01, to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit; provided that no Letters of Credit shall be issued after the date that is 30 days prior to the Maturity Date. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension the L/C Exposure shall not exceed the Total Commitment.

(c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of the Company, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Participants, the Issuing Bank hereby grants to each Participant, and each such Participant hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Participant’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Participant hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Participant’s Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Company (or, if applicable, another party pursuant to its obligations under any other Credit Document) forthwith on the date due as provided in Section 2.01(l). Each Participant acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Company shall pay to the Administrative Agent an amount equal to such L/C Disbursement on the same Business Day that the Company shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Company shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

(f) Obligations Absolute. The Company’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or any Credit Document, or any term or provision therein;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Credit Document;

(iii) the existence of any claim, setoff, defense or other right that the Company, any other party guaranteeing, or otherwise obligated with, the Company, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Participant or any other person, whether in connection with this Agreement, any other Credit Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Participants, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Company’s obligations hereunder.

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Company hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank’s gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is further understood and agreed that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or wilful misconduct of the Issuing Bank.

(g) Disbursement Procedures. (i) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Company of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Participants with respect to any such L/C Disbursement.

(ii) If the Issuing Bank shall not have received from the Company the payment required to be made by Section 2.01(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Participant of such L/C Disbursement and its Pro Rata Percentage thereof. Each Participant shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Participant shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Participant’s Pro Rata Percentage of such L/C Disbursement (it being understood that any such amount paid by any Participant shall not constitute a loan and shall not relieve the Company from its obligation to reimburse such L/C Disbursement), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Participants. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Company pursuant to Section 2.01(e) prior to the time that any Participant makes any payment pursuant to this paragraph; any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Participants that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Participant shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Participant agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

(h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Company shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Company or the date on which interest shall commence to accrue thereon as provided in Section 2.03, at the rate per annum equal to the Alternate Base Rate plus 3.0%.

(i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Participants and the Company, and may be removed at any time by the Company by notice to the Issuing Bank, the Administrative Agent and the Participants. Upon the acceptance of any appointment as the Issuing Bank hereunder by a Participant that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank. At the time such removal or resignation shall become effective, the Company shall pay all accrued and unpaid fees pursuant to Section 2.02(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Participant shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Company and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Participant shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Credit Documents and (ii) references herein and in the other Credit Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Company shall, on the Business Day it receives notice thereof from the Issuing Bank or the Required Participants together with a demand for cash collateral pursuant to this Section 2.01(j) and specifying the amount to be deposited, deposit in an account with the Administrative Agent, for the benefit of the Issuing Bank and the Participants, an amount in cash equal to 105% of the L/C Exposure as of such date. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made at the option and sole discretion of the Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed and (ii) be held for the satisfaction of the reimbursement obligations of the Company for the L/C Exposure at such time. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Defaults and Events of Default have been cured or waived.

(k) Additional Issuing Banks. The Company may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Participant, designate one or more additional Participants to act as an issuing bank under the terms of this Agreement. Any Participant designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Participant) in respect of Letters of Credit issued or to be issued by such Participant, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Participant.

SECTION 2.02. Fees. (a) The Company agrees to pay to each Participant, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Participant shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.50% per annum on the daily unused amount of the Commitment of such Participant during the preceding quarter (or other period commencing with the date hereof or ending with the Maturity Date or the date on which the Commitment of such Participant shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(b) The Company agrees to pay to the Administrative Agent, for its own account, in consideration for its agreement to act as Administrative Agent for the Credit Facility, an annual administration fee of $30,000 for each year the Credit Facility shall remain in effect (the “Administrative Agent Fees”). The first payment of such Administrative Agent Fee shall be earned by, and payable to the Administrative Agent, quarterly in advance on the Closing Date for the first quarter to occur after the Closing Date and, thereafter, quarterly in advance on the first day of every third month after the Closing Date for so long as the Credit Facility is in effect. Such Administrative Agent Fee will be in addition to reimbursement of the Administrative Agent’s out-of-pocket expenses in accordance with Section 9.05.

(c) The Company agrees to pay (i) to each Participant, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Commitment of such Participant shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Participant’s Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Commitments of all Participants shall have been terminated) at a rate equal to 3.0% per annum, and (ii) to the Issuing Bank with respect to each Letter of Credit (A) on the last Business Day of March, June, September and December of each year, on the Maturity Date and on the date on which all Letters of Credit have been canceled or have expired and the Commitments shall have been terminated, a fronting fee, which shall accrue at a rate equal to 0.125% per annum on the aggregate face amount of outstanding Letters of Credit issued by such Issuing Bank and (B) the standard issuance and drawing fees in amounts and at times specified from time to time by the Issuing Bank pursuant to arrangements made between the Issuing Bank and the Company (the “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(d) The Company agrees to pay an upfront fee (the “Upfront Fee”) for the account of each Participant in an amount equal to 1.0% of such Participant’s Commitment on the Closing Date. Such Upfront Fee will be in all respects fully earned, due and payable on the Closing Date and non-refundable and non-creditable thereafter.

(e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Participants, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.03. Default Interest. If the Company shall default in the payment of any amount due hereunder, by acceleration or otherwise, or under any other Credit Document, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, such defaulted amount shall bear interest (after as well as before judgment), payable on demand, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the Alternate Base Rate plus 5.00% per annum.

SECTION 2.04. Termination and Reduction of Commitments. (a) The Commitments shall automatically terminate on the Maturity Date. Notwithstanding the foregoing, the Commitments shall automatically terminate at 5:00 p.m., New York City time, on May 10, 2011, if the conditions set forth in Section 4.02 shall not have been satisfied or waived by such time.

(b) Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Commitments shall not be reduced to an amount that is less than the L/C Exposure at the time; provided further, that any notice of termination of the Commitments in full given by the Company may state that such termination notice is conditioned upon the effectiveness of other credit facilities or capital raising, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(c) Each reduction in the Commitments hereunder shall be made ratably among the Participants in accordance with their respective applicable Commitments. The Company shall pay to the Administrative Agent for the account of the applicable

Participants, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

SECTION 2.05. Reserve Requirements; Change in Circumstances.

(a) Notwithstanding any other provision of this Agreement, if any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended or participated in by any Participant or the Issuing Bank, (ii) impose on such Participant or the Issuing Bank any other condition affecting this Agreement or any Letter of Credit or participation therein or (iii) subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Excluded Taxes and (B) Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar Taxes)), and the result of any of the foregoing shall be to increase the cost to such Participant or the Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Participant or the Issuing Bank hereunder (whether of principal, interest or otherwise), the Company will pay to such Participant or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Participant or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Participant or the Issuing Bank shall have determined that any Change in Law affecting such Participant or Issuing Bank or any lending office of such Participant or such Participant’s or Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Participant’s or the Issuing Bank’s capital or on the capital of such Participant’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or participations in Letters of Credit purchased by such Participant pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Participant or the Issuing Bank or such Participant’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Participant’s or the Issuing Bank’s policies and the policies of such Participant’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time, upon delivery by such Participant or Issuing Bank of a certificate as set forth in Section 2.05(c), the Company shall pay to such Participant or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Participant or the Issuing Bank or such Participant’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Participant or the Issuing Bank setting forth the amount or amounts necessary to compensate such Participant or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Participant or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d) Failure or delay on the part of any Participant or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Participant’s or the Issuing Bank’s right to demand such compensation; provided that the Company shall not be under any obligation to compensate any Participant or the Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is nine months prior to such request (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.06. Pro Rata Treatment. Each payment of the Commitment Fees and each reduction of the Commitments shall be allocated pro rata among the Participants in accordance with their respective applicable Commitments, which amounts may, at the Administrative Agent’s discretion, be rounded to the next higher or lower whole dollar amount.

SECTION 2.07. Sharing of Setoffs. Each Participant agrees that if it shall, through the exercise of a right setoff or counterclaim or otherwise, obtain payment in respect of any principal or interest in respect of any L/C Disbursement resulting in such Participant receiving payment of a proportion of the aggregate amount of its participations in L/C Disbursements greater than its pro rata share thereof as provided herein, then the Participant receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the L/C Exposure of such other Participant, so that the aggregate unpaid principal amount of the L/C Exposure and participations in L/C Exposure held by each Participant shall be in the same proportion to the aggregate unpaid principal amount of L/C Exposure then outstanding as the principal amount of its L/C Exposure prior to such exercise of setoff or counterclaim or other event was to the principal amount of L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (A) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.07 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest and (B) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Participant), or (y) any payment obtained by a Participant as consideration for the assignment of or sale of a participation in any of its L/C Disbursements to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). The Company and Shea Corp. expressly consent to the foregoing arrangements and agree that any Participant holding a participation in an L/C Disbursement deemed to have been so purchased may exercise any and all rights of setoff or counterclaim or otherwise with respect to any and all moneys owing by the Company and Shea Corp. to such Participant by reason thereof as fully as if such Participant had made a loan directly to the Company in the amount of such participation.

SECTION 2.08. Payments. (a) The Company shall make each payment (including principal of or interest on any L/C Disbursement or any Fees or other amounts) hereunder and under any other Credit Document not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank) shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. The Administrative Agent shall promptly distribute to each Participant (or the Issuing Bank, if applicable) any payments received by the Administrative Agent on behalf of such Participant (or Issuing Bank, if applicable).

(b) Except as otherwise expressly provided herein, whenever any payment (including any Fees or other amounts) hereunder or under any other Credit Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

(c) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Participants or the Issuing Bank hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Participants or the Issuing Bank, as the case may be, the amount due. In such event, if the Company does not in fact make such payment, then each of the Participants or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Participant, and to pay interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.09. Taxes. (a) Any and all payments by any Credit Party under any Credit Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the sum payable by the relevant Credit Party shall be increased as necessary so that after making all required withholdings (including withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding been made.

(b) In addition, the Company shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Company shall indemnify each Recipient within 10 days after written demand therefor, for the full amount of any Indemnified Taxes that are paid or payable by such Recipient on or with respect to any payment by or on account of any obligation of the Company or any other Credit Party under any Credit Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.09(e) shall be paid within 10 days after the Recipient delivers to the Company a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnifiable claim. Such certificate shall be conclusive absent manifest error.

(d) Each Participant shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the Company or any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company or any such Credit Parties to do so) attributable to such Participant that are paid or payable by the Administrative Agent in connection with any Credit Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.09(d) shall be paid within 10 days after the Administrative Agent delivers to the applicable Participant a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(e) As soon as practicable after any payment of Indemnified Taxes by the Company or any other Credit Party to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Participant that is entitled to an exemption from, or reduction of, U.S. Federal withholding Tax (including U.S. backup withholding Tax) with respect to any payments under any Credit Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Participant, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to any U.S. Federal withholding (including U.S. backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.09(f)(ii)(A) through (E) below) shall not be required if in the Participant’s judgment such completion, execution or submission would subject such Participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Participant. Upon the reasonable request of the Company or the Administrative Agent, any Participant shall update any form or certification previously delivered pursuant to this Section 2.09(f). If any form or certification previously delivered pursuant to this Section 2.09(f) expires or becomes obsolete or inaccurate in any respect with respect to a Participant, such Participant shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Company and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii) Without limiting the generality of the foregoing, in the event that the Company is a U.S. Person, any Participant with respect to the Company shall, if it is legally eligible to do so, deliver to the Company and the Administrative Agent (in such number of copies reasonably requested by the Company and the Administrative Agent) on or prior to the date on which such Participant becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Participant that is a U.S. Person, IRS Form W-9 certifying that such Participant is exempt from U.S. Federal backup withholding Tax;

(B) in the case of a Foreign Participant claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Foreign Participant for whom payments under any Credit Document constitute income that is effectively connected with such Participant’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Foreign Participant claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit C (a “U.S. Tax Certificate”) to the effect that such Participant is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Foreign Participant that is not the beneficial owner of payments made under any Credit Document (including a partnership or a person purchasing a participation) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Participant is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Participant may provide a U.S. Tax Certificate on behalf of such partners; or

(F) any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation as may be reasonably requested by the Company or the Administrative Agent in order to enable the Company or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii) If a payment made to a Participant under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Participant shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Participant has or has not complied with such

Participant’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.09(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.09 (including additional amounts paid pursuant to this Section 2.09), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.09(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.09(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.09(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other person.

(h) Each party’s obligations under this Section 2.09 shall survive any assignment of rights by, or the replacement of, a Participant, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under any Credit Document.

(i) For purposes of Section 2.09(d) and (f), the term “Participant” includes any Issuing Bank.

SECTION 2.10. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a)In the event (i) any Participant or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.05, (ii) the Company is required to pay any additional amount to any Participant or the Issuing Bank or any Governmental Authority on account of any Participant or the Issuing Bank pursuant to Section 2.09 or (iii) any Participant refuses to consent to any amendment, waiver or other modification of any Credit Document requested by the Company that requires the consent of a greater percentage of the Participants than the Required Participants and such amendment, waiver or other modification is consented to by the Required Participants and, in the case of clauses (i) and (ii) above, such Participant has declined or is unable to designate a different lending office in accordance with Section 2.10(b), the Company may, at its sole expense and effort (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04, including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Participant or the Issuing Bank, as the case may be, and the Administrative Agent, require such Participant or the Issuing Bank to transfer and assign, without recourse, all its interests, rights and obligations under this Agreement (or, in the case of clause (iii) above, all its interests, rights and obligation with respect to the Commitments that are the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iii) above, shall consent to such requested amendment, waiver or other modification of any Credit Document (which Eligible Assignee may be another Participant, if a Participant accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Company shall have received the prior written consent of the Administrative Agent and the Issuing Bank, which consents shall not unreasonably be withheld, conditioned or delayed, and (z) the Company or such Eligible Assignee shall have paid to the affected Participant or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the L/C Disbursements of such Participant or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Participant or the Issuing Bank hereunder with respect thereto (including any amounts under Sections 2.05 and 2.09); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Participant’s or the Issuing Bank’s claim for compensation under Section 2.05 or the amounts paid pursuant to Section 2.09, as the case may be, cease to cause such Participant or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to result in amounts being payable under Section 2.09, as the case may be (including as a result of any action taken by such Participant or the Issuing Bank pursuant to paragraph (b) below), or if such Participant or the Issuing Bank shall waive its right to claim further compensation under Section 2.05 in respect of such circumstances or event or shall waive its right to further payments under Section 2.09 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Participant or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

(b) If (i) any Participant or the Issuing Bank shall request compensation under Section 2.05, or (ii) the Company is required to pay any additional amount to any Participant or the Issuing Bank or any Governmental Authority on account of any Participant or the Issuing Bank, pursuant to Section 2.09, then such Participant or the Issuing Bank shall use reasonable efforts (which shall not require such Participant or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Company or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.05 or would reduce amounts payable pursuant to Section 2.09, as the case may be, in the future. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Participant or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

SECTION 2.11. Extension of Commitments. The Company may, at its option, elect to extend the initial Maturity Date to a date that is not more than one year after the initial Maturity Date by delivering written notice of such election to the Administrative Agent and the Issuing Bank not later than the date that is 120 days prior to the initial Maturity Date, specifying the effective date of such extension (which shall be a Business Day prior to the initial Maturity Date) and the Maturity Date shall be so extended on the effective date of such written notice; provided that (i) on and as of such effective date, the conditions specified in Section 4.01(b) and (c) are satisfied as though a Letter of Credit was being issued on such date (and such written notice shall include a representation to such effect) and (ii) on or prior to such effective date, the Company shall have paid to the Administrative Agent, for the account of each Participant, a fee equal to 0.25% of the Commitment of such Participant as of such effective date.

SECTION 2.12. Defaulting Participants. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Participant becomes a Defaulting Participant, then, until such time as such Participant is no longer a Defaulting Participant, to the extent permitted by applicable law:

(i) Such Defaulting Participant’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Participants.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Participant (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Participant pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Participant to the Administrative Agent hereunder; second, to the payment of any amounts owing by such Defaulting Participant to the Issuing Bank hereunder; third, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Participant in accordance with Section 2.13; fourth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Participant’s potential future funding obligations with respect to L/C

Disbursements under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Participant with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.13; fifth, to the payment of any amounts owing to the Participants or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Participant or the Issuing Bank against such Defaulting Participant as a result of such Defaulting Participant’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Participant as a result of such Defaulting Participant’s breach of its obligations under this Agreement; and seventh, to such Defaulting Participant or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any L/C Disbursements (or any participation therein) in respect of which such Defaulting Participant has not fully funded its appropriate share, and (y) such Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the L/C Disbursements owed to all Non-Defaulting Participants on a pro rata basis prior to being applied to the payment of any L/C Disbursements (or participations therein) owed to, such Defaulting Participant until such time as unfunded participations in L/C Obligations are held by the Participants pro rata in accordance with the Commitments under the Facility without giving effect to Section 2.12(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Participant that are applied (or held) to pay amounts owed by a Defaulting Participant or to post Cash Collateral pursuant to this Section 2.12(a)(ii) shall be deemed paid to and redirected by such Defaulting Participant, and each Participant irrevocably consents hereto.

(iii) (A) No Defaulting Participant shall be entitled to receive any Commitment Fee for any period during which that Participant is a Defaulting Participant (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Participant), (B) each Defaulting Participant shall be entitled to receive L/C Participation Fees for any period during which that Participant is a Defaulting Participant only to the extent allocable to its Pro Rata Percentage of the L/C Exposure for which it has provided Cash Collateral pursuant to Section 2.13 and (C) with respect to any other fees not required to be paid to any Defaulting Participant pursuant to clause (A) or (B) above, the Company shall (x) pay to each Non-Defaulting Participant that portion of any such fee otherwise payable to such Defaulting Participant with respect to such Defaulting Participant’s participation in L/C Exposure that has been reallocated to such Non-Defaulting Participant pursuant to clause (iv) below, (y) pay to the Issuing Bank, the amount of any such fee otherwise payable to such Defaulting Participant to the extent allocable to the Issuing Bank’s Fronting Exposure to such Defaulting Participant, and (z) not be required to pay the remaining amount of any such fee.

(iv) All or any part of such Defaulting Participant’s participation in L/C Exposure shall be reallocated among the Non-Defaulting Participants in accordance with their respective Pro Rata Percentages (calculated without regard to such Defaulting Participant’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate L/C Exposure of any Non-Defaulting Participant to exceed such Non-Defaulting Participant’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Participant arising from that Participant having become a Defaulting Participant, including any claim of a Non-Defaulting Participant as a result of such Non-Defaulting Participant’s increased exposure following such reallocation.

(v) If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.13.

(b) If the Company, the Administrative Agent and the Issuing Bank agree in writing that a Participant is no longer a Defaulting Participant, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Participant will, to the extent applicable, purchase at par that portion of participations of the other Participants or take such other actions as the Administrative Agent may determine to be necessary to cause the funded and unfunded participations in Letters of Credit to be held pro rata by the Participants in accordance with the Commitments hereunder (without giving effect to Section 2.12(a)(iv)), whereupon such Participant will cease to be a Defaulting Participant; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Participant was a Defaulting Participant; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Participant to Participant will constitute a waiver or release of any claim of any party hereunder arising from that Participant’s having been a Defaulting Participant.

(c) So long as any Participant is a Defaulting Participant, the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.13. Cash Collateral. (a)At any time that there shall exist a Defaulting Participant, within one Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent) the Company shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting

Participant (determined after giving effect to Section 2.12(a)(iv) and any Cash Collateral provided by such Defaulting Participant) in an amount not less than the Minimum Collateral Amount.

(b) The Company, and to the extent provided by any Defaulting Participant, such Defaulting Participant, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a security interest in all such Cash Collateral as security for the Defaulting Participants’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to paragraph (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any person other than the Administrative Agent and the Issuing Bank as herein provided (subject to the terms of the Intercreditor Agreement), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Participant).

(c) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.13 or Section 2.12 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Participant’s obligation to fund participations in respect of L/C Exposure (including, as to Cash Collateral provided by a Defaulting Participant, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.13 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Participant status of the applicable Participant), or (ii) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.12 the person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Company, such Cash Collateral shall remain subject to the security interest granted pursuant to the Credit Documents.

ARTICLE III

Representations and Warranties

Each of Shea Corp. and the Company represents and warrants to the Administrative Agent, the Issuing Bank and each of the Participants that:

SECTION 3.01. Organization; Powers. The Company, Shea Corp. and each of the Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Credit Documents and each other agreement or instrument contemplated thereby to which it is or will be a party.

SECTION 3.02. Authorization. The Transactions (a) have been duly authorized by all requisite corporate, limited partnership or limited liability company and, if required, stockholder or equityholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation which violations could reasonably be expected to result in a Material Adverse Effect, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Company, Shea Corp. or any Restricted Subsidiary, (B) any order of any Governmental Authority applicable to the Company, Shea Corp. or any Restricted Subsidiary or (C) any provision of any indenture or other material agreement or instrument to which the Company, Shea Corp. or any Restricted Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture or other material agreement or instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Company, Shea Corp. or any Restricted Subsidiary (other than any Lien created hereunder or under the Security Documents).

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Shea Corp. and the Company and constitutes, and each other Credit Document when executed and delivered by each Credit Party party thereto will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages, (c) such as have been made or obtained and are in full force and effect, or that will be made contemporaneously with the Closing Date and (d) such actions, consents, approvals, registrations and filings with the United States Securities and Exchange Commission and other Governmental Authorities as may be necessary or appropriate in connection with the obligations of the Credit Parties under the Note Documents or Credit

Documents that (i) are not required in connection with the consummation of the Transactions that are to be consummated on the Closing Date and (ii) in the case of the Credit Documents, are reasonably expected to be made or obtained without burdensome conditions or expense within the time required.

SECTION 3.05. Financial Statements. (a)The Company has heretofore furnished to the Participants its consolidated balance sheet and related statements of income, changes in equity and cash flows as of and for the fiscal year ended December 31, 2010, audited by and accompanied by the opinion of Ernst & Young, independent public accountants. Such financial statements fairly present in all material respects the financial condition and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such date and for such period. Such balance sheet and the notes thereto disclose all material liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, to the extent required by GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

(b) The Company has heretofore delivered to the Participants its unaudited pro forma consolidated balance sheet and related pro forma statements of income, stockholder’s equity and cash flows as of December 31, 2010, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the 12-month period ending on such date. Such pro forma financial statements have been prepared in good faith by the Company, based on the assumptions used to prepare the pro forma financial information contained in the offering documents circulated in connection with the Notes (which assumptions are believed by the Company on the date hereof and on the Closing Date to be reasonable), are based on the best information available to the Company as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly on a pro forma basis the estimated consolidated financial position of the Company and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

SECTION 3.06. No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December 31, 2010.

SECTION 3.07. Title to Properties; Possession Under Leases. (a)Each of the Company, Shea Corp. and the Subsidiary Guarantors has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.05.

(b) Each of the Company, Shea Corp. and the Subsidiary Guarantors has complied with all obligations under all material leases to which it is a party and all such leases are valid and in full force and effect.

SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries of the Company and whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are owned by the Company, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents or otherwise permitted by Section 6.05).

SECTION 3.09. Litigation; Compliance with Laws. (a)There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending (other than the CCM Proceeding) or, to the knowledge of Shea Corp. or the Company, threatened against or affecting Shea Corp. or the Company or any Subsidiary or any business, property or rights of any such person (i) that involve any Credit Document or the Transactions or (ii) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) None of the Company, Shea Corp. or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. Agreements. (a)None of the Company, Shea Corp. or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b) None of the Company, Shea Corp. or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Federal Reserve Regulations. (a)None of the Company, Shea Corp. or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

SECTION 3.12. Investment Company Act. None of the Company, Shea Corp. or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.13. Use of Proceeds. The Company will request the issuance of Letters of Credit only for the purposes specified in the introductory statement to this Agreement.

SECTION 3.14. Tax Returns. Each of the Company, Shea Corp. and the Restricted Subsidiaries has filed or caused to be filed all Federal and other material tax returns or materials required to have been filed by it in any jurisdiction and has paid or caused to be paid all material taxes due and payable by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Company, Shea Corp. or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.15. No Material Misstatements. None of the information, reports, financial statements, exhibits or schedules furnished by or on behalf of Shea Corp. or the Company to the Administrative Agent or any Participant in connection with the negotiation of any Credit Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Shea Corp. and the Company represents only that it acted in good faith on the basis of information and assumptions that the Company believed to be reasonable as of the date such material was prepared (based upon accounting principles consistent with the historical audited financial statements of the Company) and utilized due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that the projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and that no assurance can be given that the projections will be realized).

SECTION 3.16. Employee Benefit Plans. Each of the Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Company or any of its ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the last annual valuation date applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the last annual valuation dates applicable thereto, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

SECTION 3.17. Environmental Matters. (a)Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Company, Shea Corp. or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Company or by the Company for its Restricted Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Company and its Restricted Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19. Security Documents. (a)The Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Security Agreement) is delivered to the Collateral Agent, the Lien created under the Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Credit Parties in such Pledged Collateral, in each case prior and superior in right to any other person, and (ii) (A) on the Closing Date, when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a) and (B) at any time after the Closing Date, when financing statements or amendments thereto are filed pursuant to the Security Documents, the Lien created under the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral (other than Intellectual Property, as defined in the Security Agreement) to the extent the Liens created by the Security Agreement can be perfected by the filing of a financing statement under the Uniform Commercial Code, in each case prior and superior in right to any other Lien, other than with respect to Liens expressly permitted by Section 6.05.

(b) Upon the recordation of the Security Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Company and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), (A) on the Closing Date, when such financing statements are filed and (B) at any time after the Closing Date, when financing statements or amendments thereto are filed pursuant to the Security Documents, the Lien created under the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Lien (other than the Liens expressly permitted by Section 6.05) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Credit Parties after the date hereof).

(c) The Mortgages (upon recordation thereof) are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Credit Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(c), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.05.

(d) Each Control Agreement, upon execution and delivery thereof by the parties thereto and the taking of the other actions provided for therein, will constitute a fully perfected security interest in all right, title and interest of the Credit Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.05.

SECTION 3.20. Location of Real Property and Leased Premises. (a) Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Company and the Subsidiary Guarantors which shall comprise part of the Collateral and the addresses thereof, other than any Properties that are not material to the operations of the Company and the Subsidiary Guarantors, including, without limitation, reserved mineral rights, reserved easements, deed restrictions, strips, gores and open space and other similar immaterial real property interests. As of the Closing Date, the Company and the Subsidiary Guarantors own in fee all the real property set forth on Schedule 3.20(a).

(b) Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Company and the Subsidiary Guarantors and the addresses thereof other than leases of de minimis real property that are not material, individually or in the aggregate, to the operations of the Company and the Restricted Subsidiaries. As of the Closing Date, the Company and the Subsidiary Guarantors have valid leases in all the real property set forth on Schedule 3.20(b).

SECTION 3.21. Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Company, Shea Corp. or any Restricted Subsidiary pending or, to the knowledge of Shea Corp. or the Company, threatened. The hours worked by and payments made to employees of the Company, Shea Corp. and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Company, Shea Corp. or any Restricted Subsidiary, or for which any claim may be made against the Company, Shea Corp. or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company, Shea Corp. or such Restricted Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company, Shea Corp. or any Restricted Subsidiary is bound.

SECTION 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the issuance of each Letter of Credit, (a) the fair value of the consolidated assets of the Credit Parties, at a fair valuation, will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the consolidated properties of the Credit Parties will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Credit Parties will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Credit Parties will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 3.23. Pari-Passu Indebtedness. The Obligations constitute “Pari-Passu Lien Obligations” under and as defined in the Note Documents.

SECTION 3.24. Sanctioned Persons. None of the Company, Shea Corp. or any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company, Shea Corp. or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Letters of Credit or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

ARTICLE IV

Conditions of Lending

The obligations of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01. All Credit Events. On the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a “Credit Event”):

(a) The Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.01(b).

(b) The representations and warranties set forth in Article III and in each other Credit Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by the Company and Shea Corp. on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02. First Credit Event. On the Closing Date:

(a) The Administrative Agent shall have received, on behalf of itself, the Participants and the Issuing Bank, a favorable written opinion of (i) Gibson, Dunn & Crutcher, counsel for Shea Corp. and the Company in form and substance reasonably satisfactory to the Administrative Agent, and (ii) each local counsel listed on Schedule 4.02(a), in form and substance reasonably satisfactory to the Administrative Agent, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent and the Participants, and (C) covering such matters relating to the Credit Documents and the Transactions as the Administrative Agent shall reasonably request, and Shea Corp. and the Company hereby request such counsel to deliver such opinions.

(b) All legal matters incident to this Agreement and extensions of credit hereunder and the other Credit Documents shall be satisfactory to the Participants, to the Issuing Bank and to the Administrative Agent.

(c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Credit Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Credit Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Credit Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Credit Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Credit Party authorizing the execution, delivery and performance of the Credit Documents to which such person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Credit Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of such Credit Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Participants, the Issuing Bank or the Administrative Agent may reasonably request.

(d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Company, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

(e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Credit Document.

(f) The Security Agreement shall have been duly executed by each Credit Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Collateral Agent shall have received all documents and instruments (including UCC financing statements) necessary or appropriate to be filed or recorded in order to perfect the security interest under the Security Documents (except as expressly set forth with respect to the Mortgaged Property) and except in the case of any security interests in the Collateral (as defined in the Security Agreement) that can be perfected solely by possession.

(g) The Intercreditor Agreement shall have been duly executed by the Company, the Administrative Agent, the Collateral Agent and the other parties thereto and shall be in full force and effect on the Closing Date.

(h) The Collateral Agent shall have received a Perfection Certificate with respect to the Credit Parties dated the Closing Date and duly executed by a Responsible Officer of the Company, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Credit Parties in the states (or other jurisdictions) of formation of such persons, in which the chief executive office of each such person is located and in the other jurisdictions in which such persons maintains material Equipment (as defined in the Security Agreement) or other Collateral, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.05 or have been or will be contemporaneously released or terminated.

(i) [Reserved].

(j) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

(k) Shea Corp. and the Company shall have received gross cash proceeds of not less than $750,000,000 from the issuance of the Notes. The Administrative Agent shall have received copies of the Note Documents, certified by a Financial Officer as being complete and correct.

(l) The Company and the Subsidiary Guarantors shall have received at least $121,000,000 (at least $75,000,000 of which shall be in cash) on account of receivables due from certain of its affiliates.

(m) All principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement shall have been paid in full, the commitments thereunder terminated and all guarantees and security in support thereof discharged and released (or, in the case of existing mortgages, provisions satisfactory to the Administrative Agent shall have been made), and the Administrative Agent shall have received reasonably satisfactory evidence thereof. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Company, Shea Corp. and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement, (b) the Notes and (c) Indebtedness described in the offering documents relating to the Notes.

(n) The Participants shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

ARTICLE V

Affirmative Covenants

Each of Shea Corp. and the Company covenants and agrees with each Participant that so long as this Agreement shall remain in effect and until the Commitments have been terminated, all Fees and all other expenses or amounts payable under any Credit Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Participants shall otherwise consent in writing, each of Shea Corp. and the Company will, and will cause each of the Restricted Subsidiaries to:

SECTION 5.01. Existence; Rights. Do or cause to be done all things necessary to preserve and keep in full force and effect their existence in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and Shea Corp. and each Restricted Subsidiary; provided, however, that neither the Company nor Shea Corp. are required to preserve any such right, license or franchise, nor the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further, however, that this Section 5.01 not prohibit any transaction otherwise permitted by Section 6.04 or Section 6.08.

SECTION 5.02. Financial Statements, Reports, etc. In the case of the Company, furnish to the Administrative Agent, which shall furnish to each Participant:

(a) (i) the description of the business of the Company and all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) all current reports that would be required to be filed with the United States Securities and Exchange Commission on Form 8-K if the Company were required to file such reports.

(b) (i) concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm (with respect to annual financial statements) or Financial Officer (with respect to quarterly financial statements) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations), certifying that no Default or Event of Default has occurred or, if such Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) concurrently with the delivery of annual financial statements and financial statements for the second fiscal quarter period under paragraph (a) above, a certificate executed by the chief legal officer of the Company (x) setting forth a list of all Property owned by the Company or any Subsidiary that, to such officer’s knowledge based upon reasonable inquiry, is located in a designated “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) and (y) certifying that no Material Adverse Effect could reasonably be expected to arise from the classification of the location of such Properties as “flood hazard areas”.

(c) promptly after the request by any Participant, all documentation and other information that such Participant reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(d) promptly after the request by the Administrative Agent or any Participant, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Company or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Company or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Company or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Company or the applicable ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company, Shea Corp. or any Subsidiary, or compliance with the terms of any Credit Document, as the Administrative Agent or any Participant may reasonably request.

SECTION 5.03. Properties. Do or cause to be done all things necessary to at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

SECTION 5.04. Insurance. (a)Keep its insurable properties adequately insured at all times by financially sound and reputable insurers (including co-insurance and self-insurance); maintain such other insurance, to such extent (including co-insurance and self-insurance) and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

(b) With respect to any Mortgaged Property, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, naming the Collateral Agent as an additional insured, on forms satisfactory to the Administrative Agent.

SECTION 5.05. Further Assurances; Information Regarding Collateral. (a) Cause each wholly-owned Restricted Subsidiary (other than any wholly-owned Subsidiary that is prohibited from becoming a Guarantor as a result of any requirement of law, rule or regulation binding on such Subsidiary or as a result of an existing contractual limitation where a waiver is not reasonably able to be obtained) that incurs any Indebtedness to, and any other person that guarantees the Notes to, contemporaneously, (i) execute and deliver to the Administrative Agent a supplement in the form of Exhibit F pursuant to which such Restricted Subsidiary or person will guarantee payment of the Obligations on the same terms and conditions as those set forth herein and applicable to the other Guarantors in accordance with Section 10.08 and (ii) execute and deliver an amendment, supplement or other instrument in respect of the Security Documents necessary to cause such Restricted Subsidiary or person to become a grantor thereunder and take all action required thereunder to perfect the Liens created thereunder, as well as to execute and deliver to the Collateral Agent and Administrative Agent joinders to the Intercreditor Agreement, in each case at the time such person becomes a Restricted Subsidiary, guarantees the Notes, or Guarantees any such other Indebtedness, as applicable.

(b) On the Closing Date, the Company, Shea Corp. and each Guarantor shall grant Liens on all their Property (other than Excluded Property) and take all appropriate steps to cause such Liens to be perfected Liens (subject to Liens permitted pursuant to Section 6.05), including through recordation of Mortgages, entry into control agreements, filing of UCC-1 financing statements or otherwise, pursuant to, and to the extent required by, the Security Documents to be entered into on the Closing Date and this Agreement. In addition, the Company shall provide a Title Policy to the Collateral Agent with respect to each Mortgage granted pursuant to this Section 5.05 and the real property described in such Mortgage. For the avoidance of doubt, the requirements of this Section 5.05(b) are subject to Section 5.05(e) below.

(c) If any of the Company, Shea Corp., or the Guarantors at any time grants, assumes, perfects or becomes subject to any Lien upon any of its Property (other than Excluded Property) then owned or thereafter acquired as security for any other Pari-Passu Lien Obligation, the Company or Shea Corp. will, or will cause such Guarantor to, as promptly as practical (subject to Section 5.05(e) below):

(i) grant a Lien on such Property to the Collateral Agent for the benefit of the Secured Parties and, to the extent such grant would require the execution and delivery of a Security Document, the Company, Shea Corp. or such Guarantor shall execute and deliver a Security Document on substantially the same terms as the agreement or instrument executed and delivered to secure such other Pari-Passu Lien Obligations;

(ii) cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law to the same extent as the Liens granted for the benefit of such other Pari-Passu Lien Obligations are perfected; and

(iii) instruct the Collateral Agent to take all action necessary in connection with the foregoing provisions of this Section 5.05(c), including as necessary under the Security Documents.

(d) If the Company, Shea Corp. or any Guarantor at any time after the Closing Date acquires any new Property (other than Excluded Property) that is not automatically subject to a Lien under the Security Documents, or a Restricted Subsidiary becomes a Guarantor, the Company or Shea Corp. will, or will cause such Guarantor, subject to the requirements of the Security Documents, to as soon as practical after such Property’s acquisition or it no longer being Excluded Property (subject to the provisions of Section 5.05(e)):

(i) grant a Lien on such Property (or, in the case of a new Guarantor, all its assets except Excluded Property) to the Collateral Agent for the benefit of the

Secured Parties (and, to the extent such grant would require the execution and delivery of a Security Document, the Company, Shea Corp. or such Guarantor shall execute and deliver a Security Document on substantially the same terms as the Security Documents executed and delivered on the Closing Date);

(ii) cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law to the same extent as the Liens granted on the Closing Date are perfected (including, in the case of real property, through the recordation of Mortgages); and

(iii) instruct the Collateral Agent to take all action necessary in connection with the foregoing provisions of this paragraph including as necessary under the Security Documents.

(e) The Company shall deliver a favorable written opinion of counsel to the Administrative Agent and the Collateral Agent in respect of any Lien grant referred to by the foregoing provisions of this paragraph by a new Guarantor or with respect to real property, addressing customary matters (and containing customary exceptions) consistent with the opinion of counsel delivered on the Closing Date pursuant to Section 4.02(a), or within 90 days after the Closing Date in accordance with Section 5.05(e) below, in respect of such matters; provided, however, that an opinion of counsel shall not be required with respect to any Mortgage on real property located in a jurisdiction for which an opinion of counsel has been previously delivered to the Administrative Agent pursuant to this Agreement. In addition, the Company shall provide a Title Policy to the Collateral Agent with respect to each Mortgage granted pursuant to this Section 5.05(d) and the real property described in such Mortgage.

(f) Notwithstanding anything to the contrary set forth in this Section 5.05 or elsewhere in this Agreement or any Security Document, any Mortgages (and any related Security Documents) required to be granted pursuant to this Agreement or the Security Documents with respect to real property owned by the Company, Shea Corp. or a Guarantor on the Closing Date shall be granted, together with opinions of counsel delivered to the Administrative Agent in respect of the enforceability and validity of such Mortgages and Title Policies to the Collateral Agent with respect to each Mortgage granted pursuant to this Section 5.05 and the real property described in such Mortgage, as soon as commercially reasonable following the Closing Date, but in no event later than 90 days following the Closing Date.

(g) The Company and Shea Corp. will bear and pay all legal expenses, filing fees, insurance premiums and other costs associated with the performance of the obligations of the Company, Shea Corp. and the Guarantors set forth in this Section 5.05 and will also pay or reimburse the Administrative Agent and Collateral Agent for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Administrative Agent and Collateral Agent in connection therewith, including the reasonable compensation and expenses of the Administrative Agent’s and Collateral Agent’s agents and counsel.

(h) None of the Company, Shea Corp. nor any of the Guarantors will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission would reasonably be expected to materially impair the security interest with respect to the Collateral for the benefit of the Secured Parties.

(i) Notwithstanding anything else herein, in no event shall the Obligations be secured by a security interest in any Property located in a designated “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) for the duration of such designation. If and when such Property is no longer located in a designated “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), such Property shall, automatically and without any further action on the part of the Collateral Agent or the Company, secure the Obligations.

SECTION 5.06. [Reserved].

SECTION 5.07. Performance of Obligations and Payment of Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits in respect of its property, before the same shall become delinquent or in default, as well as all material lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

SECTION 5.08. Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Bank and each Participant prompt written notice of the following:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and the Restricted Subsidiaries in an aggregate amount exceeding $2,000,000; and

(d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.09. Compliance with Laws. Except where the failure to do, cause or comply with any of the following could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

SECTION 5.10. Subsidiaries. (a)Subject to the requirements in the definition of “Unrestricted Subsidiary”, the board of directors of the Company or a duly authorized committee thereof may designate any Subsidiary to be an Unrestricted Subsidiary; provided, however, that (a) the net amount (the “Designation Amount”) then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary and its Subsidiaries will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under Section 6.02, to the extent provided therein, (b) the Company must be permitted under Section 6.02 to make the Restricted Payment deemed to have been made pursuant to clause (a), and (c) after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any person in any subsidiary of such person prior to such person’s merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such subsidiary of such person is designated as an Unrestricted Subsidiary.

(b) The board of directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (1) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under Section 6.01 and (2) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could incur $1.00 of additional Coverage Indebtedness in accordance with Section 6.01

(c) Any such designation or redesignation by the G board of directors of the Company or a committee thereof will be evidenced to the Administrative Agent by the filing with the Administrative Agent of a certified copy of the resolution of the board of directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers’ Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers’ Certificate. The designation of any person as an Unrestricted Subsidiary shall be deemed to include a designation of all subsidiaries of such person as Unrestricted Subsidiaries.

ARTICLE VI

Negative Covenants

Each of Shea Corp. and the Company covenants and agrees with each Participant that, so long as this Agreement shall remain in effect and until the Commitments have been terminated, all Fees and all other expenses or amounts payable under any Credit Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Participants shall otherwise consent in writing, neither Shea Corp. nor the Company will, nor will they cause or permit any of the Restricted Subsidiaries to:

SECTION 6.01. Indebtedness. Incur, create, assume, become liable for or guarantee the payment of any Indebtedness (including Acquired Indebtedness) unless, immediately after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0 (such Indebtedness, “Coverage Indebtedness”), except:

(a) Indebtedness existing on the date hereof and set forth in Schedule 6.01 (after giving effect to the anticipated use of proceeds from the issuance and sale of the Notes) but not any extensions, renewals or replacements of such Indebtedness;

(b) Indebtedness created hereunder and under the other Credit Documents;

(c) Indebtedness with respect to the Notes (and Exchange Notes) and Guarantees thereof, other than Additional Notes;

(d) Indebtedness owed to and held by the Company, Shea Corp. or a Restricted Subsidiary; provided that (A) any subsequent issuance or transfer of any Equity Interests which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company, Shea Corp. or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon and (B) if the Company or Shea Corp. is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and the Obligations;

(e) Indebtedness of the Company or any Restricted Subsidiary under any Interest Protection Agreements in a notional amount no greater than the outstanding principal amount (at the time the related Interest Protection Agreement is entered into) of the Indebtedness being hedged;

(f) Indebtedness of the Company or any Restricted Subsidiary incurred to finance the acquisition of equipment and fixtures or other property; provided that the aggregate principal amount of Indebtedness permitted by this Section 6.01(f), when combined with the aggregate principal amount of all Capital Lease Obligations incurred pursuant to Section 6.01(g), shall not exceed $10,000,000 (including all Refinancing Indebtedness, but excluding any obligations that would not be required to be classified or accounted for as Capital Lease Obligations in accordance with GAAP as of March 31, 2011, without giving effect to any changes therein after the Closing Date) at any time outstanding;

(g) Capital Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.01(f), not in excess of $10,000,000 (including all Refinancing Indebtedness) at any time outstanding (which amount shall not include any obligations that would not be required to be classified or accounted for as Capital Lease Obligations in accordance with GAAP as of March 31, 2011, without giving effect to any changes therein after the Closing Date);

(h) to the extent a portion of the Notes are redeemed or repurchased and retired, Indebtedness of the Company or any Guarantor in an aggregate amount (including all Refinancing Indebtedness incurred to refinance any Indebtedness incurred pursuant to this Section 6.01(h)) not to exceed the lesser of (x) 75% of the aggregate principal amount of the Notes so redeemed or repurchased and retired and (y) $100,000,000;

(i) all obligations under any arrangement (including (x) adjustments to land purchase price and (y) profit participations) by which future payments are due to the sellers of real property acquired by either the Company, Shea Corp. or any Restricted Subsidiary after a specified period of time following such acquisition or at the time of the subsequent sale of the subject real property, which future payments (i) are based on the subsequent sale price of the subject real property, the allocated costs of developing the subject real property or an amount specified at the time of such acquisition and (ii) may include fixed minimum amounts in respect of such arrangements and true-up payments;

(j) bank overdrafts arising in the ordinary course of business;

(k) obligations under an agreement with any government authority, adjoining (or common masterplan) landowner or seller of real property, in each case entered into in the ordinary course of business in connection with the acquisition of real property, to entitle, develop or construct infrastructure thereupon;

(l) Indebtedness deemed to exist pursuant to the terms of a joint venture agreement as a result of the failure of the Company or any Restricted Subsidiary to make a required capital contribution therein; provided that the only recourse on such Indebtedness is limited to the Company’s or such Restricted Subsidiary’s equity interests in the related joint venture;

(m) obligations relating to, and guarantees and pledges of assets incurred in the ordinary course of business in respect of (x) surety bonds and (y) payments due in respect of community facility district, metro-district, mello-roos, subdivision improvement and similar bonding requirements;

(n) repayment guarantees that constitute Investments made pursuant to the JV Basket; provided that, after giving effect to such guarantees, the Company could invest at least $1.00 in a Restricted Investment pursuant to the JV Basket;

(o) Indebtedness that is Non-Recourse Indebtedness with respect to the Company and the Restricted Subsidiaries;

(p) any guarantee by the Company or any Guarantor of any Indebtedness permitted to be incurred hereunder (other than Sections 6.01(l) and (o)); provided that, in the event such Indebtedness that is being guaranteed is subordinated to the Obligations or a Guarantee, as the case may be, then the related guarantee shall be subordinated in right of payment to the Obligations or such Guarantee, as the case may be;

(q) any Indebtedness incurred by Shea Corp. as a co-issuer or co-guarantor of such Indebtedness with the Company;

(r) Refinancing Indebtedness incurred by the Company or any Guarantor in respect of any Coverage Indebtedness or any Indebtedness incurred pursuant to Sections 6.01(a), (c) and (r); and

(s) other Indebtedness of the Company or any Guarantor in an aggregate principal amount not exceeding $25,000,000 at any time outstanding (including any Refinancing Indebtedness thereof).

SECTION 6.02. Restricted Payments. (a)Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment; provided, however, that a Restricted Payment may be made if (i) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment, (ii) immediately after giving effect to such Restricted Payment the Company could incur at least $1.00 of Coverage Indebtedness in accordance with Section 6.01 and (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made on or after the Closing Date (other than those Restricted Payments described in clauses (iii) through (xiii) of the next paragraph) does not exceed the sum of:

(i) 50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including the first day of the Company’s fiscal quarter during which the Closing Date occurs and ending on the last day of the Company’s fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

(ii) 100% of the aggregate net cash proceeds of and the Fair Market Value of any property or other asset received by the Company from (1) any capital contribution to the

Company after the Closing Date or any issue or sale after the Closing Date of any Qualified Equity Interests and (2) the issue or sale after the Closing Date of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Equity Interests that have been so converted or exercised, plus

(iii) in the case of a distribution on or disposition or repayment of any Restricted Investment, an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (i)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Equity Interests) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of Consolidated Net Income referred to in (i)), plus

(iv) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after the Closing Date in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Closing Date, and only to the extent not included in the calculation of Consolidated Net Income referred to in (i)), an amount equal to the lesser of (x) the proportionate interest of the Company or any Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Unrestricted Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Unrestricted Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Unrestricted Subsidiary’s designation as an Unrestricted Subsidiary.

(b) Notwithstanding the foregoing, the Company, Shea Corp. and any Restricted Subsidiary may make, or agree to pay or make, the following Restricted Payments:

(i) the payment of any dividend or redemption of any Equity Interests or Subordinated Indebtedness within 60 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by the provisions of the preceding paragraph as of the date of declaration and the payment itself will be deemed to have been paid on such date of declaration);

(ii) any Restricted Payment made in exchange for, or out of the net proceeds of the substantially concurrent sale of, Qualified Equity Interests;

(iii) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value by the Company of any Subordinated Indebtedness of the Company, Shea Corp. or any Restricted Subsidiary in exchange for, or out of proceeds of, Refinancing Indebtedness incurred as permitted by and in compliance with Section 6.01;

(iv) Restricted Investments after the Closing Date not to exceed an aggregate amount (net of any returns of capital with respect to such Investments (including by dividend, distribution or sale)) of $10,000,000;

(v) Restricted Investments after the Closing Date in joint ventures not to exceed an aggregate amount (net of any returns of capital with respect to such Investments (including by dividend, distribution or sale)) of $100,000,000; provided, however, that, at the time any such Investment is made, the net book value of the Company’s inventory (including “work-in-progress” inventory, land held for development and land held for sale) and cash securing the Obligations and any other Pari-Passu Lien Obligations is at least 275% of the aggregate principal amount of the Letters of Credit then outstanding plus the aggregate amount of such other Pari-Passu Lien Obligations;

(vi) Restricted Payments made after the Closing Date in respect of Specified Obligations not to exceed $70,000,000; provided, however, that such Restricted Payments may exceed $70,000,000 to the extent that the Company receives a cash equity contribution from JFSCI in the amount of such excess within 10 Business Days following such Restricted Payment;

(vii) Tax Distributions (other than payments with respect to Specified Obligations);

(viii) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company, Shea Corp. or any Restricted Subsidiary with the proceeds of the offering of the Notes;

(ix) the declaration and payment of dividends to holders of any class or series of Disqualified Equity Interests of the Company or any of its Restricted Subsidiaries issued in accordance with and to the extent permitted by Section 6.01; provided, however, that, at the time of payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or result therefrom);

(x) repurchases of Equity Interests deemed to occur upon exercise of equity options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xi) Restricted Payments that are made with cash or Cash Equivalents received by the Company as capital contributions to its equity or from the issuance or sale of Qualified Equity Interests of the Company, in each case, after the Closing Date and are designated at such time as an “Excluded Contribution” pursuant to an officer’s certificate delivered by the Company;

(xii) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to Section 6.04; provided, however, that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer (each, as defined in the Indenture), as applicable, have been purchased, redeemed, defeased or acquired for value; or

(xiii) Restricted Investments after the Closing Date in joint ventures (other than amounts expended in respect of Specified Obligations) in an amount not to exceed an aggregate amount (net of any returns of capital with respect to such Investments (including by dividend, distribution or sale)) of $70,000,000 (the “JV Payment Basket”);

provided that, for purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by the Company, Shea Corp. or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

SECTION 6.03. Transactions with Affiliates. (a)Make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of (i) any Affiliate of the Company, (ii) any Affiliate of any of the Subsidiaries or (iii) any holder of 10% or more of the common equity of the Company (or Affiliates of such holders) (such persons, collectively “Affiliated Persons” and such transactions, collectively, “Affiliate Transactions”), except that the Company or any Restricted Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.

(b) Engage in any Affiliate Transaction (i) in the case of transfers of real property involving more than $10,000,000, unless the consideration paid in respect thereof exceeds the greatest of not less than three Independent Valuations and (ii) in all other cases (A) having a value of more than $2,000,000 unless the terms of such Affiliate Transaction are set forth in writing and a majority of the board of directors of the Company has determined in good faith that the criterion in Section 6.03(a) has been satisfied and (B) having a value of more than $5,000,000 unless the terms of such Affiliate Transaction are set forth in writing and the Company has received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a person who is not an Affiliated Person.

(c) Notwithstanding the foregoing, the following transactions shall not be prohibited by this Section 6.03:

(i) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the board of directors of the Company,

(ii) Equity Interests issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the holders of Equity Interests of the Company,

(iii) any Permitted Investment (other than Permitted Investments described in clause (c)(ii) of the definition of “Permitted Investments”) or Restricted Payment permitted pursuant to Section 6.02,

(iv) any transaction between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries; provided, however, no such transaction shall involve any other Affiliate (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by Section 6.02),

(v) any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously issued as a dividend, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary,

(vi) any Affiliate Transactions consummated in accordance with existing written agreements with Affiliates, or entities in which an Affiliate owns an interest, including amendments thereto, that are no more favorable to the Affiliate in any material respect than the existing terms;

(vii) the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of Holding, the Company or any Restricted Subsidiary; and

(viii) any transaction with an Affiliate that is a joint venture in which the Company or any Restricted Subsidiary has a direct or indirect equity interest so long as the other joint venture partners not constituting Affiliates of the Company approve the subject transaction.

SECTION 6.04. Limitations on Asset Dispositions. (a)Engage in any Asset Disposition unless (i) the Company, Shea Corp. (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof (or at least 90% of the Fair Market Value thereof in the case of a Sale-Leaseback Transaction of a model house) and (ii) not less than 70% of the consideration received by the Company, Shea Corp. (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and/or securities (such securities (x) in the case of equity securities, that are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market and (y) in the case of debt securities, that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or are covered by at least two reputable market makers); provided that, the amount of (A) any Indebtedness (other than any Subordinated Indebtedness) of any of the Company, Shea Corp. or any Restricted

Subsidiary that is actually assumed by the transferee in such Asset Disposition (provided that the Company, Shea Corp. or Restricted Subsidiary, as the case may be, making the Asset Disposition is released from its obligations with respect to such Indebtedness), (B) any notes or other obligations received by the Company, Shea Corp. or any Restricted Subsidiary which are immediately converted into cash and (C) the Fair Market Value of any property or other asset (including Equity Interests of any person that will be a Restricted Subsidiary following receipt thereof) received that are used or useful in a Real Estate Business (as defined below) (provided that to the extent that the assets disposed of in such Asset Disposition were Collateral, such property or assets are pledged as Collateral under the Security Documents substantially contemporaneously with such sale, to the extent required to do so pursuant to such Security Documents), shall be deemed to be consideration required by clause (b) above for purposes of determining the percentage of such consideration received by the Company, Shea Corp. or the Restricted Subsidiary.

(b) The net cash proceeds of an Asset Disposition shall, within one year of such Asset Disposition, at the Company’s election, be utilized in a manner permitted under the Note Documents; provided that, if the Company, Shea Corp. or the applicable Restricted Subsidiary do not reinvest the proceeds from such Asset Dispositions as necessary to avoid any requirement to offer to repurchase Notes then, if the cumulative repurchasing of Notes would exceed $50,000,000, the Company shall cash collateralize any then outstanding Letters of Credit (at the Minimum Collateral Amount) and as a condition to the issuance of a Letter of Credit or any increase in the amount of any Letter of Credit thereafter, the Company shall cash collateralize such Letters of Credit so that at all times, the outstanding Letters of Credit are cash collateralized (at the Minimum Collateral Account).

SECTION 6.05. Liens. Create, incur, assume or suffer to exist any Lien on any property or assets (including Equity Interests or other securities or Indebtedness of any person, including the Company or any Restricted Subsidiary) now owned or hereafter acquired by it, except:

(a) Liens for taxes, assessments or governmental or quasi-government charges or claims that (i) are not yet delinquent, (ii) are being contested in compliance with Section 5.07 or (iii) encumber solely property abandoned or in the process of being abandoned;

(b) landlords, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, suppliers’ or other Liens arising in the ordinary course of business and securing obligations that are not delinquent or which are being contested in compliance with Section 5.07;

(c) Liens (other than Liens imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workmen’s compensation, unemployment insurance and other types of social security;

(d) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contracts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of a like nature (other than obligations for the payment of borrowed money), in each case incurred in the ordinary course of business;

(e) attachment or judgment Liens; provided that such Liens do not violate Article VII;

(f) recorded or unrecorded easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations, assessment district or similar Liens in connection with municipal or special district financing, agreements with adjoining landowners or state or local government authorities and other similar charges, burdens and encumbrances which do not, individually or in the aggregate, materially impair the use or development of the assets to which they relate in the ordinary course of business of the Company, Shea Corp. and the Restricted Subsidiaries,

(g) zoning restrictions, licenses, restrictions on use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company, Shea Corp. or any of the Restricted Subsidiaries;

(h) Liens securing Indebtedness incurred pursuant to Sections 6.01(b), (e) and (h); provided, however, that any such Liens rank pari-passu with the Obligations and such Indebtedness is subject to the Intercreditor Agreement;

(i) Liens securing Indebtedness incurred pursuant to Section 6.01(i); provided, however, that such Liens apply only the property acquired in connection with the incurrence of such Indebtedness and related properties acquired from the same seller;

(j) Liens securing (i) the Notes (other than Additional Notes) and Exchange Notes, the Guarantees thereof, (ii) other obligations under the Notes Documents and (iii) any obligations owing to the trustee or the Collateral Agent under the Indenture, Note Documents or Credit Documents; provided that all such Liens described in this clause (j) also secure the Obligations;

(k) Liens securing Non-Recourse Indebtedness of the Company, Shea Corp. or any Restricted Subsidiary;

(l) Liens securing Indebtedness incurred pursuant to Sections 6.01(f) and (g); provided, however, that such Liens apply only to the property acquired in connection with the incurrence of such Indebtedness within 180 days after such incurrence;

(m) Liens on property or assets of the Company, Shea Corp. or any Restricted Subsidiary securing Indebtedness of the Company, Shea Corp. or any

Restricted Subsidiary owing to the Company, Shea Corp. or one or more Restricted Subsidiaries;

(n) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company, Shea Corp. and the Restricted Subsidiaries,

(o) any right of first refusal, right of first offer option, contract or other agreement to sell an asset; provided that such sale is not otherwise prohibited under the Note Documents;

(p) any right of a lender or lenders to which the Company, Shea Corp. or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company, Shea Corp. or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates;

(q) any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company, Shea Corp. and the Restricted Subsidiaries,

(r) Liens for homeowners and property owner association developments and assessments;

(s) Liens on deposits made in the ordinary course of business as security for the obligations of the Company, Shea Corp. and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers;

(t) any Lien on any Property of a person existing at the time such person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided, however, that (i) such Lien was in existence prior to the contemplation of such merger or consolidation or acquisition and (ii) such Lien does not extend to any assets other than those of the person being merged into or consolidated with the Company or the Subsidiary or acquired by the Company or its Subsidiaries;

(u) Liens on specific items of inventory or other goods and proceeds of any person securing such person’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(v) Liens incurred in the ordinary course of business to secure (i) profit and price participation arrangements and (ii) fees, taxes and carry costs on, in respect of or owing to governmental issuers (including enterprises thereof) of community facility district, mello-roos, metro-district or similar bonding obligations,

(w) Licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any Restricted Subsidiary,

(x) Liens of lessor, sublessor or licensor arising under any lease, sublease or license entered into by the Company or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company or any Restricted Subsidiary, and covering only the Property or assets so leased, subleased or licensed,

(y) any (i) interest or title of a lessor or sublessor under any lease of a Property or asset not prohibited hereunder, (ii) Lien or restriction that the interest or title of such lessor or sublessor may be subject to or (iii) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (ii), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease,

(z) pledges, deposits and other Liens existing under, or required to be made in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder,

(aa) Liens, encumbrances or other restrictions contained in any joint venture agreement entered into by the Company or any Restricted Subsidiary with respect to the equity interests issued by the relevant joint venture or the assets of such joint venture,

(bb) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease of Property leased by the Company or any Restricted Subsidiary, in each case with respect to the property so leased, and customary Liens and rights reserved in any lease for rent or for compliance with the terms of such lease,

(cc) Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business;

(dd) Liens securing Refinancing Indebtedness (or successive refinancings) in whole or in part of any Indebtedness secured by any Lien pursuant to Sections 6.05(i), (j), (l) and (t); provided that:

(i) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under Sections 6.05(i), (j), (l) and (t) at the time the original Lien was incurred and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, and

(ee) Liens securing Indebtedness incurred pursuant to Section 6.01(s); provided, however, that to the extent such Indebtedness constitutes Indebtedness of the type described in clause (a) of the definition of Indebtedness (other than a note evidencing the deferred purchase price of property), any such Liens rank pari-passu with the Obligations and such Indebtedness is subject to the Intercreditor Agreement.

SECTION 6.06. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property unless (a) such transaction would be permissible pursuant to Section 6.01 (b) any Liens arising in connection therewith are permitted by Section 6.05 (without equally and ratably securing the Obligations), (c) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale and Lease-Back Transaction are at least equal to the Fair Market Value of such property (or at least 90% of the Fair Market Value in the case of a Sale and lease-Back Transaction of a model house) and (d) the Company applies the proceeds of such transaction in compliance with Section 6.04.

SECTION 6.07. Restrictions Affecting Restricted Subsidiaries. (a)Create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions on its Equity Interests or any other interest or participation in, or measured by, its profits, owned by the Company, Shea Corp. or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary;

(ii) make loans or advances to the Company, Shea Corp. or any other Restricted Subsidiary; or

(iii) transfer any of its property or assets to the Company, Shea Corp. or any other Restricted Subsidiary.

(b) Notwithstanding the foregoing, Section 6.07(a) shall not apply to:

(i) encumbrances or restrictions existing under or by reason of applicable law, including judicial or regulatory actions;

(ii) contractual encumbrances or restrictions in effect at or entered into on the Closing Date;

(iii) any restrictions or encumbrances arising under (A) Acquired Indebtedness or (B) appearing in any agreements acquired or assumed in connection with the acquisition of property; provided, however, that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries prior to such acquisition;

(iv) any Lien permitted under Section 6.05, or any other agreement restricting the sale or other disposition of property, if such permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder;

(v) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted hereunder;

(vi) customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business;

(vii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(viii) encumbrances or restrictions existing under or by reason of (A) the Note Documents, (B) the Credit Documents or (C) the definitive agreements governing any other Indebtedness that is pari-passu with the Obligations and the Notes that is permitted to be incurred after the Closing Date in accordance with Section 6.01; provided, however, that in the case of clause (C), (x) either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such definitive agreements or (ii) the Company determines at the time any such additional pari-passu Indebtedness is incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Company’s or any Restricted Subsidiary’s ability to make principal or interest payments on the Obligations and any other Indebtedness that is an obligation of the Company or any Restricted Subsidiary, as applicable, and (y) the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings or agreements (as determined by the Company in good faith);

(ix) purchase money obligations that impose restrictions on the property so acquired of the nature described in clause (iii) of Section 6.07(a);

(x) Liens permitted under Section 6.05 securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

(xi) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements;

(xii) customary provisions of any franchise, distribution or similar agreements;

(xiii) restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business;

(xiv) any encumbrances or restrictions existing under (A) development agreements or other contracts entered into with municipal entities, agencies or sponsors in connection with the entitlement or development of real property or (B) agreements for funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder;

(xv) any encumbrances or restrictions contained in any joint venture agreement entered into by the Company or any of its Restricted Subsidiaries, to the extent binding upon the assets of the relevant joint venture, together with any encumbrances or restrictions contained in any agreement entered into by any such joint venture; and

(xvi) any encumbrance or restrictions of the type referred to in clauses (i), (ii) or (iii) of Section 6.07(a) imposed by any amendments, modifications, restatements, renewals, supplements, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (ii), (iii), (viii) and (ix) of this Section 6.07(b); provided, however, that such amendments, modifications, restatements, renewals, supplements, replacements or refinancings are, in the good faith judgment of the board of directors of the Company, no more restrictive in any material respect with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, supplement, replacement or refinancing.

SECTION 6.08. Mergers, Consolidation and, Sales of Assets. (a) In the case of the Company, Shea Corp. and any other Guarantor, merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, convey, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its Obligations or obligations under the Note Documents, to any person (in each case other than in a transaction in which the Company, Shea Corp. or a Guarantor is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition, liquidation or dissolution) unless:

(i) the person formed by or surviving such consolidation or merger (if other than the Company, Shea Corp. or the Restricted Subsidiary as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by written agreement in a form reasonably satisfactory to the Administrative Agent all the obligations of the Company, Shea Corp. or the Restricted Subsidiary, as the case may be, under this Agreement, the Intercreditor Agreement and the Security Documents;

(ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

(iii) immediately after giving effect to such transaction, the Company (or its Successor) could incur at least $1.00 of Coverage Indebtedness in accordance with Section 6.01.

(b) Notwithstanding the foregoing, (i) this Section 6.08 shall not apply to any Restricted Subsidiary that is not a Guarantor and (ii) the Company, Shea Corp. and any other Guarantor may consummate the following transactions:

(i) a transaction involving the sale or disposition of Equity Interests of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee as provided herein;

(ii) a transaction the purpose of which is to change the state of incorporation of the Company, Shea Corp. or any Restricted Subsidiary;

(iii) a liquidation or dissolution of any Restricted Subsidiary, other than Shea Corp.; or

(iv) a sale, lease, conveyance or other disposition of all or substantially all the assets of any Restricted Subsidiary in connection with the sale or wind-down of retail or other land sales by such Restricted Subsidiary.

SECTION 6.09. Line of Business. Engage in any business other than homebuilding, housing construction, real estate (including masterplan) development or construction and the sale of homes and related real estate activities including the provision of mortgage financing or title insurance or any other business substantially related or reasonably incidental thereto (collectively, a “Real Estate Business”).

SECTION 6.10. Limitations on Shea Corp.. Shea Corp. may not hold any material assets (other than Indebtedness owing to Shea Corp. by the Company or any Restricted Subsidiary and non-material Cash Equivalents), become liable for any obligations or engage in any business activities (other than treasury, cash management and activities incidental thereto); provided, however, that Shea Corp. may be a co-obligor or co-guarantor with respect to the Notes or any other Indebtedness or other obligations if the Company is an obligor or guarantor of such Indebtedness or obligations. Shea Corp. shall be a wholly-owned Subsidiary of the Company at all times. At any time after the Company or any successor to the Company is a corporation, Shea Corp. may merge with or consolidate into the Company or any Subsidiary of the Company.

ARTICLE VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with any Credit Document or the issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Credit Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b) default shall be made in the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Credit Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d) default shall be made in the due observance or performance by the Company, Shea Corp. or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01 or 5.08 or in Article VI, and such default shall continue unremedied for a period of five Business Days (i) after notice thereof from the Administrative Agent or the Required Participants to the Company or (ii) after any person at the Company has obtained knowledge thereof;

(e) default shall be made in the due observance or performance by the Company, Shea Corp. or any Restricted Subsidiary of any covenant, condition or agreement contained in any Credit Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Participants to the Company;

(f) (i) the Company, Shea Corp. or any Restricted Subsidiary shall fail to pay any principal, interest or other amount due in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable cure or grace period) or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable cure or grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or that results in the termination or permits any counterparty to terminate any Interest Protection Agreement the obligations under which constitute Material Indebtedness; provided that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g) a court of competent jurisdiction enters an order or decree under Title 11 of the United States Code, as now constituted or hereafter amended, or any similar Federal or state law for the relief of debtors (collectively, “Bankruptcy Law”) that: (i) is for relief against the Company, Shea Corp. or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case; (ii) appoints a receiver, trustee, assignee, liquidator or similar official (a “Custodian”) of the Company, Shea Corp. or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all the property of the Company, Shea Corp. or any Restricted Subsidiary that is a Significant Subsidiary; or (iii) orders the liquidation of the Company, Shea Corp. or any Restricted Subsidiary that is a Significant Subsidiary and, in each case, the order or decree remains unstayed and in effect for 60 days;

(h) the Company, Shea Corp. or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all its property, or (iv) makes a general assignment for the benefit of its creditors;

(i) a final judgment or judgments that exceed $10,000,000 or more (net of insurance available to the Company, Shea Corp. or Restricted Subsidiary and expected (in the good faith judgment of the Company) to be available to satisfy such judgment), individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the

Company, Shea Corp. or any of the Restricted Subsidiaries and such judgment or judgments is not satisfied, bonded, stayed, annulled or rescinded within 60 days of being entered;

(j) an ERISA Event shall have occurred that, in the opinion of the Required Participants, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Company and its ERISA Affiliates in an aggregate amount exceeding $2,000,000;

(k) any Guarantee made in Article X for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under such Guarantee (other than as a result of the discharge of such Guarantor in accordance with the terms of the Credit Documents);

(l) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Company or any other Credit Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Security Agreement and except to the extent that such loss is covered by a lender’s title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy; or

(m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Shea Corp. or the Company described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Participants shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the Obligations so declared to be due and payable shall become due and payable immediately, and any unpaid accrued Fees and all other liabilities of the Company accrued hereunder and under any other Credit Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Credit Document to the contrary notwithstanding and (iii) require that the Company comply with Section 2.01(j); and in any event with respect to Shea Corp. or the Company described in paragraph (g) or (h) above, the Commitments shall automatically terminate and Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Company accrued hereunder and under any other Credit Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any other Credit Document to the contrary notwithstanding, and the Company shall immediately comply with the requirements of Section 2.01(j).

ARTICLE VIII

The Administrative Agent

Each of the Participants and the Issuing Bank hereby irrevocably appoints the Administrative Agent (for purposes of this Article VIII, the Administrative Agent is referred to as the “Agent”) to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Credit Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each of the Issuing Bank and each Participant (a) expressly authorizes and instructs the Agent to enter into the Intercreditor Agreement and (b) hereby agrees that it will be bound by the provisions of the Intercreditor Agreement. The provisions of this Article are solely for the benefit of the Agent, the Participants and the Issuing Bank, and neither the Company nor any other Credit Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Participant as any other Participant and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Company, Shea Corp. or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder and without any duty to account therefore to the Participants.

The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Agent is required to exercise as directed in writing by the Required Participants (or such other number or percentage of the Participants as shall be necessary under the circumstances as provided in Section 9.08) provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Participant in violation of any Bankruptcy Law, and (c) except as expressly set forth herein or in the other Credit Documents, the Agent shall not have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Company, Shea Corp. or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Participants (or such other number or percentage of the Participants as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent in writing by the Company, Shea Corp. or a Participant, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Credit Document, (iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Credit Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper person. The Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Participant or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Participant or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Participant or Issuing Bank prior to the issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Agent may perform any and all its duties and exercise its rights and powers under any Credit Document by or through any one or more sub-agents appointed by it. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the

Related Parties of the Agent and any such sub-agent as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents

The Agent may at any time give notice of its resignation to the Participants, the Issuing Bank and the Company. Upon receipt of any such notice of resignation, the Required Participants shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Participants and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier date as shall be agreed by the Required Participants)( the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of the Participants and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

If the person serving as Agent is a Defaulting Participant pursuant to clause (d) of the definition thereof, the Required Participants may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such person as Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Participants and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Participants) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Participant and the Issuing Bank directly, until such time, if any, as the Required Participants appoint a successor Agent as provided for above. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the Credit Documents, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

Each Participant and Issuing Bank acknowledges that it has, independently and without reliance upon the Agent or any other Participant or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Participant and Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Participant and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Credit Document, any related agreement or any document furnished hereunder or thereunder.

Anything herein to the contrary notwithstanding, the Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Agent, a Participant or an Issuing Bank hereunder.

In case of the pendency of any proceeding under any Bankruptcy Law, the Agent (irrespective of whether the principal of any L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Participants, the Issuing Bank and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Participants, the Issuing Bank and the Agent and their respective agents and counsel and all other amounts due the Participants, the Issuing Bank and the Agent under Sections 2.01, 2.02 and 9.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Participant and Issuing Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Participants and the Issuing Bank, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.02 and 9.05.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. (a)Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to the Company or Shea Corp., to it at 655 Brea Canyon Road, Walnut, California 91788-0487, Attention of Chief Financial Officer (Fax No. (909) 869-0849);

(ii) if to the Administrative Agent, to Credit Suisse, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Fax No. (212) 325-8304);

(iii) if to a Participant, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Participant shall have become a party hereto; and

(iv) if to the Issuing Bank, to it at Trade Finance/Services Department, One Madison Avenue, 2nd Floor, New York, NY 10010, Attention of Adrian Silghigian (Fax No. (212) 743-1267);.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Participants and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Participant or Issuing Bank pursuant to Article II if such Participant or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i)

and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(e) Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Bank and the other Participants by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(f) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Credit Parties, any Participant or any other person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the any Credit Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Credit Party provides to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Participant or the Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Company or Shea Corp. herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Participants and the Issuing Bank and shall survive the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Participants or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the any Fee or any other amount payable under this Agreement or any other Credit Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.02, 2.04 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Administrative Agent, any Participant or the Issuing Bank.

SECTION 9.03. Binding Effect. Except as provided in Section 4.02, this Agreement shall become effective when it shall have been executed by the Company, Shea Corp. and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

SECTION 9.04. Successors and Assigns. (a)Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company, Shea Corp., the Administrative Agent, the Issuing Bank or the Participants that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Participant and no Participant may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section or (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, persons to whom participations are sold to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Participants) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Each Participant may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment); provided that any such assignment shall be subject to the following conditions:

(i) in the case of an assignment of the entire remaining amount of the assigning Participant’s Commitment and/or participations in L/C Disbursements at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified below in the aggregate or in the case of an assignment to another Participant, an Affiliate of a Participant or an Approved Fund, no minimum amount need be assigned;

(ii) in any case not described in paragraph (b)(i) of this Section, the aggregate amount of the Commitment or, if the applicable Commitment is not then in effect, the L/C Exposure of the assigning Participant subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);

(iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Participant’s rights and obligations under this Agreement with respect to the Commitment assigned;

(iv) no consent shall be required for any assignment except to the extent required by paragraph (b)(ii) of this Section and, in addition:

(a) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Participant, an Affiliate of a Participant or an Approved Fund; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof;

(b) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitments if such assignment is to a person that is not a Participant with a Commitment, an Affiliate of such Participant or an Approved Fund with respect to such Participant; and

(c) the consent of the Issuing Bank shall be required for each assignment;

(v) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent) and the assignee, if it shall not be a Participant, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms;

(vi) no such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries or (B) to any Defaulting Participant or any of its subsidiaries, or any person who, after becoming a Participant hereunder, would constitute any of the foregoing persons;

(vii) no assignment shall be to a natural person; and

(viii) in connection with any assignment of rights and obligations of any Defaulting Participant hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Participant and the Administrative Agent, the applicable pro rata share of L/C Disbursements (or participations therein) previously requested but not funded by the Defaulting Participant, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Participant to the Administrative Agent, the Issuing Bank and each other Participant hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Participant hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Participant for all purposes of this Agreement until such compliance occurs.

(ix) Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Participant under this Agreement, and the assigning Participant thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Participant’s rights and obligations under this Agreement, such Participant shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.05, 2.09 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Participant will constitute a waiver or release of any claim of any party hereunder arising from that Participant’s having been a Defaulting Participant. Any assignment or transfer by a Participant of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Participant of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Participants, and the Commitment of each Participant pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Company, the Administrative Agent, the Issuing Bank and the Participants may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Participant hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and the Issuing Bank, at any reasonable time and from time to time upon reasonable prior notice.

(d) Each Participant may without the consent of the Company, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other persons (other than a natural person, the Company or any of the Company’s Affiliates or Subsidiaries) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment); provided, however, that (i) such Participant’s obligations under this Agreement shall remain unchanged and (ii) such Participant shall remain solely responsible to the other parties hereto for the performance of such obligations. Any agreement or instrument pursuant to which a Participant shall sell a participation shall provide that such Participant retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or person hereunder, increasing or extending the Commitments in which such participating bank or person has an interest or releasing any Guarantor (other than in connection with the sale of such Guarantor in a transaction permitted by Section 6.08) or all or substantially all of the Collateral). Each Participant shall maintain a register (the “Participation Register”) identifying any person to whom it has sold a participation and each Participant shall provide access to such Participation Register to the Company upon the Company’s reasonable request.

(e) A person to which a Participant sells a participation shall not be entitled to receive any greater payment under Sections 2.05 and 2.09 than the applicable Participant would have been entitled to receive with respect to the participation sold to such person (except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such person acquired the applicable participation), unless the sale of the participation to such person is made with the Company’s prior written consent. A person to which a Participant sells a participation that would be a Foreign Participant if it were a Participant shall not be entitled to the benefits of Section 2.09 unless the Company is notified of the participation sold to such participant and such participant agrees, for the benefit of the Company, to comply with Section 2.09 as though it were a Participant.

(f) Any Participant may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Participant, including any pledge or assignment to secured obligations to a Federal Reserve Rate; provided that no such pledge or assignment shall release such Participant from any of its obligations hereunder or substitute any such pledge or assignee for such Participant as a party hereto.

(g) In the event that any Participant shall become a Defaulting Participant or S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Participants that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Participant becomes a Participant, downgrade the long-term certificate deposit ratings of such Participant, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Participant that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) (or, with respect to any Participant that is not rated by any such ratings service or provider or the Issuing Bank shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Participant, or a material impairment of the ability of any such Participant to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Participant became a Participant) then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Participant and the Administrative Agent, to replace such Participant with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Participant hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Participant in immediately available funds on the date of such assignment any amounts accrued for such Participant’s account or owed to it hereunder.

SECTION 9.05. Expenses; Indemnity. (a) The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Participant or the Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Participant or the Issuing Bank), any Participant or the Issuing Bank, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such extensions of credit hereunder.

(b) The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Participant and the Issuing Bank, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company or any other Credit Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee (or any Related Party of such Indemnitee) or (y) solely in the case of a claim brought by the Borrower, a material breach of such Indemnitee’s obligations under the Credit Documents in bad faith.

(c) To the extent that the Company for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Participant severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Participant’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Participant’s share of the Total L/C Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Participant); provided that with respect to such unpaid amounts owed to the Issuing Bank solely in its capacity as such, only the Participants shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Participants’ Pro Rata Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Issuing Bank in connection with such capacity.

(d) To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(e) All amounts due under this Section shall be payable promptly after demand therefor.

(f) Each party’s obligations under this Section shall survive the termination of the Credit Documents and payment of the obligations hereunder.

SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Participant, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Participant, the Issuing Bank or any such Affiliate, to or for the credit or the account of the Company or any other Credit Party against any and all of the obligations of the Company or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Participant or the Issuing Bank or their respective Affiliates, irrespective of whether or not such Participant, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Company or such Credit Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Participant or the Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Participant shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Participant from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Participants, and (y) the Defaulting Participant shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Participant as to which it exercised such right of setoff. The rights of each Participant, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Participant, the Issuing Bank or their respective Affiliates may have. Each Participant and the Issuing Bank agree to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.07. Applicable Law. This Agreement and the other Credit Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Credit Document (except, as to any other Credit Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 9.08. Waivers; Amendment. (a)No failure or delay of the Administrative Agent, any Participant or the Issuing Bank in exercising any power or right hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Participants hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Credit Document or consent to any departure by the Company or any other Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Company or Shea Corp. in any case shall entitle the Company or Shea Corp. to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Credit Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company, Shea Corp. and the Required Participants; provided, however, that no such agreement shall (i) decrease the principal amount of or extend the date for reimbursement of an L/C Disbursement or payment of interest thereon, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any L/C Disbursement, without the prior written consent of the Issuing Bank and each Participant directly adversely affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Participant without the prior written consent of such Participant, (iii) amend or modify the pro rata requirements of Section 2.06, the provisions of Section 9.04(g) or the provisions of this Section or release all or substantially all the value of the Guarantees or all or substantially all of the Collateral, without the prior written consent of, the Issuing Bank and each Participant or (iv) reduce the percentage contained in the definition of the term “Required Participants” without the prior written consent of each Participant; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder or under any other Credit Document without the prior written consent of the Administrative Agent or the Issuing Bank.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any L/C Disbursement (or participation therein), together with all fees, charges and other amounts which are treated as interest on such L/C Disbursement (or participation therein) under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum

Rate”) which may be contracted for, charged, taken, received or reserved by the Issuing Bank or the Participant holding such participation in accordance with applicable law, the rate of interest payable in respect of such L/C Disbursement (or participation therein) hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such L/C Disbursement (or participation therein) but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Issuing Bank or Participant in respect of other participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Issuing Bank or Participant.

SECTION 9.10. Entire Agreement. This Agreement and the other Credit Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Credit Documents. Nothing in this Agreement or in the other Credit Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Participants) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Credit Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. (a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed signature page to this Agreement by facsimile transmission or in electronic (i.e., “pdf” or “tif”) format shall be as effective as delivery of a manually signed counterpart of this Agreement.

(b) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Shea Corp. and the Company hereby irrevocably and unconditionally agrees, that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Participant, the Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent, any Participant or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Company, Shea Corp. or their respective properties in the courts of any jurisdiction.

(b) Each of Shea Corp. and the Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Documents in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.16. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Participants agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates and to its Related Parties (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority or purporting to have jurisdiction over such person or its Related Parties (including any self-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under the other Credit Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (i) any assignee of or participant in, or any prospective assignee of or participant in any of its rights or obligations under this

Agreement and the other Credit Documents or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP with respect to the facility, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.16 or (y) becomes available to the Administrative Agent, any Participant the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Company. For the purposes of this Section, “Information” shall mean all information received from the Company or Shea Corp. and related to the Company or Shea Corp. or their respective businesses, other than any such information that was available to the Administrative Agent, the Issuing Bank or any Participant on a nonconfidential basis prior to its disclosure by the Company or Shea Corp. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

SECTION 9.17. USA PATRIOT Act Notice. The Issuing Bank, each Participant and the Administrative Agent (for itself and not on behalf of any Participant) hereby notifies Shea Corp. and the Company that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Shea Corp. and the Company, which information includes the name and address of Shea Corp. and the Company and other information that will allow the Issuing Bank, such Participant or the Administrative Agent, as applicable, to identify Shea Corp. and the Company in accordance with the USA PATRIOT Act.

ARTICLE X

GUARANTEE

SECTION 10.01. The Guarantee. Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Company or any other Credit Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 10.02. Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether (i) at the stated maturity, by acceleration or otherwise and (ii) or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Company, any other party, or any other person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all Obligations, whether currently existing or hereafter incurred.

SECTION 10.03. No Limitations. (a)Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 10.10 and except for the limitations set forth in Section 10.09 or, with respect to any Guarantor that becomes a party hereto pursuant to Section 10.08 or otherwise, in any Supplement to this Agreement, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations, or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by reason of:

(i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Credit Document or otherwise;

(ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Credit Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Administrative Agent or any other Secured Party for the Obligations or any of them;

(iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations;

(v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash or immediately available funds of all the Obligations (other than contingent or unliquidated obligations or liabilities));

(vi) any illegality, lack of validity or enforceability of any Obligation;

(vii) any change in the corporate existence, structure or ownership of any Credit Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting a Credit Party or its assets; or

(viii) any other circumstance (including without limitation, any statute of limitations but excluding, the payment in full in cash or immediately available funds of all the Obligations (other than contingent or unliquidated expense reimbursement or indemnification obligations or liabilities) or any existence of or reliance on any representation by the Administrative Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Company or the Guarantor or any other guarantor or surety.

(ix) Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Company or any other Credit Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company or any other Credit Party, other than the payment in full in cash of all the Obligations. The Administrative Agent and the other Secured Parties may, subject to the terms of the Security Documents, instruct the Collateral Agent to foreclose (and the Collateral Agent may foreclose) on any security held by or on behalf of one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Company or any other Credit Party or exercise any other right or remedy available to them against the Company or any other Credit Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Company or any other Loan Party, as the case may be, or any security.

SECTION 10.04. Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Company, any other Credit Party or otherwise or in the event that any contingent or unliquidated obligations or liabilities are not paid in full when due.

SECTION 10.05. Agreement To Pay; Contribution; Indemnity and Subrogation. (a)In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company or any other Credit Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation.

(b) Each Guarantor that makes a payment under its guarantee shall be entitled, upon payment in full of all Obligations, to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

(c) In the event that (a) a payment in respect of an obligation shall be made by any Guarantor, the Company and Shea Corp. shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payments shall have been made to the extent of such payment and (b) any assets of any Guarantor shall be sold pursuant to this Agreement or any Security Document to satisfy in whole or in part any Obligation owed to any Secured Party, the Company and Shea Corp. shall indemnify such Guarantor in an amount equal to the greater of the book value of the fair marked value of the assets so sold.

(d) Each Guarantor (a “Contributing Party”) agrees (subject to Section 10.07) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Issuers as provided in paragraph (c) above, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 10.08, the date of the supplement hereto executed and delivered by such Guarantor). Any

Contributing Party making any payment to a Claiming Party pursuant to this Section 10.05 shall (subject to Section 10.07) be subrogated to the rights of such Claiming Party under paragraph (c) to the extent of such payment.

SECTION 10.06. Information. Each Guarantor (a) assumes all responsibility for being and keeping itself informed of the Company’s and each other Credit Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and (b) agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 10.07. Subordination. (a)Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Section 10.05 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Obligations. No failure on the part of the Issuers or any Guarantor to make the payments required by Section 10.05 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor, either of the Issuers or any other Subsidiary shall be fully subordinated to the payment in full in cash of the Obligations.

SECTION 10.08. Additional Guarantors. Upon execution and delivery by the Administrative Agent and any Subsidiary that is required to become a party hereto by Section 5.05 of an instrument in the form of Exhibit F hereto (with such additions to such form as the Administrative Agent and the Company may reasonably agree in the case of any such Subsidiary) (a “Supplement”), such entity shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

SECTION 10.09. Maximum Liability. Each Guarantor, and by its acceptance of this guarantee, the Administrative Agent and each Participant hereby confirms that it is the intention of all such Persons that this guarantee and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or non-U.S. law to the extent applicable to this guarantee and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the Participants and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this guarantee at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.10. Release of Guarantors. A Guarantor will be released from its obligations under this Article X (other than any obligation that may have arisen under Section 10.05):

(i) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Guarantor) or other disposition (including by way of consolidation or merger) of a Guarantor,

(ii) upon the sale or disposition of all or substantially all the assets of such Guarantor,

(iii) upon the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Agreement,

(iv) upon the full satisfaction of the Obligations;

(v) provided, however, that in the case of clauses (i) and (ii) above, (A) such sale or other disposition is made to a person other than the Company or a Subsidiary of the Company, (B) such sale or disposition is otherwise permitted by this Agreement and (C) the Company provides an Officers’ Certificate to the Administrative Agent to the effect that the Company will comply with its obligations under Section 6.04.

(vi) At the request of the Company, the Administrative Agent shall execute and deliver an appropriate instrument evidencing such release.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SHEA HOMES LIMITED PARTNERSHIP,
a California limited partnership

By:	/s/ James G. Shontere
	Name:	James G. Shontere
	Title:	Secretary

By:	/s/ Robert R. O’Dell
	Name:	Robert R. O’Dell
	Title:	Treasurer

SHEA HOMES FUNDING CORP., a Delaware corporation

By:	/s/ James G. Shontere
	Name:	James G. Shontere
	Title:	Chief Financial Officer and Secretary

By:	/s/ Robert R. O’Dell
	Name:	Robert R. O’Dell
	Title:	Vice President

[Signature Page to the Letter of Credit Facility Agreement]

GUARANTORS:

HIGHLANDS RANCH DEVELOPMENT CORPORATION,

a Colorado corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

MONTY GREEN HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

MOUNTAINBROOK VILLAGE COMPANY, an Arizona corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SAND CREEK CATTLE COMPANY, a Colorado corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SERENADE AT NATOMAS, LLC, a California limited liability company

By:	Shea Homes, Inc., a Delaware corporation, Its sole Member

	By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

	By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SEVILLE GOLF AND COUNTRY CLUB, LLC, an Arizona limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its Sole Member and Manager

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management, Inc., a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA BREA DEVELOPMENT, LLC, a Delaware limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its Sole Member and Manager

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management, Inc., a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA CAPITAL II, LLC, a Delaware limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its Manager

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management, Inc., a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA COMMUNITIES MARKETING COMPANY,

a Delaware corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA FINANCIAL SERVICES, INC., a California corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA HOMES, INC., a Delaware corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA HOMES AT MONTAGE, LLC, a California limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA HOMES SOUTHWEST, INC., an Arizona corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA HOMES VANTIS, LLC, a California limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA INSURANCE SERVICES, INC., a California corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA LA QUINTA LLC, a California limited liability company

By:	Shea Homes, Inc., a Delaware corporation, Its sole Member

	By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

	By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA NINTH AND COLORADO, LLC, a Colorado limited liability company

By:	Shea Homes Limited Partnership, a California limited partnership, Its sole Member and Manager

	By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

		By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

			By:	J.F. Shea Construction Management, Inc., a California corporation, Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA OTAY VILLAGE 11, LLC,
a California limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Sole Member

	By:	J.F. Shea, L.P.,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA PROCTOR VALLEY, LLC,
a California limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Sole Member

	By:	J.F. Shea, L.P.,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA PROPERTIES OF COLORADO, INC.,
a Colorado corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA RIVERMARK VILLAGE, LLC, a California limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Sole Member and Manager

	By:	J.F. Shea, L.P.,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHEA TONNER HILLS, LLC,
a Delaware limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its sole Member and Manager

	By:	J.F. Shea, L.P.,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHEA VICTORIA GARDENS, LLC,
a Florida limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SH JUBILEE, LLC,
a Delaware limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SH JUBILEE MANAGEMENT, LLC, a Delaware limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

SHI JV HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

SHLP JV HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

TOWER 104 GATHERING, LLC,
a Colorado limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Sole Member and Manager

	By:	J.F. Shea, L.P.,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

TOWER 104 OIL, LLC,
a Colorado limited liability company

By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Sole Member and Manager

	By:	J.F. Shea, L.P.,
a Delaware limited partnership,
Its sole General Partner

		By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

			By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

				By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

				By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

TRILOGY ANTIOCH, LLC,
a California limited liability company

By:	SHEA CAPITAL II, LLC,
a Delaware limited liability company,
Its sole Member

	By:	Shea Homes Limited Partnership,
a California limited partnership,
Its Manager

	By:	J.F. Shea, L.P.,
a Delaware limited partnership,
Its sole General Partner

	By:	JFS Management, L.P.,
a Delaware limited partnership,
Its sole General Partner

	By:	J.F. Shea Construction Management, Inc.,
a California corporation,
Its sole General Partner

	By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

	By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

UDC ADVISORY SERVICES, INC.,
an Illinois corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

UDC HOMES CONSTRUCTION, INC.,
an Arizona corporation

By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

VISTANCIA CONSTRUCTION, LLC, a Delaware limited liability company

By:	Shea Homes Southwest, Inc.,
an Arizona corporation,
Its Manager

	By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

	By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

VISTANCIA MARKETING, LLC, a Delaware limited liability company

By:	Shea Homes Southwest, Inc.,
an Arizona corporation,
Its Manager

	By:	/s/ James G. Shontere
Name: James G. Shontere
Title: Secretary

	By:	/s/ Robert R. O’Dell
Name: Robert R. O’Dell
Title: Treasurer

[Signature Page to the Letter of Credit Facility Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent and Issuing Bank,

by	/s/ BILL O’DALY
	Name:	BILL O’DALY
	Title:	DIRECTOR

by	/s/ Sanja Gazahi
	Name:	Sanja Gazahi
	Title:	Associate

[Signature Page to the Letter of Credit Facility Agreement]

SCHEDULE 1.01(b)

SUBSIDIARY GUARANTORS

Name	Form of Entity	Jurisdiction of Formation
Highlands Ranch Development Corporation	Corporation	Colorado

Monty Green Holdings, LLC	Limited Liability Company	Delaware

Mountainbrook Village Company	Corporation	Arizona

Sand Creek Cattle Company	Corporation	Colorado

Serenade at Natomas	Limited Liability Company	California

Seville Golf and Country Club, LLC	Limited Liability Company	Arizona

SH Jubilee, LLC	Limited Liability Company	Delaware

SH Jubilee Management, LLC	Limited Liability Company	Delaware

Shea Brea Development, LLC	Limited Liability Company	Delaware

Shea Capital II, LLC	Limited Liability Company	Delaware

Shea Communities Marketing Company	Corporation	Delaware

Shea Financial Services, Inc.	Corporation	California

Shea Homes at Montage, LLC	Limited Liability Company	California

Shea Homes, Inc.	Corporation	Delaware

Shea Homes Southwest, Inc.	Corporation	Arizona

Shea Homes Vantis, LLC	Limited Liability Company	California

Shea Insurance Services, Inc.	Corporation	California

Shea La Quinta LLC	Limited Liability Company	California

Shea Ninth and Colorado, LLC	Limited Liability Company	Colorado

Shea Otay Village 11, LLC	Limited Liability Company	California

Shea Proctor Valley, LLC	Limited Liability Company	California

Name	Form of Entity	Jurisdiction of Formation
Shea Properties of Colorado, Inc.	Corporation	Colorado

Shea Rivermark Village, LLC	Limited Liability Company	California

Shea Tonner Hills, LLC	Limited Liability Company	Delaware

Shea Victoria Gardens, LLC	Limited Liability Company	Florida

SHI JV Holdings, LLC	Limited Liability Company	Delaware

SHLP JV Holdings, LLC	Limited Liability Company	Delaware

Trilogy Antioch, LLC	Limited Liability Company	California

Tower 104 Gathering, LLC	Limited Liability Company	Colorado

Tower 104 Oil, LLC	Limited Liability Company	Colorado

UDC Homes Construction, Inc.	Corporation	Arizona

UDC Advisory Services, Inc.	Corporation	Illinois

Vistancia Construction, LLC	Limited Liability Company	Delaware

Vistancia Marketing, LLC	Limited Liability Company	Delaware

SCHEDULE 1.10(c)

MORTGAGED PROPERTY

CID #	Project Name	Master Plan	Owner
Active Adult Division

AA002	Trilogy Antioch

AA003	Central Coast	Trilogy Central Coast	SHLP

AA004	Trilogy Glen Ivy	Trilogy Glen Ivy	Shea Homes Inc.

AA005	Trilogy at La Quinta	Trilogy at La Quinta	Shea La Quinta LLC

Trilogy at Redmond

AA006	Trilogy at Redmond Ridge	Ridge	Shea Homes Inc.

AA007	Victoria Gardens	Victoria Gardens	Shea Capital II

AA008	SHI — Vistancia Lots	Vistancia	Shea Homes Inc.

AA009	Vistancia Construction Company	Vistancia	Vistancia Construction LLC

Arizona Division

AZ001	Granite Ridge	Arroyo Mountain Estates	SHLP

AZ001	Mountain Shadows	Arroyo Mountain Estates	SHLP

AZ002	Sierra Pointe	Canyon Trails	SHLP

AZ003	Cabrillo Canyon	Laredo Ranch	SHLP

AZ004	Foothills at Layton Lakes	Layton Lakes	SHLP

AZ005	Copper Hills	Old Stone Ranch	SHLP

AZ005	Wild Horse	Old Stone Ranch	SHLP

AZ005	Painted Trails	Old Stone Ranch	SHLP

AZ006	Lost Canyon	Rancho Mirage	SHLP

AZ007	Santiago	Seville	SHLP

AZ007	La Mirada	Seville	SHLP

AZ007	La Quintana	Seville	SHLP

AZ007	Escala II	Seville	SHLP

AZ007	Spaces @ Seville	Seville	SHLP

AZ008	Villago 2	Tortosa	SHLP

AZ008	Alante	Tortosa	SHLP

Vistancia Construction

AZ009	Entrada 3	Vistancia	LLC

Vistancia Construction

AZ009	Entrada	Vistancia	LLC

Vistancia Construction

AZ009	Mountain View Estates	Vistancia	LLC

Vistancia Construction

AZ009	Vistancia F3	Vistancia	LLC

Vistancia Construction

AZ009	Vistancia F4	Vistancia	LLC

AZ010	Kensington	Watson Estates	SHLP

AZ010	Brighton	Watson Estates	SHLP

AZ011	The Village at Litchfield Park	Litchfield Park	SHLP

SHLP Mountain View Estates MC

AZ012	2700s	Vistancia	SHLP

AZ012	SHLP Desert Trails MC 2200s	Vistancia	SHLP

AZ012	SHLP Desert Trails MC 3500s	Vistancia	SHLP

CID #	Project Name	Master Plan	Owner
Colorado Division

CO001	Backcountry Future 118S 7010’s	Highlands Ranch	SHLP

CO001	BackCntry 118N 4510’s	Highlands Ranch	SHLP

CO001	BackCntry 118N 5010’s	Highlands Ranch	SHLP

CO001	BackCntry 118N 6020’s	Highlands Ranch	SHLP

CO001	BackCntry 118O 5030’s	Highlands Ranch	SHLP

CO001	BackCntry 118O 6020’s-Estates	Highlands Ranch	SHLP

CO001	BackCntry 118P/Q 4510’s	Highlands Ranch	SHLP

CO001	BackCntry 118P/Q 6020	Highlands Ranch	SHLP

CO001	BackCntry 118Q 5030’s	Highlands Ranch	SHLP

CO001	Spaces at Highlands Ranch	Highlands Ranch	SHLP

CO001	Tresana 2060/2070	Highlands Ranch	SHLP

CO001	BackCntry 118Q 5010’s	Highlands Ranch	SHLP

CO001	Tresana 2010’s	Highlands Ranch	SHLP

CO001	Backcountry Future 118S 7010’s	Highlands Ranch	SHLP

CO001	BackCntry 118N 5010’s Phase2	Highlands Ranch	SHLP

CO001	Backcountry Future 118O Ph1 Custom	Highlands Ranch	SHLP

CO003	DENVER TECH CENTER	DENVER TECH CENTER	SHLP

CO004	PLUM CREEK	PLUM CREEK	Sand Creek Cattle Company

CO005	Erie Commons - 4030’s	Erie Commons	SHLP

CO006	CHATFIELD GREEN — Trailmark	Chatfield Green	SHLP

CO002	Eaton Parcel and 393 acresPrimesite acq.	Reunion	SHLP

Northern California Division

NC001	Boulevard	Boulevard	SHLP

NC002	Hideaway II	Bridgeway Lakes	SHLP

NC003	Capistrano	Capistrano	SHLP

NC004	Front Porch	Liberty	SHLP

NC004	Hearth and Home	Liberty	SHLP

NC004	Hyacinth - Lot Sale	Liberty	SHLP

NC004	Front Porch	Liberty	SHLP

NC004	Hearth and Home	Liberty	SHLP

NC004	Lavendar - Lot Sale	Liberty	SHLP

NC004	Hyacinth - Lot Sale	Liberty	SHLP

NC005	Mondrian	Mondrian	SHLP

NC006	Portico	Montage	Shea Homes Inc.

NC006	Arborelle	Montage	Shea Homes Inc.

NC006	Ivy	Montage	Shea Homes Inc.

NC007	Antigua	Mountain House	SHLP

NC007	Campania	Mountain House	SHLP

NC007	Esplanade	Mountain House	SHLP

NC008	Serenade	Serenade	Shea Homes Inc.

NC009	The Cove at Summer Lake	Summer Lake	SHLP

NC009	Spaces 4000 (the Bay)	Summer Lake	SHLP

NC009	Spaces 5000 at Summer Lake	Summer Lake	SHLP

NC009	Spaces at Summer Lake	Summer Lake	SHLP

NC009	Summer Lake North - Overall	Summer Lake	SHLP

NC010	Waters End North	Waters End North	SHLP

CID #	Project Name	Master Plan	Owner
Southern California Division

SC001	Meadowbrook	Adeline’s Farm	SHLP

SC002	Spaces	Avonlea	SHLP

SC002	Avonlea	Avonlea	SHLP

SC002	Newbridge - Models	Avonlea	SHLP

SC002	Carmody - Models	Avonlea	SHLP

SC003	Jade @ Blackstone	Blackstone	Shea Tonner Hills LLC

SC003	Amber @ Blackstone	Blackstone	Shea Tonner Hills LLC

SC003	Blackstone PA 5	Blackstone	Shea Tonner Hills LLC

SC003	Blackstone PA 3A	Blackstone	Shea Tonner Hills LLC

SC004	Canterbury Lane	Canterbury Lane	SHLP

SC004	Canterbury II	Canterbury Lane	SHLP

SC005	Pasadera @ Glenwood	Glenwood	SHLP

SC005	Vista Vallarta @ Glenwood	Glenwood	SHLP

SC005	Birch River @ Glenwood	Glenwood	SHLP

SC005	Harbor Station @ Glenwood	Glenwood	SHLP

SC006	Indigo Trails	Indigo Trails	SHLP

SC007	Jackrabbit Trails	Jack Rabbit Trails	SHLP

SC008	Parkside Estates	Parkside Estates	SHLP

SC009	Tapestry	Tapestry	SHLP

SC010	Latitudes South @ Vantis	Vantis	Shea Homes Inc.

SC010	City Walk @ Vantis	Vantis	Shea Homes Inc.

SC010	Latitudes North @ Vantis	Vantis	Shea Homes Inc.

SC010	Vantis Podium	Vantis	Shea Homes Inc.

San Diego Division

SD001	Chaparral Ridge	Chaparral Ridge	SHLP

SD002	Cabanas, The	Coral Cove	SHLP

SD002	Beach House	Coral Cove	SHLP

SD003	Madeira	Del Sur	SHLP

SD003	Mandolin	Del Sur	SHLP

SD003	Madeira II	Del Sur	SHLP

SD003	Mandolin II	Del Sur	SHLP

SD004	Tapestry	Lomas Verdes	SHLP

SD004	Mosaic	Lomas Verdes	SHLP

SD005	Estrella	San Miguel Ranch	SHLP

SD005	Maravilla	San Miguel Ranch	SHLP

SD006	Agave	Windingwalk	SHLP

SD006	Amber	Windingwalk	SHLP

SD006	Sapphire	Windingwalk	SHLP

SD006	Clover	Windingwalk	SHLP

SD007	socialGarden	Civita	SHLP

SD007	skyLoft	Civita	SHLP

SD008	Iris	Iris/Vulcan	SHLP

SD009	Ventana @ Bella Lago	Bella Lago	SHLP

SD010	Seaside	Nantucket - Seaside	SHLP

SD011	Poinsettia Place	Poinsettia Place	Shea Homes Inc.

SCHEDULE 2.01

PARTICIPANTS AND COMMITMENTS

Credit Suisse AG, Cayman Islands Branch	$75,000,000.00

SCHEDULE 3.08

SUBSIDIARIS

4S Area 37 LLC

4S Area 37 LLC

63rd and Jomax, LLC

AGS Bramasole, L.L.C.

AGS Destination, L.L.C.

AGS Home Builder I, L.P.

AGS Home Builder I, L.P.

AGS Jubilee, L.L.C.

AGS Land Holdings I, L.P.

AGS Land Holdings I, L.P.

AGS Market Street, L.L.C.

AGS Meridian, L.L.C.

AGS Pradera, L.L.C.

AGS Red Rock, L.L.C.

AGS Sendero, L.L.C.

AGS Shadow Creek, L.L.C.

AGS Sierra Sky, L.L.C.

AGS Silverstone, L.L.C.

AGS Tetherwind, L.L.C.

AGS Three Sixtyfive, L.L.C.

AGS Topaz, L.L.C.

AGS Twentyfour Seven, L.L.C.

Alameda Point Community Partners, LLC

Armstrong Ranch LLC

Armstrong Ranch LLC

Bay Vista at Meadow Park, L.P.

Benicia CS Developers, LLC

Benicia CS Lenders, LLC

Bridgeway Lakes Lot Development LLC

Brookfield Shea Otay, LLC

CLS Community Partners, LLC

Coast Cable Partners

Creekside at Meadow Park, L.P.

Escala Mission City, LLC

Escala Mission City, LLC

Highlands Ranch Development Corporation

Laing Forster Ranch II, LLC

Marina Community Partners, LLC

MFS Cascades, LLC

Monty Green Holdings, LLC

Mountainbrook Village Company

MSSH Dublin Development, LLC

MSSH Malibu Terrace Residential, LLC

Novato Community Partners, LLC

Partners Insurance Company, Inc.

Reserve North at Forster Highlands, LLC

Reserve South at Forster Highlands LLC

Reserve South at Forster Highlands LLC

Rivermark Partners, LLC

Riverpark Legacy, LLC

Sand Creek Cattle Company

S-C Perris Development LLC

Serenade at Natomas, LLC

Seville Golf and Country Club, LLC

SFHB I, LLC

SFHB I, LLC

SFHB Management I, LLC

SH Cascades, LLC

SH Jubilee Management, LLC

SH Jubilee, LLC

Shea Arvada Ridge, LLC

Shea Brea Development, LLC

Shea Capital II, LLC

Shea Capital II, LLC

Shea Colorado, LLC

Shea Communities Marketing Company

Shea Escrow Services

Shea Financial Services, Inc.

Shea Homes Southwest, Inc.

Shea Homes, Inc.

Shea Homes, LLC (North Carolina)

Shea Insurance Services, Inc.

Shea La Quinta, LLC

Shea Laguna Hills LLC

Shea Long Beach LLC

Shea Ninth and Colorado, LLC

Shea Otay Village 11, LLC

Shea Proctor Valley, LLC

Shea Properties of Colorado, Inc.

Shea Rivermark Village, LLC

Shea Riverpark Developers, LLC

Shea Tonner Hills, LLC

Shea Victoria Gardens, LLC

SheaComm at Power Ranch Marketing, L.L.C.

SheaComm/Sunpower, L.L.C.

Shea-Paul Ventures, LLC

SHI JV Holdings, LLC

SHLP JV Holdings,LLC

Snow Creek I, L.P.

SRD Management, LLC

Tonner Hills SSP, LLC

Tower 104 Gathering, LLC

Tower 104 Oil, LLC

Trilogy Antioch, LLC

Trilogy at Redmond Ridge, LLC

Tustin Legacy Community Partners, LLC

UDC Advisory Services, Inc.

UDC Homes Construction, Inc.

Vistancia 150 Commercial, LLC

Vistancia 150 Commercial, LLC

Vistancia 580 Commercial, LLC

Vistancia 580 Commercial, LLC

Vistancia Communications, LLC

Vistancia Construction, LLC

Vistancia Land Holdings, LLC

Vistancia Marketing, LLC

Vistancia North, LLC

Vistancia North, LLC

Vistancia South, LLC

Vistancia South, LLC

Vistancia, LLC

West Landmark Ventures, LLC

Western Properties, LLC

Windingwalk Marketplace, LLC

All of the above-listed

subsidiaries are Restricted

Subsidiaries, except for Partners

Insurance Company, which is an

Unrestricted Subsidiary.

SCHEDULE 3.17

ENVIRONMENTAL MATTERS

None

SCHEDULE 3.18

INSURANCE

To be attached

Effective Date	Expiration Date	Named Insured
6/22/2001	6/21/2011	Rivermark Partners, LLC
8/1/2010	7/31/2011	J.F. Shea Co., Inc.
8/1/2010	7/31/2011	J.F. Shea Co., Inc.
8/1/2010	7/31/2011	J.F. Shea Co., Inc.
8/1/2010	7/31/2011	J.F. Shea Co., Inc.
8/1/2010	7/31/2011	J.F. Shea Co., Inc.
8/1/2010	7/31/2011	J.F. Shea Co., Inc., et al
8/1/2010	7/31/2011	J.F. Shea Co., Inc., et al.
8/1/2010	7/31/2011	Shea Homes, Limited Partnership
8/1/2010	7/31/2011	Shea Homes, Limited Partnership
12/31/2010	12/30/2011	J.F. Shea Co., Inc.
12/31/2010	12/30/2011	J.F. Shea Co., Inc.
4/1/2011	3/31/2012	J.F. Shea Co., Inc.
4/1/2011	3/31/2012	J.F. Shea Co., Inc.
4/1/2011	3/31/2012	J.F. Shea Co., Inc.
4/1/2011	3/31/2012	J.F. Shea Co., Inc.
5/15/2007	5/14/2012	Winding Walk Residential, LLC
6/25/2010	6/24/2013	AGS Jubilee, LLC
6/25/2010	6/24/2013	AGS Jubilee, LLC
9/1/2010	8/31/2013	Tonner Hills SSP, LLC
9/1/2010	8/31/2013	Tonner Hills SSP, LLC
9/1/2010	8/31/2013	Tonner Hills SSP, LLC
9/1/2010	8/31/2013	Tonner Hills SSP, LLC
12/31/2004	12/31/2014	Marina Community Partners, LLC
12/31/2004	12/31/2014	Marina Community Partners, LLC
12/31/2004	12/31/2014	Marina Community Partners, LLC
2/28/2006	12/31/2014	Marina Community Partners, LLC
6/9/2010	6/8/2015	MFS Cascades, LLC
6/9/2010	6/8/2015	MFS Cascades, LLC
6/9/2010	6/8/2015	MFS Cascades, LLC
1/1/2006	12/31/2015	Creekside at Meadow Park, LP
5/15/2006	5/14/2016	Shea Homes, LP
5/15/2006	5/14/2016	Shea Homes, LP
12/31/2003	12/30/2023	Tonner Hills SSP, LLC

Insurer	Line of Business	Policy Number
AIG — AISLIC	Pollution Legal Liability	PLC1957141
AIG — National Union Fire Insurance Co.	Umbrella/Excess	15972479
ACE — Illinois Union Insurance Co.	Contractor’s Pollution Liability	CPYG24880576002
Liberty Mutual Fire Insurance Co.	Auto Liability	AS2-661-066115-010
Liberty Mutual Fire Insurance Co.	Worker’s Compensation	WA2-66D-066115-030
Liberty Mutual Fire Insurance Co.	Worker’s Compensation	WC2-661-066115-070
Liberty Mutual Fire Insurance Co.	General Liability	TB2661066115020
SCOR — General Security Indemnity Co of Arizona	Umbrella/Excess	2010-10 F131435-1
Liberty Mutual Fire Insurance Co.	Worker’s Compensation	WA2-66D-066116-020
Liberty Mutual Fire Insurance Co.	General Liability	TB2-661-066116-010
Employers Fire Insurance Company	Property	YSP3478
ACE — ACE American Insurance Company	Property	D37744219003
AIG — National Union Fire Insurance Co.	Crime — Comprehensive 3D	16931168
ACE — Westchester Fire Insurance Co.	Errors & Omission	PendingPol04012011
AIG — National Union Fire Insurance Co.	Fiduciary Liability	17012916
AIG — National Union Fire Insurance Co.	Directors & Officers Liability	17012871
Lloyd’s of London	General Liability	595/XO028620W
Everest National Insurance Company	General Liability	71R2000396-101
Ironshore Specialty Insurance Company	General Liability	530000
AIG — Lexington Insurance Co.	General Liability	23462718
Ironshore Specialty Insurance Company	Umbrella/Excess	670300
Everest National Insurance Company	Umbrella/Excess	71R2000405-101
AIG — Lexington Insurance Co.	Umbrella/Excess	00-676-1861
Indian Harbor Insurance Company	Pollution Legal Liability	XEC0017728
Indian Harbor Insurance Company	Pollution Legal Liability	PEC0017726
Zurich — Steadfast Insurance Co.	Pollution Legal Liability	REL9006031-00
Indian Harbor Insurance Company	Pollution Legal Liability	PEC0020144
Ironshore Specialty Insurance Company	Umbrella/Excess	451700
AIG — Lexington Insurance Co.	General Liability	23462661
AIG — Lexington Insurance Co.	Umbrella/Excess	6761831
AIG — AISLIC	Pollution Legal Liability	PLS 1664986
AIG — AISLIC	Pollution Legal Liability	1813508
AIG — AISLIC	Pollution Legal Liability	1813428
AIG — AISLIC	Pollution Legal Liability	EPP7783999

Type	Insurer/Insurer Limit	Insurer/Insurer Aggregate Limit
Project Specific	15,000,000.00	15,000,000.00
Master	25,000,000.00	25,000,000.00
Master	5,000,000.00	5,000,000.00
Master	1,000,000.00	1,000,000.00
Master	1,000,000.00	1,000,000.00
Master	1,000,000.00	1,000,000.00
Master	3,000,000.00	6,000,000.00
Master	25,000,000.00	25,000,000.00
Master	1,000,000.00	1,000,000.00
Master	3,000,000.00	6,000,000.00
Master	74,500,000.00	74,500,000.00
Master	50,000,000.00	N/A
Master	5,000,000.00	5,000,000.00
Master	5,000,000.00	10,000,000.00
Master	5,000,000.00	5,000,000.00
Master	10,000,000.00	10,000,000.00
Project Specific	5,000,000.00	5,000,000.00
Project Specific	5,000,000.00	5,000,000.00
Project Specific	5,000,000.00	5,000,000.00
Project Specific	2,000,000.00	2,000,000.00
Project Specific	10,000,000.00	10,000,000.00
Project Specific	10,000,000.00	10,000,000.00
Project Specific	3,000,000.00	3,000,000.00
Project Specific	25,000,000.00	25,000,000.00
Project Specific	25,000,000.00	25,000,000.00
Project Specific	50,000,000.00	50,000,000.00
Project Specific	25,000,000.00	25,000,000.00
Project Specific	10,000,000.00	10,000,000.00
Project Specific	2,000,000.00	2,000,000.00
Project Specific	3,000,000.00	3,000,000.00
Project Specific	5,000,000.00	5,000,000.00
Project Specific	10,000,000.00	10,000,000.00
Project Specific	10,000,000.00	10,000,000.00
Project Specific	1,000,000.00	1,000,000.00

SCHEDULE 3.19(a)

UCC FILING OFFICES

Name	Form of Entity	Filing	Filing State

Highlands Ranch Development Corporation	Corporation	UCC	Colorado

Monty Green Holdings, LLC	Limited Liability Company	UCC	Delaware

Mountainbrook Village Company	Corporation	UCC	Arizona

Sand Creek Cattle Company	Corporation	UCC	Colorado

Serenade at Natomas, LLC	Limited Liability Company	UCC	California

Seville Golf and Country Club, LLC	Limited Liability Company	UCC	Arizona

SH Jubilee, LLC	Limited Liability Company	UCC	Delaware

SH Jubilee Management, LLC	Limited Liability Company	UCC	Delaware

Shea Brea Development, LLC	Limited Liability Company	UCC	Delaware

Shea Capital II, LLC	Limited Liability Company	UCC	Delaware

Shea Communities Marketing Company	Corporation	UCC	Delaware

Shea Financial Services, Inc.	Corporation	UCC	California

Shea Homes at Montage, LLC	Limited Liability Company	UCC	California

Shea Homes, Inc.	Corporation	UCC	Delaware

Shea Homes Southwest, Inc.	Corporation	UCC	Arizona

Shea Homes Vantis, LLC	Limited Liability Company	UCC	California

Shea Insurance Services, Inc.	Corporation	UCC	California

Shea La Quinta LLC	Limited Liability Company	UCC	California

Shea Ninth and Colorado, LLC	Limited Liability Company	UCC	Colorado

Shea Otay Village 11, LLC	Limited Liability Company	UCC	California

Name	Form of Entity	Filing	Filing State

Shea Proctor Valley, LLC	Limited Liability Company	UCC	California

Shea Properties of Colorado, Inc.	Corporation	UCC	Colorado

Shea Rivermark Village, LLC	Limited Liability Company	UCC	California

Shea Tonner Hills, LLC	Limited Liability Company	UCC	Delaware

Shea Victoria Gardens, LLC	Limited Liability Company	UCC	Florida

SHI JV Holdings, LLC	Limited Liability Company	UCC	Delaware

SHLP JV Holdings, LLC	Limited Liability Company	UCC	Delaware

Trilogy Antioch, LLC	Limited Liability Company	UCC	California

Tower 104 Gathering, LLC	Limited Liability Company	UCC	Colorado

Tower 104 Oil, LLC	Limited Liability Company	UCC	Colorado

UDC Homes Construction, Inc.	Corporation	UCC	Arizona

UDC Advisory Services, Inc.	Corporation	UCC	Illinois

Vistancia Construction, LLC	Limited Liability Company	UCC	Delaware

Vistancia Marketing, LLC	Limited Liability Company	UCC	Delaware

SCHEDULE 3.19(c)

MORTGAGE FILING OFFICES

COUNTY	STATE
San Louis Obispo	California

Riverside	California

Santa Clara	California

Yolo	California

Sacramento	California

Solano	California

Alameda	California

San Joaquin	California

Contra Costa	California

Orange	California

Ventura	California

San Diego	California

King	Washington

Volusia	Florida

Maricopa	Arizona

Pinal	Arizona

Denver	Colorado

Douglas	Colorado

Weld	Colorado

Jefferson	Colorado

Adams	Colorado

SCHEDULE 3.20(a)

OWNED REAL PROPERTY

Same as Schedule 1.10(c)

SCHEDULE 3.20(b)

LEASED REAL PROPERTY

To be attached

SCHEDULE 3.20(b)

LEASED REAL PROPERTY

Description	Lessor	Lessee	Address
Office Lease-Livermore	Shea Center Livermore, LLC	SHLP	2280 Shea Center Drive, Livermore, CA 94550
Office Lease-Roseville	Shea Center Roseville 1, LLC	SHLP	516 Gibson Drive, Roseville, CA 95678
Office Lease-Corona	Rexco Management	SHLP	1250 Corona Point Court #600, Corona, CA 92879
Office Lease	Moonstone Acquisitions LLC	SHLP	9990 Mesa Rim Rd, San Diego, CA 92121
Customer Care North County Office
Lease	Essex Realty Management, Inc.	SHLP	810 Los Vallecitos Blvd, Suite B, San Marcos, CA
Customer Care South County Office
Lease	Lewis Development	SHLP	925 Hale Place Suite B-16,Chula Vista, CA
Office Lease	Nationwide Realty Investors	SHLP	8800 N. Gainey Center Drive, Ste 350/370, Scottsdale, AZ 85258
Office Lease	Ridgeline Technology Center LLC	SHLP	9135 Ridgeline Blvd #100, Highlands Ranch, CO 80129
Office Lease-DC	HR Commerce Center	SHLP	9150 Commerce Center Circle #200, Highlands Ranch, CO 80129
Reunion Rental Village Bldg #2, 18240 E 104th Ave, Commerce City,
Office Lease-DC	Reunion Village LLC	SHLP	CO 80022
Office Lease	Highlands Ranch Shea Center II, LLC	SHLP	1805 Shea Center Drive #450, Highlands Ranch, CO 80129
Office Rent/655	Shea Center Walnut, LLC	JFSCI	655 Brea Canyon Road, Walnut, CA 91789
Office Rent/657-1	Shea Center Walnut, LLC	JFSCI	655 Brea Canyon Road, Walnut, CA 91789
Office Rent/657-2	Shea Center Walnut, LLC	JFSCI	656 Brea Canyon Road, Walnut, CA 91789
Office Rent/657-3	Shea Center Walnut, LLC	JFSCI	657 Brea Canyon Road, Walnut, CA 91789
Office Rent/657-4	Shea Center Walnut, LLC	JFSCI	658 Brea Canyon Road, Walnut, CA 91789
Office Rent/657-5	Shea Center Walnut, LLC	JFSCI	659 Brea Canyon Road, Walnut, CA 91789
Marina Office	Fort Ord Reuse Authority	SHLP	2862 100 Twelfth Street, Marina, CA 93933

SCHEDULE 4.02(a)

LOCAL COUNSEL

GreenbergTraurig for the Arizona, Colorado and Florida Grantors

EXHIBIT A

[FORM OF]

ADMINISTRATIVE QUESTIONNAIRE

SHEA HOMES LIMITED PARTNERSHIP

Agent Information	Agent Closing Contact
Credit-Suisse AG	Fax: 212-322-2291
Eleven Madison Avenue	E-Mail: agency.loanops@credit-suisse.com
New York, NY 10010

Agent Wire Instructions
Bank of New York
ABA 021000018
Account Name: CS Agency Cayman Account
Account Number: 8900492627

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

• Signing Credit Agreement	☐ Yes	☐ No
• Coming in via Assignment	☐ Yes	☐ No

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other — please specify)

Lender Parent:

Lender Domestic Address	Lender Eurodollar Address

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit ContacT	Secondary Credit Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail Address:

	Primary Operations Contact	Secondary Credit Contact

Name:

Company:

Title:

Address:

Lender’s Domestic Wire Instructions

Bank Name:

ABA/Routing No.

Account Name:

Account No.:

FFC Account Name:

FFC Account No.

Attention:

Reference:

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. Corporations:

If your institution is incorporated outside of the United States for U.S. Federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting Form W-8ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

II. Flow-Through Entities:

If your institution is organized outside the U.S., and is classified for U.S. Federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we request that you submit an original Form W-9.

[Pursuant to the language contained in the tax section of the Second Amended and Restated Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.]

EXHIBIT B

[FORM OF]

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Letter of Credit Facility Agreement dated as of May [•], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Letter of Credit Facility Agreement”), among Shea Homes Limited Partnership, a California limited partnership (the “Company”), Shea Homes Funding Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Shea Corp.”), the Subsidiary Guarantors (as defined in the Letter of Credit Facility Agreement) party thereto, the Participants (as defined in the Letter of Credit Facility Agreement), and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) for the Participants.

1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (but not prior to the registration of the information contained herein in the Register pursuant to Section 9.04 of the Letter of Credit Facility Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Letter of Credit Facility Agreement and the other Credit Documents, including, without limitation, the amounts and percentages set forth below of (i) the Commitments of the Assignor on the Effective Date set forth below (the “Effective Date”) and (ii) participations in Letters of Credit which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(b) of the Letter of Credit Facility Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Letter of Credit Facility Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Participant thereunder and under the Credit Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Letter of Credit Facility Agreement; provided that the obligations of the Assignor under Section 9.16 of the Letter of Credit Facility Agreement shall survive the execution of this Assignment and Acceptance and the assignment of interests effected hereby.

2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, any forms referred to in Section 2.09(f) of the Letter of Credit Facility Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Participant under the Letter of Credit Facility Agreement, a completed Administrative Questionnaire in the form of Exhibit A to the Letter of Credit Facility Agreement and (iii) if required by Section 9.04(b) of the Letter of Credit Facility Agreement, a processing and recordation fee of $3,500.

3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

EXHIBIT B

Date of Assignment:

Legal Name of Assignor (“Assignor”):

Legal Name of Assignee (“Assignee”):

Effective Date of Assignment (“Effective Date”):

/Commitment	Principal Amount Assigned [1]	Percentage Assigned of Commitment[1] (set forth, to at least 8 decimals, as a percentage of the aggregate Commitments of all Participants thereunder)

[•]	$	%

[•]	$	%

[•]	$	%

[Remainder of page intentionally left blank]

[1]	Amount of Commitments assigned is governed by Section 9.04(b) of the Letter of Credit Facility Agreement.

EXHIBIT B

The terms set forth above are hereby agreed to:	Accepted:

, as Assignor	CREDIT SUISSE AG, , as Administrative Agent and Issuing Bank[2]

by:	by:
Name:		Name:
Title:		Title:

by:
Name:
Title:

SHEA HOMES LIMITED PARTNERSHIP

by:
, as Assignee		Name:
Title:

by:	by:
Name:		Name:
Title:		Title:

SHEA HOMES FUNDING CORP.,

by:
Name:
Title:

by:
Name:
Title:

[2]	To the extent such consents are required under Section 9.04(b) of the Letter of Credit Facility Agreement.

Exhibit C

Form of Security Agreement

EXECUTION COPY

SECURITY AGREEMENT

dated as of

May 10, 2011

among

SHEA HOMES LIMITED PARTNERSHIP,

SHEA HOMES FUNDING CORP.,

THE GUARANTORS IDENTIFIED HEREIN,

CREDIT SUISSE AG,

as Administrative Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

Reference is made to the Intercreditor Agreement (as defined in this Agreement). Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the terms of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.

TABLE OF CONTENTS

ARTICLE I

Definitions
SECTION 1.01. Defined Terms	1
SECTION 1.02. Other Defined Terms	1

ARTICLE II

Reserved.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge	8
SECTION 3.02. Delivery of the Pledged Collateral	10
SECTION 3.03. Representations, Warranties and Covenants	10
SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests	11
SECTION 3.05. Registration in Nominee Name; Denominations	12
SECTION 3.06. Voting Rights; Dividends and Interest	12

ARTICLE IV

Security Interests in Personal Property
SECTION 4.01. Security Interest	14
SECTION 4.02. Representations and Warranties	17
SECTION 4.03. Covenants	19
SECTION 4.04. Other Actions	22
SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral	25

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default	26
SECTION 5.02. Application of Proceeds	28
SECTION 5.03. Grant of License to Use Intellectual Property	29
SECTION 5.04. Securities Act	30

Schedules

Schedule I	Guarantors

Schedule II	Pledged Equity Interests; Pledged Debt Securities

Schedule III	Intellectual Property

Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement

Exhibit II	Form of Perfection Certificate

SECURITY AGREEMENT dated as of May 10, 2011 (this “Agreement”), among Shea Homes Limited Partnership, Shea Homes Funding Corp., the Guarantors from time to time party hereto, Credit Suisse AG, as Administrative Agent under the LC Facility Agreement and Wells Fargo Bank, National Association, as Collateral Agent.

Reference is made to (i) the Indenture dated as of May 10, 2011 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Shea Homes Limited Partnership, a California limited partnership (the “Company”), Shea Homes Funding Corp., a Delaware corporation (the “Corporate Issuer” and, together with the Company, the “Issuers”), the Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee, (ii) the Letter of Credit Facility Agreement dated as of May 10, 2011 (as amended, supplemented or otherwise modified from time to time, the “LC Facility Agreement”) among the Company, the Corporate Issuer, the guarantors party thereto, Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) and issuing bank and the participants from time to time party thereto and (iii) the Intercreditor Agreement dated as of May 10, 2011 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Administrative Agent, the Collateral Agent, the Company, the Corporate Issuer, the Trustee and the other parties party thereto. As an inducement to the Holders to purchase Notes from the Issuers, and the Issuing Bank and Participants to extend credit to the Issuers, the Restricted Subsidiaries and their respective joint ventures, the Issuers and the Guarantors have agreed to enter into this Agreement to grant the Collateral Agent (for the benefit of the Secured Parties) a lien on the Collateral (as defined below).

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning specified in the Intercreditor Agreement and, if not defined therein, then in the Indenture or the LC Facility Agreement, as applicable, as in effect on the date hereof. Terms defined here by reference to the Intercreditor Agreement, the Indenture or the LC Facility Agreement have the meanings set forth in such documents, as in effect on the date hereof. Each term defined in the New York UCC and not defined in this Agreement shall have the meaning specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Indenture and Section 1.02 of the LC Facility Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Applicable Authorized Representative” shall have the meaning assigned to such term in the Intercreditor.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required to close by law.

“Claiming Party” has the meaning assigned to such term in Section 6.02.

“Collateral” means Article 9 Collateral and Pledged Collateral and, where the context requires, any assets of any Credit Party upon which a Lien is granted pursuant to any other Security Document to secure any Obligations.

“Collateral Accounts” shall mean the Controlled Deposit Accounts and the Controlled Securities Accounts.

“Collateral Agent” shall mean Wells Fargo Bank, National Association, in its capacity as collateral agent as appointed hereunder and under the Intercreditor Agreement, and its successors and permitted assigns in such capacity.

“Commercial Tort Action” shall mean any action, other than an action primarily seeking declaratory or injunctive relief with respect to claims asserted or expected to be asserted by Persons other than the Grantors, that is commenced by a Grantor in which such Grantor seeks damages arising out of commercial torts committed against it that would reasonably be expected to result in a damage award to it exceeding $500,000.

“Company” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Contributing Party” has the meaning assigned to such term in Section 6.02.

“Control” has the following meanings:

(a) when used with respect to any Security or Security Entitlement, the meaning specified in New York UCC Section 8-106; and

2

(b) when used with respect to any Deposit Account, that the Collateral Agent shall have met one of the requirements for control specified in New York UCC Section 9-104.

“Controlled Deposit Account” means a Deposit Account of a Grantor (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Collateral Agent is the Depositary Bank’s “customer” (as defined in New York UCC Section 4-104).

“Controlled Securities Account” means a Securities Account of a Grantor that is maintained in the name of such Grantor at an office of a Securities Intermediary located in the United States and, together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Grantor, the Collateral Agent and such securities intermediary.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any third party any right now or hereafter under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, or that a third party now or hereafter otherwise has the right to license and all rights of such Grantor under any such agreement.

“Copyrights” means, with respect to any Person, all the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any similar office in any other country), including, in the case of clauses (a) and (b), those listed on Schedule III.

“Corporate Issuer” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Credit Party” means, the Company, the Corporate Issuer and the Guarantors.

“Deposit Account Control Agreement” means, with respect to any Deposit Account of any Grantor, an agreement in form and substance reasonably satisfactory to the Administrative Agent and the Applicable Authorized Representative and such Grantor among such Grantor, the Collateral Agent and the relevant Depositary Bank establishing the Collateral Agent’s Control with respect to such Deposit Account.

“Depositary Bank” shall mean a bank at which a Controlled Deposit Account is maintained.

“Event of Default” shall mean an “Event of Default” as defined in the Intercreditor Agreement which is continuing.

3

“Excluded Accounts” has the meaning assigned to such term in Section 4.01(a).

“Excluded Collateral” has the meaning assigned to such term in Section 3.01(b).

“Excluded Property” has the meaning assigned to such term in Section 4.01(a).

“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.

“General Intangibles” shall mean “General Intangibles” as defined in the New York UCC and shall include Intellectual Property.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Grantors” means the Company, the Corporate Issuer and the Guarantors.

“Guarantors” means the Persons set forth on Schedule I hereto and each other Person that becomes a Guarantor pursuant to the Indenture or the LC Facility Agreement after the Issue Date.

“Indenture” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercompany Note” has the meaning assigned to such term in Section 3.02(b).

“Intercreditor Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Issue Date” has the meaning assigned to such term in the Indenture.

4

“Issuers” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“LC Facility Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“LC Facility Documents” means (a) the LC Facility Agreement, this Agreement, the Security Documents (as defined in the LC Facility Agreement), the Intercreditor Agreement, the Real Property Collateral Management Agreement and any other document designated by the Administrative Agent as an LC Facility Document and (b) any other related document or instrument executed and delivered pursuant to any LC Facility Document described in clause (a) evidencing or governing any LC Facility Obligations thereunder.

“LC Facility Obligations” means (a)(i) the due and punctual payment by the Credit Parties of (1) each payment required to be made by the Credit Parties or joint ventures under the LC Facility Agreement in respect of any Letter of Credit, when and as due (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (2) all other monetary obligations of the Credit Parties to any of the Secured Parties under the LC Facility Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (ii) the due and punctual performance of all other obligations of the Credit Parties under or pursuant to the LC Facility Documents, and (iii) the due and punctual payment and performance of all the obligations of each other Credit Party under or pursuant to the LC Facility Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) or (b) any one or more refinancings of the then outstanding LC Facility Obligations, provided that all commitments under the predecessor letter of credit facility have been terminated, the Participants have no further obligation to issue or extend letters of credit and all outstanding letters of credit have been cash collateralized or other arrangements reasonably satisfactory to the issuing bank or applicable Participant shall have been made with respect thereto.

“Letter of Credit” shall mean a “Letter of Credit” issued under, and as defined in, the LC Facility Agreement.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, including those listed on Schedule III.

5

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Note Documents” means (a) the Notes, the Indenture, this Agreement, the Security Documents (as defined in the Indenture), the Intercreditor Agreement, the Real Property Collateral Management Agreement and (b) any other related document or instrument executed and delivered pursuant to any Note Document described in clause (a) evidencing or governing any Notes Obligations thereunder.

“Notes Obligations” means (a) the due and punctual payment by the Issuers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of either Issuer to any of the Secured Parties under the Indenture and each of the other Note Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Issuers to any of the Secured Parties under or pursuant to the Indenture and each of the other Note Documents, and (c) the due and punctual payment and performance of all the obligations of each other Grantor to any of the Secured Parties under or pursuant to this Agreement and each of the other Note Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Obligations” means, collectively, the LC Facility Obligations and the Notes Obligations.

“Parallel Obligations” means the independent obligations of any of the Credit Parties arising pursuant to the Intercreditor Agreement to pay to the Collateral Agent sums equal to the sums owed by such Credit Party to the Secured Parties (or any of them) under the Note Documents or the LC Facility Documents.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor now or hereafter otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means with respect to any Person all the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other

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country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by the chief financial officer and the chief legal officer of the Issuers.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01(a).

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01(a).

“Pledged Equity Interests” has the meaning assigned to such term in Section 3.01(a).

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Real Property Collateral Management Agreement” means the Real Property Collateral Management Agreement dated as of May 10, 2011, among the Issuers and the Collateral Agent.

“Secured Parties” means (a) the Holders, (b) the Participants, (c) the Administrative Agent, (d) the Issuing Bank, (e) the Collateral Agent, (f) the Trustee, (g) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Note Document or LC Facility Document and (h) the successors and assigns of each of the foregoing.

“Securities Account Control Agreement” means, when used with respect to a Securities Account of a Grantor, an agreement in form and substance reasonably satisfactory to the Administrative Agent and the Applicable Authorized Representative and such Grantor among the relevant securities intermediary, such Grantor and the Collateral Agent establishing the Collateral Agent’s Control with respect to such Securities Account.

“Security Documents” shall mean, this Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or otherwise executed and delivered to secure the Obligations.

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“Security Interest” has the meaning assigned to such term in Section 4.01(a).

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party or that a third party now or hereafter otherwise has the right to license, and all rights of any Grantor under any such agreement.

“Trademarks” means, with respect to any Person, all the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

ARTICLE II

Reserved.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all such Grantor’s right, title and interest in, to and under (i)(x) the shares of capital stock and other Equity Interests owned by it including those listed on Schedule II. (y) any other Equity Interests obtained in the future by such Grantor and (z) the certificates representing all such Equity Interests (collectively, the “Pledged Equity Interests”); (ii)(x) the debt securities owned by it, including those listed opposite the name of such Grantor on Schedule II. (y) any debt securities in the future issued to such Grantor and (z) the promissory notes and any other instruments evidencing all such debt securities (the “Pledged Debt Securities”); (iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 3.01(a); (iv) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other

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Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above; (v) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and (vi) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”)

(b) Notwithstanding the foregoing, the capital stock and securities of any Guarantor will constitute Pledged Collateral (or Article 9 Collateral, as the case may be) with respect to the Notes only to the extent that the securing of the Notes Obligations with such capital stock and securities would not require such Guarantor to file separate financial statements with the SEC under Rule 3-16 of Regulation S-X under the Securities Act. Subject to 3.01(d), in the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation that would require) the filing with the SEC of separate financial statements of any Guarantor due to the fact that such Guarantor’s capital stock and securities secure the Notes Obligations, then the capital stock and securities of such Guarantor shall automatically be deemed not to be part of the Pledged Collateral and, to the extent previously delivered to the Collateral Agent, the certificates evidencing all such capital stock and securities shall be returned to such Guarantor (but only to the extent necessary for such Guarantor to not be subject to such requirement to provide separate financial statements) and such excluded portion of the capital stock and securities is referred to as the “Excluded Stock Collateral”. In such event, the Security Documents may be amended, modified or supplemented, without the consent of any Secured Party, to the extent necessary to release the security interests on the Excluded Stock Collateral. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation that would permit) any Guarantor’s Excluded Stock Collateral to secure the Notes Obligations in excess of the amount then pledged without the filing with the SEC of separate financial statements of such Guarantor, then the capital stock and securities of such Guarantor shall automatically be deemed to be a part of the Pledged Collateral (but only to the extent possible without such Guarantor becoming subject to any such filing requirement). In such event, the Security Documents may be amended or modified, without the consent of any Secured Party, to the extent necessary to subject to the Liens under the Security Documents such additional capital stock and securities.

(c) In addition, Pledged Collateral shall not include (and no security interest shall be granted in) (1) the Equity Interests in Partners Insurance Company, a Hawaii corporation and (2) any right, title or interest in or under any capital stock or other Equity Interests in any Persons that are bona fide joint ventures with third parties to the extent, but only to the extent, that such a grant is expressly prohibited by the organizational documents governing such Person.

(d) Notwithstanding the foregoing, unless and until the Discharge of LC Facility Obligations has occurred, any Pledged Collateral (or Article 9 Collateral, as the case may be) that would otherwise become Excluded Stock Collateral pursuant to Section 3.01(b) shall remain Pledged Collateral (or Article 9 Collateral, as the case may be) granted hereunder to secure the LC Facility Obligations.

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SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities.

(b) Each Grantor will (i) cause any Indebtedness that is owing to any Credit Party by another Credit Party to be evidenced by an intercompany note (the “Intercompany Note”) and (ii) in respect of any Indebtedness for borrowed money owed to such Grantor by any Person that is evidenced by a promissory note, pledge and deliver such promissory note to the Collateral Agent pursuant to the terms hereof.

(c) Upon delivery to the Collateral Agent, (i) any certificated Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof, provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule II correctly sets forth, as of the date hereof, the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder on the date hereof;

(b) the Pledged Equity Interests and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable (except for such assessments and capital contributions as are required in connection with the organizational documents of any Person that is not a wholly owned Subsidiary and whose Equity Interests constitute Pledged Equity Interests) and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof; provided that, with respect to bona fide joint ventures with third parties, the representations made in this paragraph (b) must only be true and correct to the extent the Grantors have knowledge thereof;

(c) except for the security interests granted hereunder, each of the Grantors (i) is and will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor

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except to the extent such Grantor ceases to own such Pledged Securities as a result of disposition or other transfer made in compliance with the Indenture and the LC Facility Agreement, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement, Permitted Liens and transfers made in compliance with the Indenture and the LC Facility Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement, Permitted Liens and transfers made in compliance with the Indenture and the LC Facility Agreement and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and Permitted Liens), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Note Documents and the LC Facility Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law or other organizational document provisions or contractual restriction of any nature that might reasonably be expected to prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations, prior to all other liens and security interests created and perfected by a method other than by control under Article 9 of the New York UCC; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 3.04. Certification of Limited Liability Company and Limited Partnership Interests. Each Grantor agrees that interests in any wholly owned limited liability company or limited partnership owned by such Grantor and pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of Article 8

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of the New York UCC and shall be governed by Article 8 of the New York UCC. Each Grantor acknowledges and agrees that (i) to the extent each interest in any non-wholly owned limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC and is governed by Article 8 of the New York UCC, such interest shall be certificated and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any non-wholly owned limited liability company or limited partnership controlled now or in the future by such Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the New York UCC, such Grantor shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Collateral Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent pursuant to the terms hereof.

SECTION 3.05. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities (i) in its own name as pledgee, (ii) the name of its nominee (as pledgee or as sub-agent) or (iii) the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent; provided that, in the case of clause (ii), an Event of Default has occurred and is continuing. Each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors that their rights under this Section 3.06 are being suspended:

(i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Note Documents and the LC Facility Documents, provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Note Documents and the LC Facility Documents or the ability of the Secured Parties to exercise the same;

(ii) the Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above:

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(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Note Documents and the LC Facility Documents and applicable laws, provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Issuers have delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

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(c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by requisite party pursuant to the Intercreditor Agreement, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(d) Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s right to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title and interest in and to any and all the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Inventory; (ix) all Investment Property;

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(x) Letter-of-Credit rights;

(xi) Commercial Tort Claims (as described in the Perfection Certificate or a document provided pursuant to Section 4.04 (f));

(xii) all books and records pertaining to the Article 9 Collateral; and

(xiii) to the extent not otherwise included, all Proceeds and products of any and all the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that the Article 9 Collateral shall not include the following (collectively, the “Excluded Property”):

(A) personal property where the cost of obtaining a security interest or perfection thereof exceeds its benefits (as reasonably determined by the Company’s Governing Body in a resolution delivered to the Collateral Agent);

(B) assets, with respect to which any applicable law or the terms of any applicable contract prohibits the creation or perfection of security interests therein or that otherwise results in a default, waiver or termination of rights or privileges arising under such law or contract (other than to the extent that any such law or contract term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such prohibition shall be remedied and, to the extent severable, shall attach immediately to any portion of any such contract that does not result in any such prohibition, including any Proceeds of any such contract;

(C) all Trademarks and other Intellectual Property bearing the name “Shea” or a variant thereof; provided that (x) the Collateral Agent, the Administrative Agent and the Applicable Authorized Representative (for the benefit of the Secured Parties) shall have a non-exclusive License to use such Intellectual Property in connection with the exercise of remedies upon a Default or Event of Default and (y) the Grantors hereby grant to the Collateral Agent, the Administrative Agent and the Applicable Authorized Representative (for the benefit of the Secured Parties) such a License for such use in any such event;

(D) any trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such trademark to the extent that granting a Security Interest in such trademark application prior to such filing would adversely affect the enforceability or validity or result in the voiding of such trademark application, unless and until acceptable evidence of use of the trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), whereupon such trademark application will, without any further action taken on the part of such Grantor or the Collateral Agent, be deemed to constitute Collateral;

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(E) cash collateral supporting (i) deductible, retention and other obligations to insurance carriers, (ii) reimbursement claims in respect of letters of credit and surety providers, (iii) contingent claims arising in respect of community facility district, metro-district, mello-roos, subdivision improvement and similar obligations arising in the ordinary course of business of a homebuilder and (iv) cash management services;

(F) equity interests in joint ventures with respect to which the agreements governing such joint ventures prohibit the creation or perfection of security interests in such equity interests;

(G) any leasehold interests in real property;

(H) any real property in a community under development with a dollar amount of investment as of the most recent quarter end (as determined in accordance with GAAP) of less than $2,000,000 or with less than 10 lots remaining unsold;

(I) vehicles covered by a certificate of title; and

(J) (i) any Deposit Account or Securities Account that is established solely for the purpose of funding payroll, benefits, trust or other compensation benefits to employees and (ii) any other Deposit Account and Securities Account the aggregate balance in which does not exceed $2,000,000 for all such excluded accounts at any one time outstanding (the accounts described in clauses (i) and (ii), collectively the “Excluded Accounts”).

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to promptly provide such information to the Collateral Agent.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

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The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

(c) The Security Interest and the security interest granted pursuant to Article III are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b)(i) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete as of the Issue Date; (ii) the Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from the Issuers to the Collateral Agent after the Issue Date in the case of filings, recordings or registrations required by Section 4.22 of the Indenture and Section 5.05 of the LC Facility Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of amended financing statements or continuation statements; (iii) each Grantor represents and warrants that a fully executed agreement in the form hereof (or a fully executed short form agreement (A) in the case of Trademarks and Copyrights, in form and substance substantially similar to the short form agreements delivered on the Issue Date or (B) in the case of Patents, in form and substance reasonably satisfactory to

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the Collateral Agent), and containing a description of all Article 9 Collateral consisting of Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Agreement with respect to United States registered Copyrights has been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected first-priority security interest in all Article 9 Collateral (subject only to Permitted Liens) in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a first-priority security interest that shall be perfected in all Article 9 Collateral (subject only to Permitted Liens) in which a security interest may be perfected upon the receipt and recording of this Agreement or the Short Form Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Liens that have priority as a matter of law and Permitted Liens expressly permitted to be prior to the Security Interest pursuant to the Indenture, the LC Facility Agreement and the other Security Documents.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which

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any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

SECTION 4.03. Covenants. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change in (i) corporate name, (ii) the location of its chief executive office, its principal place of business or its principal accounting office, (iii) its identity or type of organization or corporate structure, (iv) its Federal Taxpayer Identification Number or organizational identification number or (v) its jurisdiction of organization. Each Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made (or provisions reasonably satisfactory to the Administrative Agent or Applicable Authorized Representative to make such filings prior to the lapse of the perfected security interest granted herein shall have been made) under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest, having the priority required by this Agreement, in all the Article 9 Collateral. Each Grantor agrees promptly to notify the Collateral Agent if (i) any material portion of the Article 9 Collateral owned or held by such Grantor is damaged, destroyed, or subject to condemnation and (ii) such Article 9 Collateral is material to the business of the Company and the Subsidiary Guarantors as a whole.

(b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 4.19(a) of the Indenture and Section 5.01 of the LC Facility Agreement, the Issuers shall deliver to the Collateral Agent a certificate executed by the chief financial officer and the chief legal officer of the Issuers (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 4.03(c) and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings recordings or registrations, including all refilings, rerecordings and registrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) of this Section 4.03 to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period). Each certificate delivered pursuant to this Section 4.03(c) shall identify in the format of Schedule III all registered Intellectual Property and applications for registration (other than any Intellectual Property that is Excluded Property) of any Grantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Collateral Agent.

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(c) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 4.08 of the Indenture and Section 6.05 of the LC Facility Agreement.

(d) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to identify specifically any asset or item that may constitute Copyrights, exclusive Licenses, Patents or Trademarks, provided that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

(e) Upon the occurrence of an Event of Default, the Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third party, by contacting Account Debtors or the third party possessing such Article 9 Collateral for the purpose of making such a verification; provided that, in the event such Event of Default has been cured in accordance with the LC Facility Agreement or the Indenture, as applicable, (i) the Company shall notify the Collateral Agent of the date of such cure and (ii) the Collateral Agent may only exercise the rights provided in this paragraph (e) for a period of 90 days following such cure. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

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(f) At its option following the occurrence and during the continuance of an Event of Default, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 4.08 of the Indenture and Section 6.05 of the LC Facility Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture, the LC Facility Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization, provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein, in the Note Documents or in the LC Facility Documents.

(g) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be documented or filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(h) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(i) None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Indenture and the LC Facility Agreement. None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession of the Article 9 Collateral owned by it, except that unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Note Documents or the LC Facility Documents.

(j) Upon the occurrence and continuance of an Event of Default, none of the Grantors will, without the Collateral Agent’s prior written consent, grant any

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extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged.

(k) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

(l) Each Grantor shall maintain, in a manner consistent with the practices of similarly situated companies engaged in the same or similar line of business, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

(m) As promptly as practicable, and in any event within 30 days, after the Issue Date, the Company and each other Credit Party will deliver all Securities Account Control Agreements that would otherwise have been required to be delivered on the Issue Date.

SECTION 4.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any Instruments or Tangible Chattel Paper, such Grantor shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.

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(b) Deposit Accounts. For each Deposit Account that any Grantor at any time opens or maintains, such Grantor shall, either (i) cause the depositary bank to agree to comply with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor or any other Person, pursuant to an agreement reasonably satisfactory to the Collateral Agent, or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to such Deposit Account, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such deposit account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of Default has occurred and is continuing or, after giving effect to any withdrawal would occur. The provisions of this paragraph shall not apply to (A) any Deposit Account for which any Grantor, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Agent for the specific purpose set forth therein, (B) Deposit Accounts for which the Collateral Agent is the depositary, (C) segregated Deposit Accounts holding exclusively cash collateral constituting Excluded Property and (D) Excluded Accounts.

(c) Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Collateral Agent thereof and, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary in a Securities Account that is not an Excluded Account, such Grantor shall immediately notify the Collateral Agent thereof and, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements or to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, as the case may be, in each case without further consent of any Grantor, such nominee, or any other Person, or (ii) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the

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Collateral Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this paragraph shall not apply to any Financial Assets credited to a securities account for which the Collateral Agent is the securities intermediary.

(d) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and shall take such action necessary to vest in the Collateral Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(e) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

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(f) Commercial Tort Claims. If any Grantor shall at any time undertake a Commercial Tort Action, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Collateral Agent in such writing a first-priority security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance as necessary to perfect the security interest in such Commercial Tort Action.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not do any act or omit do to any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act omitting to do any act) whereby any Patent material to the conduct of the businesses of a Grantor may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent that is material to the conduct of such Grantor’s business with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of such Grantor’s business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d) Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright that is material to the conduct of a Grantor’s business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright material to the conduct of its business, its right to register the same, or its right to keep and maintain the same.

(e) Contemporaneously with the delivery of quarterly financial statements to the Trustee pursuant to Section 4.19(a) of the Indenture and to the Administrative Agent pursuant to Section 5.01 of the LC Facility Agreement, each Grantor shall (i) notify the Collateral Agent of any application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and

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Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof since the last such notification (or, in the case of the first quarter following the Issue Date, since the Issue Date), (ii) execute and deliver any and all agreements, instruments, documents and papers necessary to evidence the Collateral Agent’s first-priority security interest in such Patent, Trademark or Copyright and (iii) each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g) In the event that any Grantor has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

(h) Upon and during the continuance of an Event of Default, each Grantor shall use commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of tangible Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall, upon the occurrence and during the continuance of an Event of Default, have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on

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demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for

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future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free (if such agreement cannot be reasonably rescinded) to consummate such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral in accordance with the terms specified in Section 2.01(b) of the Intercreditor Agreement. In the event no Intercreditor Agreement is in effect at any time, the Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all agent’s fees and collateral management fees of the Collateral Agent and all fees, costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Note Document, any other LC Facility Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, all amounts payable in respect of Indemnified Liabilities (as defined in the Real Estate Collateral Management Agreement) to the extent such Indemnified Liabilities are matured, payable and owing to the Collateral Agent and its related Indemnified Parties (as defined in the Real Estate Collateral Management Agreement), the repayment of all advances made by the Collateral Agent hereunder, under any other Note Document or under any other LC Facility Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder, under any other Note Document or under any other LC Facility Document;

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SECOND, to the payment in full of the LC Facility Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the LC Facility Obligations owed to them on the date of any such distribution);

THIRD, to the payment in full of the Notes Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Notes Obligations owed to them on the date of any such distribution); and

FOURTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent is hereby authorized to establish and maintain as a blocked account under the sole dominion and control of the Collateral Agent, a restricted deposit account designated as “Shea Homes Collateral Account” into which the Collateral Agent may deposit proceeds of Collateral. All amounts at any time held in the Collateral Account shall be beneficially owned by Grantors but shall be held in the name of the Collateral Agent hereunder, as collateral security for the Obligations upon the terms and conditions set forth herein. Grantors shall have no right to withdraw, transfer or, except as expressly set forth herein or in the Intercreditor Agreement, otherwise receive any funds deposited into the Collateral Account. Cash held by the Collateral Agent in the Collateral Account shall not be invested by the Collateral Agent but instead shall be maintained as a cash deposit in the Collateral Account pending application thereof as elsewhere provided in this Agreement or in the Intercreditor Agreement. Subject to the Collateral Agent’s rights hereunder, any interest, if any, earned on deposits of cash in the Collateral Account shall be deposited directly in, and held in, the Collateral Account.

The Collateral Agent is hereby authorized to establish and maintain accounts at such banking institutions necessary or appropriate to receive and distribute proceeds in accordance with this Section 5.02, the Security Documents, the LC Facility Documents and the Notes Documents.

SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default, provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

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SECTION 5.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Issuers agree that (a) in the event a payment in respect of any obligation shall be made by any Guarantor under the Indenture or the LC Facility Agreement, the Issuers shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such

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payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part any Obligation owed to any Secured Party, the Issuers shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Guarantor (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Issuers as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.14, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall (subject to Section 6.03) be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment.

SECTION 6.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Obligations. No failure on the part of the Issuers or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor, either of the Issuers or any other Subsidiary shall be fully subordinated to the payment in full in cash of the Obligations.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.03 of the Indenture and Section 9.01 of the LC Facility Agreement, as applicable. All communications and notices hereunder to any Guarantor shall be given to it in care of the Issuers as provided in Section 9.01 of the LC Facility Agreement or, if the LC Facility is no longer in effect, as provided in Section 13.03 of the Indenture.

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SECTION 7.02. Waivers; Amendment. (a) No failure or delay by the Collateral Agent or Holder in exercising any right or power hereunder or under any other Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Holders and the Participants hereunder, under the other Note Documents and under the other LC Facility Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Sections 9.01 and 9.02 of the Indenture and Section 9.08 of the LC Facility Agreement.

SECTION 7.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its fees, expenses and other amounts owed to it under this Agreement, Sections 7 and 8 of the Real Property Collateral Management Agreement and Section 2.01(b) of the Intercreditor Agreement.

(b) Without limitation of its indemnification obligations under the other Note Documents and the other LC Facility Documents, each Grantor jointly and severally agrees to indemnify the Secured Parties against, and hold each Secured Party harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Secured Party, incurred by or asserted against any Secured Party by any third party or by any Grantor arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Secured Party is a party thereto, provided that such indemnity shall not, as to any Secured Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Secured Party.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this

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Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Note Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Note Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.03 shall be payable on written demand therefor.

SECTION 7.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in the Note Documents, the LC Facility Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, any other Note Document of any other LC Facility Document shall be considered to have been relied upon by the Holders’ and Participants and shall survive the execution and delivery of the Note Documents, the LC Facility Documents and the issuance of the Notes and Letters of Credit, regardless of any investigation made by any Holder of Participant or on their behalf and notwithstanding that the Collateral Agent or any Holder may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Notes are issued under the Indenture or any Letters of Credit are issued under the LC Facility Agreement, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid. This Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding.

SECTION 7.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement, the Indenture or the LC Facility Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

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SECTION 7.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.08. Reserved.

SECTION 7.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, any other Note Document, any other LC Facility Document or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Grantors hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement, any other Note Document or any other LC Facility Document shall affect any right that the Collateral Agent or any Holder or Participant may otherwise have to bring any action or proceeding relating to this Agreement, any other Note Document or any other LC Facility Document against any Grantor or their respective properties in the courts of any jurisdiction.

(c) Each of the Grantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Note Document or any other LC Facility Document in any court referred to in paragraph (b) of this Section 7.09. Each of the Grantors hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement, any other Note Document or any other LC Facility Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER NOTE DOCUMENT, ANY OTHER LC FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 7.12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Note Document, the LC Facility Agreement, any other LC Facility Document, any agreement with respect to any of the Obligations, or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Note Document, the LC Facility Agreement, any other LC Facility Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 7.13. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when (i) all the Obligations have been paid in full or (ii) upon discharge of the Indenture or defeasance of the Notes as set forth in Article VIII of the Indenture and the LC Facility Obligations have been paid in full in cash or immediately available funds and the Participants have no further commitment to extend credit under the LC Facility Agreement and the LC Exposure has been reduced to zero (or cash-collateralized or

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supported by back-to-back letters of credit in form and substance and from an issuing bank reasonably satisfactory to the Issuing Bank and the Administrative Agent) and each Issuing Bank has no further obligations to issue Letters of Credit under the LC Facility Agreement.

(b) A Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Guarantor shall be automatically released when such Guarantor’s Guarantee is released in accordance with the terms of the Indenture and the LC Facility Agreement, which terms shall include, if applicable, the obtaining of the consent of the requisite Secured Parties as provided for in the Indenture and the LC Facility agreement.

(c) In connection with any disposition of Collateral to any Person other than the Company, the Corporate Issuer or any of the Restricted Subsidiaries (but excluding any transaction subject to Section 4.10 of the Indenture and Section 6.04 of the LC Facility Agreement where the recipient is required to become the obligor on the Notes or a Guarantee) that is permitted by the Indenture and the LC Facility Agreement, the security interest in such Collateral shall be automatically released.

(d) With the consent of the requisite Secured Parties in accordance with Section 9.02 of the Indenture and Section 9.08 of the LC Facility Agreement including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes, the Security Interest in any Collateral, the release of which is the subject of such consents, shall be automatically released.

(e) In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) of this Section 7.13, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or warranty by the Collateral Agent.

SECTION 7.14. Additional Guarantor. Pursuant to Section 4.22 of the Indenture and Section 5.05 of the LC Facility Agreement, each Person that becomes a Guarantor under the Indenture or LC Facility Agreement after the Issue Date is required to enter into this Agreement as a Grantor upon becoming such a Guarantor. Upon execution and delivery by the Collateral Agent and such a Guarantor of an instrument in the form of Exhibit I hereto, such Guarantor shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 7.15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and

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executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided that, unless otherwise provided for herein, such power of attorney may only be exercised upon the occurrence of an Event of Default. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes, provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

SECTION 7.16. Intercreditor Agreement Govern. Reference is made to the Intercreditor Agreement. Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the terms of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall control.

[Signature Pages Follow]

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EXHIBIT D

Form of Intercreditor Agreement

EXECUTION COPY

INTERCREDITOR AGREEMENT

dated as of May 10, 2011

among

SHEA HOMES LIMITED PARTNERSHIP,

SHEA HOMES FUNDING CORP.,

the other GRANTORS party hereto,

WELLS FARGO BANK, NATIONAL ASSOCIATION

in its capacity as the Collateral Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION

as the Authorized Representative for the Indenture Secured Parties solely in its capacity as Trustee under the Indenture,

CREDIT SUISSE AG,

as the LC Facility Authorized Representative,

and

each ADDITIONAL AUTHORIZED REPRESENTATIVE from time to time party hereto

INTERCREDITOR AGREEMENT dated as of May 10, 2011 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership (the “Company”), SHEA HOMES FUNDING CORP., a Delaware corporation (the “Corporate Issuer”, and together with the Company, the “Issuers”), the other GRANTORS (as defined below) party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent for the Pari-Passu Lien Secured Parties (as defined below) (in such capacity, the “Collateral Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Authorized Representative for the Indenture Secured Parties solely in its capacity as trustee under the Indenture (as defined below) (in such capacity, the “Trustee”), CREDIT SUISSE AG, as the Authorized Representative for the LC Facility Secured Parties (in such capacity, the “LC Facility Authorized Representative”), and each Additional Authorized Representative from time to time party hereto, as the Authorized Representative for any Pari-Passu Lien Secured Parties of any other Class.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Trustee, for itself and on behalf of its Related Secured Parties, the LC Facility Authorized Representative, for itself and on behalf of its Related Secured Parties, and each Additional Authorized Representative, for itself and on behalf of its Related Secured Parties, agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Indenture referred to below. As used in this Agreement, the following terms have the meanings specified below:

“Additional Authorized Representative” has the meaning assigned to such term in Article VI.

“Additional Authorized Representative Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit I, appropriately completed.

“Additional Pari-Passu Lien Credit Documents” means the indentures or other agreements under which Additional Pari-Passu Lien Obligations of any Class are issued or incurred and all other notes, instruments, agreements and other documents evidencing or governing Additional Pari-Passu Lien Obligations of such Class or providing any guarantee, Lien or other right in respect thereof.

“Additional Pari-Passu Lien Obligations” means all Obligations of the Issuers and the other Grantors that shall have been designated as such pursuant to Article VI. Additional Pari-Passu Lien Obligations shall include Post-Petition Interest.

“Additional Pari-Passu Lien Secured Parties” means the holders of any Additional Pari-Passu Lien Obligations.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Applicable Authorized Representative” means, as of the Issue Date, the Trustee (in its capacity as the Authorized Representative of the Indenture Secured Parties). The Trustee (and any subsequent Applicable Authorized Representative) will remain the Applicable Authorized Representative until the earlier of (1) such time as the Notes Obligations (or the applicable Class of Specified Pari-Passu Lien Obligations represented by the then-Applicable Authorized Representative) cease to represent the largest principal amount outstanding of any Class of Specified Pari-Passu Lien Obligations, in which case the Applicable Authorized Representative shall be the Authorized Representative representing the Class of Specified Pari-Passu Lien Obligations constituting the largest principal amount outstanding of any such Class, and (2) the Non-Controlling Authorized Representative Enforcement Date, in which case the Applicable Authorized Representative shall be the Major Non-Controlling Authorized Representative.

“Authorized Representatives” means the Trustee (in its capacity as the Authorized Representative of the Indenture Secured Parties), the LC Facility Authorized Representative and each Additional Authorized Representative.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.07.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Class”, when used in reference to (a) any Pari-Passu Lien Obligations, refers to whether such Pari-Passu Lien Obligations are the Notes Obligations, the LC Facility Obligations or the Additional Pari-Passu Obligations of any Series, (b) any Authorized Representative, refers to whether such Authorized Representative is the

Trustee, the LC Facility Authorized Representative or the Additional Authorized Representative with respect to the Additional Pari-Passu Lien Obligations of any Series, (c) any Pari-Passu Lien Secured Parties, refers to whether such Pari-Passu Lien Secured Parties are the Indenture Secured Parties, the LC Facility Secured Parties or the Additional Pari-Passu Lien Secured Parties and (d) any Pari-Passu Lien Credit Documents, refers to whether such Pari-Passu Lien Credit Documents are the Notes Documents, the LC Facility Documents or the Additional Pari-Passu Lien Credit Documents with respect to Additional Pari-Passu Lien Obligations of any Series.

“Collateral” means all assets of the Grantors now or hereafter subject to a Lien created pursuant to any Pari-Passu Lien Security Document to secure any Pari-Passu Lien Obligations.

“Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Controlling Secured Parties” means, at any time with respect to any Shared Collateral, the Secured Parties of the same Class as the Authorized Representative that is the Applicable Authorized Representative with respect to such Shared Collateral at such time.

“Default” means a “Default” (or a similar event, however denominated) as defined in any Pari-Passu Lien Credit Document.

“DIP Financing” has the meaning assigned to such term in Section 2.07.

“DIP Financing Liens” has the meaning assigned to such term in Section 2.07.

“DIP Lenders” has the meaning assigned to such term in Section 2.07.

“Discharge” means, with respect to any Shared Collateral and Pari-Passu Lien Obligations of any Class (other than the LC Facility Obligations), the date on which Pari-Passu Lien Obligations of such Class are no longer secured by Liens on such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of LC Facility Obligations” shall mean, except to the extent otherwise provided in Section 2.08, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) principal of and interest (including any Post-Petition Interest) and premium, if any, on all Indebtedness outstanding under the LC Facility Documents and, with respect to letters of credit outstanding thereunder, the obligations thereunder shall have been cash collateralized or other arrangements reasonably satisfactory to the Issuing Bank (as defined in the LC Facility Agreement) or applicable Participants (as defined in the LC Facility Agreement) under the LC Facility Documents in their sole discretion shall have been made with respect thereto, in each case concurrently with the termination of all commitments to issue or extend letters of credit, and (b) any other LC Facility Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided, however, that the Discharge of LC Facility Obligations shall be deemed not to have occurred if such payments are made with the proceeds of other LC Facility Obligations that are used to modify, extend, refinance, renew, replace or refund such LC Facility Obligations. In the event the LC Facility Obligations are modified and such modified LC Facility Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the LC Facility Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such Indebtedness and any Obligations pursuant to such new Indebtedness shall have been satisfied.

“Event of Default” means an “Event of Default” (or a similar event, however denominated) as defined in any Pari-Passu Lien Credit Document.

“Excluded Land Collateral” means Property (as defined in the Collateral Management Agreement) located in a designated “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency) for the duration of such designation.

“Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit II, appropriately completed.

“Grantors” means, at any time, the Issuers and each of their Subsidiaries that, at such time, has granted a security interest in any of its assets pursuant to any Pari-Passu Lien Security Document to secure any Pari-Passu Lien Obligations of any Class. The Persons that are Grantors on the date hereof are those Guarantors party hereto.

“Indenture” means the Indenture dated as of May 10, 2011 among the Issuers, the Trustee and the other parties thereto.

“Indenture Secured Parties” means the Persons holding Notes Obligations, including the Trustee.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against any Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.

“LC Facility Agreement” means the Letter of Credit Facility Agreement dated as of May 10, 2011, among the Company, the Corporate Issuer, the Guarantors party thereto, Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”) and as issuing bank, and the Participants party thereto.

“LC Facility Authorized Representative” has the meaning assigned to such term in the preamble hereto.

“LC Facility Documents” means (a) the LC Facility Agreement, the Security Documents (as such term is defined in the LC Facility Agreement), the Intercreditor Agreement and any other document designated by the Administrative Agent as an LC Facility Document and (b) any other related document or instrument executed and delivered pursuant to any LC Facility Document described in clause (a) evidencing or governing any LC Facility Obligations thereunder.

“LC Facility Obligations” has the meaning assigned to such term in the Security Agreement. LC Facility Obligations shall include Post-Petition Interest.

“LC Facility Secured Parties” means the holders of any LC Facility Obligations.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the same Class as the Class of the Specified Pari-Passu Lien Obligations (other than the Specified Pari-Passu Lien Obligations of the same Class as the Class of the Controlling Secured Parties with respect to such Shared Collateral) secured by valid and perfected Liens on such Shared Collateral the aggregate amount of which exceeds the aggregate amount of Specified Pari-Passu Lien Obligations of any other Class (other than the Specified Pari-Passu Lien Obligations of the same Class as the Class of the Controlling Secured Parties with respect to such Shared Collateral) secured by valid and perfected Liens on such Shared Collateral.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative (other than the LC Facility Authorized Representative) that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative in respect of any Shared Collateral, the date that is 90 days (throughout which 90-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative with respect to such Shared Collateral) after the occurrence of both (a) an Event of Default (under and as defined in the Pari-Passu Lien Credit Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (b) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (i) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative with respect to such Shared Collateral and that an Event of Default (under and as defined in the Pari-Passu Lien Credit Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (ii) the Specified Pari-Passu Lien Obligations of the Class with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Pari-Passu Lien Credit Documents of such Class; provided, however, that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur (and shall be deemed not to have occurred for all purposes hereof) with respect to any Shared Collateral (A) at any time the Collateral Agent (pursuant to instructions from the LC Facility Representative or the Applicable Authorized Representative) has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (B) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, at any time with respect to any Shared Collateral, the Specified Pari-Passu Lien Secured Parties that are not Controlling Secured Parties at such time with respect to such Shared Collateral.

“Notes” shall mean any securities issued under the Indenture.

“Notes Obligations” shall mean all Obligations in respect of the Notes or arising under the Notes Documents or any of them, including all fees and expenses of the Collateral Agent and the Trustee thereunder. Notes Obligations shall include Post-Petition Interest.

“Notes Documents” means (a) the Notes, the Indenture, the Pari-Passu Lien Security Documents and the Intercreditor Agreement and (b) any other related document or instrument executed and delivered pursuant to any Notes Document described in clause (a) evidencing or governing any Notes Obligations thereunder.

“Obligations” means with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Pari-Passu Lien Credit Documents” means, collectively, (a) the Notes Documents, (b) the LC Facility Documents and (c) the Additional Pari-Passu Lien Credit Documents, in each case including such documents after giving effect to any increase, extension, renewal, replacement, restatement, supplement, restructuring, repayment, refunding or Refinancing of the Pari-Passu Lien Obligations corresponding thereto in accordance with Section 2.01(c).

“Pari-Passu Lien Obligations” means (a) the Notes Obligations, (b) the LC Facility Obligations and (c) the Additional Pari-Passu Lien Obligations.

“Pari-Passu Lien Secured Parties” means (a) the Indenture Secured Parties, (b) the LC Facility Secured Parties, (c) the Additional Pari-Passu Lien Secured Parties and (d) the Collateral Agent.

“Pari-Passu Lien Security Documents” means the Security Agreement and each other agreement entered into in favor of the Collateral Agent for the purpose of securing Pari-Passu Lien Obligations of any Class.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction.

“Post-Petition Interest” means any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law.

“Proceeds” has the meaning assigned to such term in Section 2.01(b).

“Real Property Collateral Management Agreement” means the Real Property Collateral Management Agreement dated as of May 10, 2011, among the Company, the Corporate Issuer and Wells Fargo Bank, National Association, as collateral agent for the Pari-Passu Lien Secured Parties.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Secured Parties” means, with respect to the Authorized Representative of any Class, the Pari-Passu Lien Secured Parties of such Class.

“Security Agreement” shall mean the Security Agreement dated as of May 10, 2011, among the Issuers, the Grantors party thereto and the Collateral Agent, as amended and restated or otherwise modified from time to time.

“Series”, when used in reference to Additional Pari-Passu Lien Obligations, refers to such Additional Pari-Passu Lien Obligations as shall have been issued or incurred pursuant to the same indentures or other agreements and with respect to which the same Person acts as the Authorized Representative.

“Shared Collateral” means, at any time, Collateral on which the Collateral Agent shall have at such time a valid and perfected Lien for the benefit of Pari-Passu Lien Secured Parties of any two or more Classes. If Pari-Passu Lien Obligations of more than two Classes are outstanding at any time, then any Collateral shall constitute Shared Collateral with respect to Pari-Passu Lien Obligations or Pari-Passu Lien Secured Parties of any Class only if the Collateral Agent has at such time a valid and perfected Lien on such Collateral securing Pari-Passu Lien Obligations of such Class for the benefit of the Pari-Passu Lien Secured Parties of such Class.

“Specified Pari-Passu Lien Obligations” means all Pari-Passu Lien Obligations other than the LC Facility Obligations.

“Specified Pari-Passu Lien Secured Parties” means the holders of all Specified Pari-Passu Lien Obligations.

“Trustee” has the meaning assigned to such term in the preamble hereto.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03. Concerning the Collateral Agent and the Authorized Representatives. (a) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the Collateral Agent or the Trustee, whether on behalf of itself or, in the case of the Trustee, on behalf of any other Indenture Secured Party, is made in reliance on the authority granted to the Collateral Agent or the Trustee, respectively, pursuant to the authorization thereof under this Agreement and the Indenture, respectively. It is understood and agreed that the Collateral Agent and the Trustee shall not be responsible for or have any duty to ascertain or inquire into whether any other Indenture Secured Party is in compliance with the terms of this Agreement, and no party hereto or any other Pari-Passu Lien Secured Party shall have any right of action whatsoever against the Collateral Agent or the Trustee for any failure of any other Indenture Secured Party to comply with the terms hereof or for any other Indenture Secured Party taking any action contrary to the terms hereof.

(b) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the Authorized Representative of any Class not referred to in paragraph (a) above, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to such Authorized Representative pursuant to the authorization thereof under the Pari-Passu Lien Credit Documents of such Class. It is understood and agreed that any such Authorized Representative shall not be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Pari-Passu Lien Secured Party shall have any right of action whatsoever against such Authorized Representative for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Equal Priority. (a) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing Pari-Passu Lien Obligations of any Class, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any Pari-Passu Lien Credit Document, or any other circumstance whatsoever, each Authorized Representative, for itself and on behalf of its Related Secured Parties, agrees that valid and perfected Liens on any Shared Collateral securing Pari-Passu Lien Obligations of any Class shall be of equal priority with valid and perfected Liens on such Shared Collateral securing Pari-Passu Lien Obligations of each other Class.

(b) Each Authorized Representative, for itself and on behalf of its Related Secured Parties, agrees that, notwithstanding any provision of any Pari-Passu Lien Credit Document to the contrary (but subject to Sections 2.12, 2.13 and 2.14), if (i) an Event of Default shall have occurred and is continuing and such Authorized Representative or any of its Related Secured Parties is taking action to enforce rights or exercise remedies in respect of any Shared Collateral, (ii) any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding or (iii) such Authorized Representative or any of its Related Secured Parties receives any payment with respect to any Shared Collateral pursuant to any intercreditor agreement (other than this Agreement), then the proceeds of any sale, collection or other liquidation of any Shared Collateral obtained by such Authorized Representative or any of its Related Secured Parties on account of such enforcement of rights or exercise of remedies, and any such distributions or payments received by such Authorized Representative or any of its Related Secured Parties (all such proceeds, distributions and payments being collectively referred to as “Proceeds”), shall be applied as follows:

(1) FIRST, to the payment of all agent’s fees and collateral management fees of the Collateral Agent and all fees, costs and expenses incurred by the Collateral Agent in connection with the collection of proceeds or sale of any Collateral or otherwise in connection with the Pari-Passu Lien Security Documents, the Real Property Collateral Management Agreement and this Agreement, including all court costs, the fees and expenses of its agents and legal counsel, all amounts payable in respect of Indemnified Liabilities (as defined in the Real Property Collateral Management Agreement) to the extent such Indemnified Liabilities are matured, payable and owing to the Collateral Agent and its related Indemnified Parties (as defined in the Real Property Collateral Management Agreement), the repayment of all advances made by the Collateral Agent on behalf of either of the Issuers or any Guarantor and any other costs or expenses incurred by the Collateral Agent in connection with the exercise of any right or remedy of any of the Pari-Passu Lien Secured Parties;

(2) SECOND, to the payment of all amounts owing to Authorized Representatives (in their capacity as such);

(3) THIRD, to the payment of all LC Facility Obligations (including obligations to provide cash collateral) on a pro rata basis based on the respective amounts of LC Facility Obligations then outstanding;

(4) FOURTH, to the payment of any Specified Pari-Passu Lien Obligations (including the Notes Obligations) on a pro rata basis based on the respective amounts of such Specified Pari-Passu Lien Obligations then outstanding; and

(5) FIFTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

(c) It is acknowledged that the Pari-Passu Lien Obligations of any Class may, subject to the limitations set forth in the Pari-Passu Lien Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in this Section 2.01 or the provisions of this Agreement defining the relative rights of the Pari-Passu Lien Secured Parties of any Class; provided, however, that upon the Refinancing of any Class of Pari-Passu Lien Obligations, the Authorized Representative of such Class shall provide prompt notice thereof to the Collateral Agent; and provided further, however, that upon the Refinancing of the LC

Facility Obligations in accordance with the terms of the LC Facility Documents, such notice shall identify the Person that shall succeed, and the parties hereto acknowledge that such identified Person shall be permitted to succeed, the LC Facility Authorized Representative in its capacity as such under this Agreement.

SECTION 2.02. Enforcement by the Collateral Agent. If (a) any Event of Default under the Indenture (or any event of default under the Pari-Passu Lien Credit Document for which the Applicable Authorized Representative is the Authorized Representative) or an Event of Default under the LC Facility Agreement shall have occurred and be continuing, (b) an Insolvency or Liquidation Proceeding with respect to either of the Issuers or any Guarantor is occurring or (c) the LC Facility Obligations have been accelerated pursuant to applicable law, the Collateral Agent shall act in relation to the Collateral in accordance with the instructions of (i) on or prior to the date of the Discharge of LC Facility Obligations, the LC Facility Authorized Representative and the Applicable Authorized Representative and (ii) after the date of the Discharge of LC Facility Obligations, the Applicable Authorized Representative.

(b) The Collateral Agent shall disregard any instructions from any other Person to exercise any right or remedy hereunder with respect to the Collateral if those instructions are inconsistent with this Agreement.

(c) Any Person entitled to instruct the Collateral Agent to exercise any right or remedy hereunder with respect to the Collateral may give or refrain from giving instructions to the Collateral Agent to exercise or refrain from exercising any right or remedy with respect to the Collateral as it sees fit in accordance with the other provisions of the Pari-Passu Lien Security Documents, the Real Property Collateral Management Agreement and this Agreement. Prior to the Discharge of LC Facility Obligations, each instruction to exercise any right or remedy with respect to the Collateral shall be accompanied by a certification by the instructing party or parties, as the case may be, that the requirements of Sections 2.02(d), 2.02(e) and 2.02(f) have been satisfied (together with such instruction, a “Certified Instruction”).

(d) Subject to paragraph (e) below, on or prior to the date of the Discharge of LC Facility Obligations, before giving any instructions to the Collateral Agent to exercise any right or remedy hereunder with respect to the Collateral, the LC Facility Authorized Representative and the Applicable Authorized Representative shall consult with one another and with the Collateral Agent in good faith, with a view to coordinating those instructions, for a period of up to 45 days or such shorter period as the LC Facility Authorized Representative and the Applicable Authorized Representative may agree (the “Initial Consultation Period”), which Initial Consultation Period shall commence, with respect to any such instruction, upon the LC Facility Authorized Representative or the Applicable Authorized Representative notifying both the Collateral Agent and the other such party that the relevant party seeks to provide a Certified Instruction to the Collateral Agent, and shall continue notwithstanding the failure of such other party to timely respond or engage in such consultation. For the avoidance of doubt, the Collateral Agent shall be entitled to rely on such notice to it (without any requirement to confirm that such notice has been given to such other party) in determining that the Initial Consultation Period has commenced.

(e) The LC Facility Authorized Representative and the Applicable Authorized Representative shall not be obligated to consult in accordance with paragraph (d) above if the LC Facility Authorized Representative and the Applicable Authorized Representative determine in good faith that to enter into such consultations and thereby delay the commencement of enforcement of the Collateral could reasonably be expected to have a material adverse effect on (A) their ability to enforce the Collateral or (B) the realization of any proceeds of any enforcement of the Collateral.

(f) The LC Facility Authorized Representative and the Applicable Authorized Representative hereby agree that shortening or eliminating the requirement of (in accordance with 2.02(d) and 2.02(e), respectively) the Initial Consultation Period with respect to any Certified Instruction is contingent upon the LC Facility Authorized Representative and the Applicable Authorized Representative jointly notifying the Collateral Agent to such effect.

(g) The Collateral Agent shall inform each Authorized Representative promptly upon receipt of any instructions under this Section 2.02 to initiate an Initial Consultation Period or Certified Instructions to exercise any right or remedy with respect to the Collateral. Prior to the Discharge of LC Facility Obligations, the Collateral Agent may rely upon any Certified Instruction in exercising any such right or remedy; provided, however, that it may not exercise any such right or remedy following its receipt of such Certified Instruction until the earlier of (a) the sixth Business Day after the date on which it has informed each Authorized Representative of such Certified Instruction under this Section 2.02 and (b) the date on which it has received a joint Certified Instruction from the LC Facility Authorized Representative and the Applicable Authorized Representative with respect to the exercise of such right or remedy.

SECTION 2.03. Competing Instructions to the Collateral Agent. (a) If (x) a Certified Instruction given to the Collateral Agent by the LC Facility Authorized Representative or the Applicable Authorized Representative conflicts with the Certified Instruction given to the Collateral Agent by the other such party or (y) the LC Facility Authorized Representative or the Applicable Authorized Representative contests any Certified Instruction by notifying the Collateral Agent prior to the sixth Business Day after receiving notice from the Collateral Agent of such Certified Instruction in accordance with Section 2.02(g): (i) the Collateral Agent shall promptly notify the LC Facility Authorized Representative and the Applicable Authorized Representative of such conflict; and (ii) following such notification, the LC Facility Authorized Representative and the Applicable Authorized Representative shall consult with one another in good faith for 15 days (the “Additional Consultation Period”) with a view to resolving such conflict; provided, however, that the Additional Consultation Period shall end immediately if the LC Facility Authorized Representative and the Applicable Authorized Representative determine in good faith (and give the Collateral Agent notice in writing prior to the commencement thereof) that such consultation and thereby the delay in the enforcement of the Collateral could reasonably be expected to have a material adverse effect on (A) their ability to enforce any of the Collateral or (B) the realization of any proceeds of any enforcement of the Collateral; provided, however, that any such Additional Consultation Period may only be shortened to the extent that the LC Facility Authorized Representative and the Applicable Authorized Representative jointly notify the Collateral Agent to such effect.

(b) If, following the end of the Additional Consultation Period, the Collateral Agent has not received joint instructions from the LC Facility Authorized Representative and the Applicable Authorized Representative, the Collateral Agent shall enforce the Collateral in accordance with the instructions of the LC Facility Authorized Representative as evidenced in the relevant Certified Instruction, notwithstanding any outstanding dispute as to any party’s compliance with the procedural requirements pertaining to the Initial Consultation Period, which Certified Instruction the Collateral Agent shall be entitled to rely upon in taking action to enforce rights or exercise remedies in respect of any Shared Collateral.

SECTION 2.04. Actions with Respect to Shared Collateral; Prohibition on Certain Contests. (a) Notwithstanding anything to the contrary in the Pari-Passu Lien Credit Documents (other than this Agreement), (i) only the Collateral Agent shall, and shall have the right to, exercise, or refrain from exercising, any rights, remedies and powers with respect to the Shared Collateral, including any action to enforce its security interest in or realize upon any Shared Collateral and any right, remedy or power with respect to any Shared Collateral under any intercreditor agreement (other than this Agreement), and then only on the instructions of the Applicable Authorized Representative and, if on or prior to the date of the Discharge of LC Facility Obligations, the LC Facility Authorized Representative, (ii) the Collateral Agent shall not be required to, and shall not, follow any instructions or directions with respect to Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Authorized Representative (or the Related Secured Parties thereof), other than the Applicable Authorized Representative and, if on or prior to the date of the Discharge of LC Facility Obligations, the LC Facility Authorized Representative, and (iii) no Authorized Representative (or any Related Secured Parties thereof), other than the Applicable Authorized Representative and, if on or prior to the date of the Discharge of LC Facility Obligations, the LC Facility Authorized Representative, shall, or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, take any other action to enforce its security interest in or realize upon, or exercise any other right, remedy or power with respect to (including any right, remedy or power under any intercreditor agreement other than this Agreement) any Shared Collateral, whether under any Pari-Passu Lien Credit Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative (and, if on or prior to the date of the Discharge of LC Facility Obligations, the LC Facility Authorized Representative) and in accordance with the applicable Pari-Passu Lien Security Documents, the Real Property Collateral Management Agreement and this Agreement, shall be entitled to take any such actions or exercise any such rights, remedies and powers with respect to Shared Collateral. Notwithstanding the equal priority of the Liens established under Section 2.01(a), the Collateral Agent (acting on the instructions of the Applicable Authorized Representative and, if on or prior to the date of the Discharge of LC Facility Obligations, the LC Facility Authorized Representative) may deal with the Shared Collateral as if the Class of Specified Pari-Passu Lien Obligations then represented by the Applicable Authorized Representative and, if on or prior to the date of the Discharge of LC Facility Obligations, the LC Facility Obligations, are the only Classes of Pari-Passu Lien Obligations outstanding. No Authorized Representative of any Class of Specified Pari-Passu Lien Obligations (other than the Applicable Authorized Representative), or the Related Secured Party thereof, may contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent (acting on the instructions of the Applicable Authorized Representative and, if on or prior to the date of the Discharge of LC Facility Obligations, the LC Facility Authorized Representative), or any other exercise by the Collateral Agent, the Applicable Authorized Representative, the Controlling Secured Parties, the LC Facility Authorized Representative or the LC Facility Secured Parties of any rights, remedies or powers with respect to the Shared Collateral. Nothing in this paragraph shall be construed to limit the rights and priorities of the Collateral Agent, any Authorized Representative or any other Pari-Passu Lien Secured Party with respect to any Collateral not constituting Shared Collateral.

(b) The Collateral Agent and each of the Authorized Representatives agrees that it will not accept any Lien on any asset of any Grantor securing Pari-Passu Lien Obligations of any Class for the benefit of any Pari-Passu Lien Secured Party of such Class other than a lien which the Company has certified is permitted by the Pari-Passu Lien Security Documents, the Pari-Passu Lien Credit Documents and this Agreement.

(c) Each of the Authorized Representatives agrees, for itself and on behalf of its Related Secured Parties, that neither such Authorized Representative nor its Related Secured Parties will (and each hereby waives any right to) challenge or contest or support any other Person in challenging or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity, attachment, creation, perfection, priority or enforceability of a Lien held by or on behalf of the Collateral Agent or any other Authorized Representative or any of its Related Secured Parties in all or any part of the Collateral, (ii) the validity, enforceability or effectiveness of any Pari-Passu Lien Obligation of any Class, any Pari-Passu Lien Security Document of any Class or the Real Property Collateral Management Agreement or (iii) the validity, enforceability or effectiveness of the priorities, rights or duties established by, or other provisions of, any Pari-Passu Security Documents, this Agreement or the Real Property Collateral Management Agreement; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent, any Authorized Representative or any of its Related Secured Parties to enforce this Agreement.

SECTION 2.05. No Interference; Payment Over. (a) Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, agrees that (i) neither such Authorized Representative nor its Related Secured Parties will (and each hereby waives any right to) take or cause to be taken any action the purpose of which is, or could reasonably be expected to be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (ii) except as provided in Sections 2.02, 2.03 and 2.04, neither such Authorized Representative nor its Related Secured Parties shall have any right (A) to direct the Collateral Agent or any other Pari-Passu Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) to consent to the exercise by the Collateral Agent or any other Pari-Passu Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iii) neither such Authorized Representative nor its Related Secured Parties will (and each hereby waives any right to) institute any suit or proceeding, or assert in any suit or proceeding any claim, against the Collateral Agent or any other Pari-Passu Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, the Applicable Authorized Representative or any other Pari-Passu Lien Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or such other Pari-Passu Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, and (iv) neither such Authorized Representative nor its Related Secured Parties will (and each hereby waives any right to) seek to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent or any Authorized Representative or any of its Related Secured Parties to enforce this Agreement.

(b) Each Authorized Representative, on behalf of itself and its Related Secured Parties, agrees that if such Authorized Representative or any of its Related Secured Parties shall at any time after the occurrence and during the continuation of an Event of Default obtain possession of any Shared Collateral or receive any Proceeds (other than as a result of any application of Proceeds pursuant to Section 2.01(b)) at any time prior to the Discharge of LC Facility Obligations and the Discharge of Pari-Passu Lien Obligations of each other Class, (i) such Authorized Representative or its Related Secured Party, as the case may be, shall promptly inform each Authorized Representative thereof, (ii) such Authorized Representative or its Related Secured Party shall hold such Shared Collateral or Proceeds in trust for the benefit of the Pari-Passu Lien Secured Parties of any Class entitled thereto pursuant to Section 2.01 and (iii) such Authorized Representative or its Related Secured Party shall promptly transfer such Shared Collateral or Proceeds to the Collateral Agent for distribution in accordance with Section 2.01(b). Furthermore, in the event of any Insolvency or Liquidation Proceeding in which a determination is made that any Lien encumbering any Shared Collateral is not enforceable for any reason, each Authorized Representative (on behalf of itself and its Related Secured Parties) agrees that, prior to the Discharge of LC Facility Obligations and the Discharge of Pari-Passu Lien Obligations of each other Class, any distribution or recovery it may receive with respect to, or allocable to, the value of the assets intended to constitute such Shared Collateral or any proceeds thereof shall be segregated and held in trust and forthwith paid over to the Collateral Agent for the benefit of the Pari-Passu Lien Secured Parties (in accordance with Section 2.01, notwithstanding such determination) in the same form as received, without recourse, representation or warranty (other than a representation of such Authorized Representative that it has not otherwise sold, assigned or transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Collateral Agent and each Authorized Representative, on behalf of itself and its Related Secured Parties, agrees that if the Collateral Agent or such Authorized Representative (or any of its Related Secured Parties) shall at any time, other than when an Event of Default has occurred and is continuing, obtain possession of any Shared Collateral or receive any Proceeds (other than as a result of any application of Proceeds pursuant to Section 2.01(b)) thereof, the Collateral Agent or such Authorized Representative (or its Related Secured Party), as the case may be, will convey such Shared Collateral or Proceeds, as the case may be, to the Grantors.

SECTION 2.06. Automatic Release of Liens; Amendments to Pari-Passu Lien Security Documents. (a) Notwithstanding anything to the contrary in the Pari-Passu Lien Credit Documents or Pari-Passu Lien Security Documents (but subject to the provisions of Section 11.04 of the Indenture in the case of the release of the Collateral from the Liens of the Security Documents), if at any time the Collateral Agent forecloses upon or otherwise exercises rights, remedies and powers against any Shared Collateral resulting in a disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens on such Shared Collateral in favor of the Collateral Agent, for the benefit of the Pari-Passu Lien Secured Parties of all Classes, will automatically be released and discharged; provided, however, that any Proceeds realized therefrom shall be applied pursuant to Section 2.01(b).

(b) Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that (i) the Collateral Agent may enter into any amendment or other modification to the Real Property Collateral Management Agreement or any Pari-Passu Lien Security Document so long as the Collateral Agent receives a certificate of the Issuers stating that such amendment or other modification is permitted by the terms of the Pari-Passu Lien Credit Documents of each Class and (ii) the Collateral Agent may enter into any amendment or other modification to the Real Property Collateral Management Agreement or any Pari-Passu Lien Security Document solely as such Pari-Passu Lien Security Document relates to Pari-Passu Lien Obligations of a particular Class so long as the Collateral Agent receives a certificate of the Issuers stating that (A) such amendment or modification is in accordance with the Pari-Passu Lien Credit Documents of such Class and (B) such amendment or modification does not adversely affect the interests of the Pari-Passu Lien Secured Parties of any other Class.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such consents, confirmations, authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment or modification to the Real Property Collateral Management Agreement or any Pari-Passu Lien Security Document provided for in this Section.

SECTION 2.07. Certain Agreements with Respect to Bankruptcy and Insolvency Proceedings. The Authorized Representative of each Class, for itself and on behalf of its Related Secured Parties, agrees that, if the Issuers or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, neither such Authorized Representative nor its Related Secured Parties will raise any objection to any such financing or to the Liens on the Shared Collateral securing any such financing (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, in each case unless the Applicable Authorized Representative or, if on or prior to the date of the Discharge of LC Facility Obligations, the LC Facility Authorized Representative, shall then oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the LC Facility Secured Parties or the Controlling Secured Parties, each Non-Controlling Secured Party (and, in the case of DIP Financing Liens senior to Liens on Shared Collateral for the benefit of the LC Facility Secured Parties, the Controlling Secured Parties) will subordinate its or their Liens (as applicable) with respect to such Shared Collateral on the same terms as the Liens of the LC Facility Secured Parties or the Controlling Secured Parties (as applicable, and in each case, other than any Liens of the LC Facility Secured Parties or Controlling Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Pari-Passu Lien Obligations of the LC Facility Secured Parties or the Controlling Secured Parties, each Non-Controlling Secured Party (and, in the case of DIP Financing Liens that rank pari-passu with the Liens on any such Shared Collateral granted to secure the Pari-Passu Lien Obligations of the LC Facility Secured Parties, the Controlling Secured Parties) will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Pari-Passu Lien Secured Parties of such Class retain the benefit of their Liens on all such Shared Collateral subject to the DIP Financing Liens, including proceeds thereof arising after the commencement of the Bankruptcy Case, with such Liens having the same priority with respect to Liens of the Pari-Passu Lien Secured Parties of any other Class (other than any Liens of the Pari-Passu Lien Secured Parties of such other Class constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Pari-Passu Lien Secured Parties of such Class are granted Liens on any additional collateral provided to the Pari-Passu Lien Secured Parties of any other Class as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with such Liens having the same priority with respect to Liens of the Pari-Passu Lien Secured Parties of any other Class (other than any Liens of the Pari-Passu Lien Secured Parties of such other Class constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (C) if any amount of such DIP Financing or cash collateral is applied to repay any Pari-Passu Lien Obligations, such amount is applied in accordance with Section 2.01(b), and (D) if the Pari-Passu Lien Secured Parties of any Class are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied in accordance with Section 2.01(b); provided, however, that the Pari-Passu Lien Secured Parties of each Class shall have a right to object to the grant, as security for the DIP Financing, of a Lien on any Collateral subject to Liens in favor of the Pari-Passu Lien Secured Parties of such Class or its Authorized Representative that shall not constitute Shared Collateral; and provided further that any Pari-Passu Lien Secured Party receiving adequate protection granted in connection with the DIP Financing or such use of cash collateral shall not object to any other Pari-Passu Lien Secured Party receiving adequate protection comparable to any such adequate protection granted to such Pari-Passu Lien Secured Party.

SECTION 2.08. Reinstatement. If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the Pari-Passu Lien Obligations of any Class previously made shall be rescinded for any reason whatsoever (including an order or judgment for disgorgement of a preference under the Bankruptcy Code or any similar law), then the terms and conditions of Article II shall be fully applicable thereto until all the Pari-Passu Lien Obligations of such Class shall again have been paid in full in cash.

SECTION 2.09. Insurance and Condemnation Awards. As between the Pari-Passu Lien Secured Parties, the Collateral Agent, acting at the instruction of the Applicable Authorized Representative and, if on or prior to the date of the Discharge of LC Facility Obligations, the LC Facility Authorized Representative (for the avoidance of doubt, subject to Sections 2.02 and 2.03), shall have the exclusive right, subject to the rights of the Grantors under the Pari-Passu Lien Security Documents, to settle and adjust claims in respect of Shared Collateral under policies of insurance covering or constituting Shared Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Shared Collateral; provided, however, that any Proceeds arising therefrom shall be subject to Section 2.01(b).

SECTION 2.10. Refinancings. The Pari-Passu Lien Obligations of any Class may be Refinanced, in whole or in part, in each case, without notice to, or the consent of, any Pari-Passu Lien Secured Party of any other Class, all without affecting the priorities provided for herein or the other provisions hereof; provided, however, that nothing in this Section shall affect any limitation on any such Refinancing that is set forth in the Pari-Passu Lien Credit Documents of any Class; and provided further, however, that, if any obligations of the Grantors in respect of such Refinancing Indebtedness shall be secured by Liens on any Shared Collateral, then such obligations and the holders thereof shall be subject to and bound by the provisions of this Agreement and the Authorized Representative of the holders of any such Refinancing Indebtedness shall have executed an Additional Authorized Representative Joinder Agreement.

SECTION 2.11. Possessory Collateral Agent as Gratuitous Bailee for Perfection. (a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each Pari-Passu Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari-Passu Lien Security Documents, in each case subject to the terms and conditions of this Section. Pending delivery to the Collateral Agent, each Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each Pari-Passu Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari-Passu Lien Security Documents, in each case, subject to the terms and conditions of this Section.

(b) The duties or responsibilities of the Collateral Agent and each Authorized Representative under this Section shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each Pari-Passu Lien Secured Party for purposes of perfecting the Lien held by such Pari-Passu Lien Secured Parties therein. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 2.12. Permitted Priority Liens. The Pari-Passu Lien Secured Parties hereby authorize and instruct the Collateral Agent to, and the Collateral Agent hereby agrees that it shall, execute and deliver such lien subordination, non-disturbance, attornment and other similar agreements as the Company may from time to time request, in form and substance reasonably satisfactory to the Applicable Authorized Representative and, if on or prior to the date of the Discharge of LC Facility Obligations, the LC Facility Authorized Representative, so long as the Company delivers to the Collateral Agent an Officers’ Certificate certifying that the Lien or other encumbrance proposed to be made senior to the Pari-Passu Lien Obligations is permitted to be incurred under the Pari-Passu Lien Credit Documents and is a Permitted Priority Lien.

SECTION 2.13. Excluded Stock Collateral. Each Authorized Representative, for itself and on behalf of its Related Secured Parties, agrees that, notwithstanding any provision of any Pari-Passu Lien Credit Document to the contrary, if, prior to the Discharge of LC Facility Obligations, (i) an Event of Default shall have occurred and is continuing and such Authorized Representative or any of its Related Secured Parties is taking action to enforce rights or exercise remedies in respect of any Excluded Stock Collateral (as defined in the Security Agreement), (ii) any distribution is made in respect of any Excluded Stock Collateral in any Insolvency or Liquidation Proceeding or (iii) such Authorized Representative or any of its Related Secured Parties receives any payment with respect to any Excluded Stock Collateral pursuant to any intercreditor agreement (other than this Agreement), then the proceeds of any sale, collection or other liquidation of any Excluded Stock Collateral obtained by such Authorized Representative or any of its Related Secured Parties on account of such enforcement of rights or exercise of remedies, and any such distributions or payments received by such Authorized Representative or any of its Related Secured Parties shall be applied in accordance with clauses (1), (2), (3) and (5), but not clause (4), of Section 2.01(b).

SECTION 2.14. Excluded Land Collateral. Each Authorized Representative, for itself and on behalf of its Related Secured Parties, agrees that, notwithstanding any provision of any Pari-Passu Lien Credit Document to the contrary, if (i) an Event of Default shall have occurred and is continuing and such Authorized Representative or any of its Related Secured Parties is taking action to enforce rights or exercise remedies in respect of any Excluded Land Collateral, (ii) any distribution is made in respect of any Collateral in any Insolvency or Liquidation Proceeding or (iii) such Authorized Representative or any of its Related Secured Parties receives any payment with respect to any Excluded Land Collateral pursuant to any intercreditor agreement (other than this Agreement), then the proceeds of any sale, collection or other liquidation of any Excluded Land Collateral obtained by such Authorized Representative or any of its Related Secured Parties on account of such enforcement of rights or exercise of remedies, and any such distributions or payments received by such Authorized Representative or any of its Related Secured Parties shall be applied in accordance with clauses (1), (2), (4) and (5), but not clause (3), of Section 2.01(b).

SECTION 2.15. Miscellaneous. Unless and until otherwise instructed by an Authorized Representative, the Collateral Agent may consider all Collateral as Shared Collateral. Each Authorized Representative hereby agrees that (i) upon a change in the Authorized Representative serving as Applicable Authorized Representative, the incumbent Applicable Authorized Representative shall provide prompt notice to the Collateral Agent as to the successor thereof, (ii) upon the assignment of any party’s rights and obligations under this Agreement, the assigning party shall provide prompt notice to the Collateral Agent as to the assignee thereof and (iii) upon a change in the principal amount outstanding of any Class of Specified Pari Passu-Lien Obligations, the Applicable Authorized Representative shall notify the Collateral Agent as to such change. Furthermore, the LC Facility Authorized Representative hereby agrees to provide prompt notice to the Collateral Agent upon the Discharge of LC Facility Obligations.

ARTICLE III

Determinations with Respect to Obligations and Liens

Whenever, in connection with the exercise of its rights or the performance of its obligations hereunder, the Collateral Agent or the Authorized Representative of any Class shall be required to determine the existence or amount of any Pari-Passu Lien Obligations of any Class, or the Shared Collateral subject to any Lien securing the Pari-Passu Lien Obligations of any Class (and whether such Lien constitutes a valid and perfected Lien), it may request that such information be furnished to it in writing by the Authorized Representative of such Class and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if, notwithstanding such request, the Authorized Representative of the applicable Class shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral

Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon an Officers’ Certificate. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Pari-Passu Lien Secured Party or any other Person as a result of such determination or any action or not taken pursuant thereto.

ARTICLE IV

Concerning the Collateral Agent

SECTION 4.01. Appointment and Authority. (a) Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, hereby irrevocably appoints Wells Fargo Bank, National Association to act as the Collateral Agent hereunder and under each of the Pari-Passu Lien Security Documents and the Real Property Collateral Management Agreement, and authorizes the Collateral Agent to take such actions and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Pari-Passu Lien Obligations, together with such actions and powers as are reasonably incidental thereto (including, for the avoidance of doubt, (i) entering into the Real Property Collateral Management Agreement and (ii) establishing and maintaining accounts at such banking institutions necessary or appropriate to receive and distribute Proceeds in accordance with Section 2.01 and the Pari-Passu Lien Security Documents and the Real Property Collateral Management Agreement). In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, hereby grants to the Collateral Agent any required powers of attorney to execute any Pari-Passu Lien Security Document governed by the laws of such jurisdiction on such Pari-Passu Lien Secured Party’s behalf. Without limiting the generality of the foregoing, the Collateral Agent is hereby expressly authorized to execute any and all documents (including releases) with respect to the Shared Collateral, and the rights of the Pari-Passu Lien Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Pari-Passu Lien Security Documents.

(b) Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the Pari-Passu Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Pari-Passu Lien Security Documents and the Real Property Collateral Management Agreement, without regard to any rights, remedies or powers to which the Non-Controlling Secured Parties would otherwise be entitled to as a result of their Non-Controlling Secured Obligations. Without limiting the foregoing, each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, agrees that none of the Collateral Agent, the Applicable Authorized Representative, the LC Facility

Authorized Representative or any other Pari-Passu Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Pari-Passu Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Pari-Passu Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, waives any claim they may now or hereafter have against the Collateral Agent or the Authorized Representative or any Pari-Passu Lien Secured Party of any other Class arising out of (i) any actions that the Collateral Agent or any such Authorized Representative or Pari-Passu Lien Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale or other disposition, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari-Passu Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Pari-Passu Lien Security Documents or the Real Property Collateral Management Agreement or any other agreement related thereto or to the collection of the Pari-Passu Lien Obligations or the valuation, use, protection or release of any security for the Pari-Passu Lien Obligations, (ii) any election by any Applicable Authorized Representative, LC Facility Authorized Representative or Pari-Passu Lien Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.07, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, the Issuers or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Pari-Passu Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction without the consent of each Authorized Representative representing Pari-Passu Lien Secured Parties for whom such Collateral constitutes Shared Collateral.

(c) Each of the Authorized Representatives, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that, upon any other obligations being designated hereunder as Additional Pari-Passu Lien Obligations or any other Person becoming an Additional Authorized Representative or any other Persons becoming Additional Pari-Passu Lien Secured Parties, the Collateral Agent will continue to act in its capacity as Collateral Agent in respect of the then existing Authorized Representatives and Pari-Passu Lien Secured Parties and such Additional Authorized Representative and Additional Pari-Passu Lien Secured Parties.

SECTION 4.02. Rights as a Pari-Passu Lien Secured Party. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Pari-Passu Lien Secured Party of any Class as any other Pari-Passu Lien Secured Party of such Class and may exercise the same as though it were not the

Collateral Agent and the term “Pari-Passu Lien Secured Party”, “Pari-Passu Lien Secured Parties”, “Indenture Secured Party”, “Indenture Secured Parties”, “Additional Pari-Passu Lien Secured Party” or “Additional Pari-Passu Lien Secured Parties”, as applicable, shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. The Person serving as the Collateral Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Issuers or any of their Subsidiaries or any other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other Pari-Passu Lien Secured Party.

SECTION 4.03. Exculpatory Provisions. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Pari-Passu Lien Security Documents and the Real Property Collateral Management Agreement. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take or refrain from taking any discretionary action or exercise or refrain from exercising any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the Pari-Passu Lien Security Documents or the Real Property Collateral Management Agreement that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative and, if on or prior to the date of the Discharge of LC Facility Obligations, the LC Facility Authorized Representative; provided, however, that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent, its agent or counsel to liability or that is contrary to any Pari-Passu Lien Security Document or applicable law;

(iii) shall not be under any obligation to exercise any of the rights or powers vested in it hereby or by the Pari-Passu Lien Security Documents or the Real Property Collateral Management Agreement as directed in writing by the Applicable Authorized Representative and, if on or prior to the date of the Discharge of LC Facility Obligations, the LC Facility Authorized Representative, unless such Authorized Representative has offered to the Collateral Agent reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(iv) shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense;

(v) may rely upon and enforce for its own benefit each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article VII of the Indenture, each of which shall also be deemed to be for the benefit of the Collateral Agent;

(vi) shall not, except as expressly set forth in this Agreement, the Real Property Collateral Management Agreement and in the Pari-Passu Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Issuers or any of their Subsidiaries or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(v) shall not be liable for any action taken or not taken by it (A) with the consent or at the request of (in accordance with the provisions of this Agreement) the Applicable Authorized Representative or the LC Facility Authorized Representative, (B) in the absence of its own gross negligence or wilful misconduct or (C) in reliance on an Officers’ Certificate stating that such action is permitted by the terms of this Agreement;

(vi) shall be deemed not to have knowledge of any Default or Event of Default under any Pari-Passu Lien Credit Documents of any Class unless and until notice describing such Default or Event Default is given to the Collateral Agent by the Authorized Representative of such Class or the Issuers in accordance with the applicable Pari-Passu Lien Credit Document;

(vii) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any Pari-Passu Lien Security Document or the Real Property Collateral Management Agreement, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any Pari-Passu Lien Security Document, the Real Property Collateral Management Agreement or any other agreement, instrument or document, or the validity, attachment, creation, perfection, priority or enforceability of any Lien purported to be created by the Pari-Passu Lien Security Documents, (E) the value or the sufficiency of any Collateral for Pari-Passu Lien Obligations of any Class or (F) the satisfaction of any condition set forth in any Pari-Passu Lien Credit Document, any Pari Passu Lien Security Document or the Real Property Collateral Management Agreement, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent; and

(viii) shall be deemed not to have knowledge of the Discharge of LC Facility Obligations, a change in the principal amounts of the Classes of Specified Pari Passu Lien Obligations, the identity of any Authorized Representative or the identity of the Authorized Representative serving as Applicable Authorized Representative until notice of such Discharge or change is given to the Collateral Agent in accordance with Section 2.15.

SECTION 4.04. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person. The Collateral Agent may consult with legal counsel of its selection (who may be counsel for the Issuers, any other Grantor or any Authorized Representative), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05. Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Pari-Passu Lien Security Document or the Real Property Collateral Management Agreement by or through any one or more sub-agents appointed by the Collateral Agent and the Collateral Agent shall not be responsible for any misconduct or negligence of any such sub-agent appointed with due care. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent, and shall apply to their respective activities as the Collateral Agent.

SECTION 4.06. Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement, the Real Property Collateral Management Agreement and the Pari-Passu Lien Security Documents to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Applicable Authorized Representative (and, if on or prior to the date of the Discharge of LC Facility Obligations, the LC Facility Authorized Representative) shall have the right, in consultation with the Company, to appoint a successor. If no such successor shall have been so appointed by the Applicable Authorized Representative (and, if on or prior to the date of the Discharge of LC Facility Obligations, by the LC Facility Authorized Representative) and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Pari-Passu Lien Secured Parties, appoint a successor Collateral Agent reasonably satisfactory to the Applicable Authorized Representative (and, if on or prior to the date of the Discharge of LC Facility Obligations, the LC Facility Authorized Representative); provided, however, that if the Collateral Agent shall notify each Authorized Representative and the Company that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring

Collateral Agent shall be discharged from its duties and obligations hereunder and under the Pari-Passu Lien Security Documents and the Real Property Collateral Management Agreement (except that in the case of any Collateral held by the Collateral Agent on behalf of the Pari-Passu Lien Secured Parties under any Pari-Passu Lien Security Document, the retiring Collateral Agent shall continue to hold such Collateral solely for purposes of maintaining the perfection of the security interests of the Pari-Passu Lien Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other Pari-Passu Lien Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative and, if on or prior to the date of the Discharge of LC Facility Obligations, the LC Facility Authorized Representative, appoint a successor Collateral Agent as provided above. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the Pari-Passu Lien Security Documents and the Real Property Collateral Management Agreement, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the Pari-Passu Lien Security Documents and the Real Property Collateral Management Agreement (if not already discharged therefrom as provided above). Notwithstanding the resignation of the Collateral Agent hereunder and under the Pari-Passu Lien Security Documents and the Real Property Collateral Management Agreement, the provisions of this Article and the equivalent provision of any Additional Pari-Passu Lien Credit Document shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Secured Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the Pari-Passu Lien Security Documents and the Real Property Collateral Management Agreement, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the Pari-Passu Lien Security Documents to the successor Collateral Agent.

SECTION 4.07. Collateral Matters. Each of the Pari-Passu Lien Secured Parties irrevocably authorizes and directs the Collateral Agent:

(a) to release any Lien on any property granted to or held by the Collateral Agent under any Pari-Passu Lien Security Document or the Real Property Collateral Management Agreement in accordance with Sections 2.04 and 2.06, in accordance with the Real Property Collateral Management Agreement or upon receipt of an Officers’ Certificate stating that such release is permitted by the terms of the Pari-Passu Lien Credit Documents; and

(b) to release any Grantor from its obligations under the Pari-Passu Lien Security Documents or the Real Property Collateral Management Agreement upon receipt of an Officers’ Certificate and Opinion of Counsel stating that such release is permitted by the terms of the Pari-Passu Lien Credit Documents; neither of which shall require the instruction of any Authorized Representative in accordance with Section 2.02 or 2.03.

ARTICLE V

No Liability

SECTION 5.01. Information. Neither the Collateral Agent nor the Authorized Representative or Pari-Passu Lien Secured Parties of any Class shall have any duty to disclose to any Pari-Passu Lien Secured Party of any other Class any information relating to the Issuers or any of their Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the Pari-Passu Lien Obligations, that is known or becomes known to any of them or any of their Affiliates. If the Collateral Agent or the Authorized Representative or any Pari-Passu Lien Secured Party of any Class, in its sole discretion, undertakes at any time or from time to time to provide any such information to, as the case may be, the Authorized Representative or any Pari-Passu Lien Secured Party of any other Class, it shall be under no obligation (i) to make, and shall not be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

SECTION 5.02. No Warranties or Liability. (a) Each Authorized Representative, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that neither the Collateral Agent nor the Authorized Representative or any Pari-Passu Lien Secured Party of any other Class has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Pari-Passu Lien Credit Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Authorized Representative and the Pari-Passu Lien Secured Parties of any Class will be entitled to manage and supervise their loans and other extensions of credit in the manner determined by them.

(b) No Authorized Representative or Pari-Passu Lien Secured Parties of any Class shall have any express or implied duty to the Authorized Representative or any Pari- Passu Lien Secured Party of any other Class to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a Default or an Event of Default under any Pari-Passu Lien Credit Document (other than, in each case, this Agreement), regardless of any knowledge thereof that they may have or be charged with.

ARTICLE VI

Additional Pari-Passu Lien Obligations

The Issuers may, at any time and from time to time, subject to any limitations contained in the Pari-Passu Lien Credit Documents in effect at such time, designate additional Indebtedness and related obligations that are, or are to be, secured by

Liens on any assets of either of the Issuers or any other Grantor that would, if such Liens were granted, constitute Shared Collateral as “Additional Pari-Passu Lien Obligations” by delivering to the Collateral Agent and each Authorized Representative party hereto at such time an Officers’ Certificate:

(a) describing the Indebtedness and other obligations being designated as Additional Pari-Passu Lien Obligations, and including a statement of the maximum aggregate outstanding principal amount of such Indebtedness as of the date of such certificate;

(b) setting forth the Additional Pari-Passu Lien Credit Documents under which such Additional Pari-Passu Lien Obligations are issued or incurred or the guarantees of such Additional Pari-Passu Lien Obligations are, or are to be, created, and attaching copies of such Additional Pari-Passu Lien Credit Documents as each Grantor has executed and delivered to the Person that serves as the administrative agent, trustee or a similar representative for the holders of such Additional Pari-Passu Lien Obligations (such Person being referred to as the “Additional Authorized Representative”) with respect to such Additional Pari-Passu Lien Obligations on the closing date of such Additional Pari-Passu Lien Obligations, certified as being true and complete by an Officers’ Certificate;

(c) identifying the Person that serves as the Additional Authorized Representative;

(d) certifying that the incurrence of such Additional Pari-Passu Lien Obligations, the creation of the Liens securing such Additional Pari-Passu Lien Obligations and the designation of such Additional Pari-Passu Lien Obligations as “Additional Pari-Passu Lien Obligations” hereunder do not violate or result in a default under any provision of any Pari-Passu Lien Credit Documents in effect at such time;

(e) certifying that the Additional Pari-Passu Lien Credit Documents authorize the Additional Authorized Representative to become a party hereto by executing and delivering an Additional Authorized Representative Joinder Agreement and provide that upon such execution and delivery, such Additional Pari-Passu Lien Obligations and the holders thereof shall become subject to and bound by the provisions of this Agreement; and

(f) attaching a fully completed Authorized Representative Joinder Agreement executed and delivered by the Additional Authorized Representative.

Upon the delivery of such certificate and the related attachments as provided above, the obligations designated in such notice as “Additional Pari-Passu Lien Obligations” shall become Additional Pari-Passu Lien Obligations for all purposes of this Agreement.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to any Grantor, to it (or, in the case of any Grantor other than the Company, to it in care of the Company) at 655 Brea Canyon Road, Walnut, California 91788-0487, Attention of Chief Financial Officer (Fax No. (909) 869-0849);

(b) if to the Collateral Agent, to it at Wells Fargo Bank, National Association, 45 Broadway, 14th Floor, New York, NY 10006, Fax 212-515-1589, Attn: Julius Zamora;

(c) if to the Trustee (in its capacity as the Authorized Representative of the Indenture Secured Parties), to it at 707 Wilshire Blvd, 17th Floor, Los Angeles, CA 90017, Attention: Corporate Trust Department;

(d) if to the LC Facility Authorized Representative, to it at Credit Suisse, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Fax No. (212) 325-8304); and

(e) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section. As agreed to in writing by any party hereto from time to time, notices and other communications to such party may also be delivered by e-mail to the e-mail address of a representative of such party provided from time to time by such party.

SECTION 7.02. Waivers; Amendment; Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and each Authorized Representative then party hereto; provided, however, that no such agreement shall by its terms amend, modify or otherwise affect the rights or obligations of any Grantor without the Company’s prior written consent; provided further, however, that (i)(A) without the consent of any party hereto other than the Issuers, this Agreement may be supplemented by an Authorized Representative Joinder Agreement, and an Additional Authorized Representative may become a party hereto, in accordance with Article VI, and (B) without the consent of any party hereto, this Agreement may be supplemented by a Grantor Joinder Agreement, and a Subsidiary may become a party hereto, in accordance with Section 7.13, and (ii) in connection with any Refinancing of Pari-Passu Lien Obligations of any Class, or the incurrence of Additional Pari-Passu Lien Obligations of any Class, the Collateral Agent and the Authorized Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other Pari-Passu Lien Secured Party), at the request of the Collateral Agent, any Authorized Representative or the Company, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing or such incurrence and are reasonably satisfactory to the Collateral Agent and each such Authorized Representative.

SECTION 7.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Pari-Passu Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 7.04. Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding against the Issuers or any of their Subsidiaries. The reimbursement and indemnification obligations in favor of Collateral Agent hereunder, including without limitation the items set forth in 2.01(b)(FIRST) shall remain operative and in full force and effect regardless of the termination of this Agreement or any Note Documents or LC Facility Documents, the consummation of the transactions contemplate hereby and thereby and payment of the obligations thereunder.

SECTION 7.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.07. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 7.08. Submission to Jurisdiction Waivers; Consent to Service of Process. The Collateral Agent and each Authorized Representative, for itself and on behalf of its Related Secured Parties, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Pari-Passu Lien Security Documents and the Real Property Collateral Management Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in Section 7.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Pari-Passu Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Pari-Passu Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.10. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement (including Section 2.06 hereof) and the provisions of any of the Pari-Passu Lien Credit Documents, the provisions of this Agreement shall control.

SECTION 7.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari-Passu Lien Secured Parties in relation to one another. Except as expressly provided in this Agreement, none of the Company, any other Grantor, any other Subsidiary or any other creditor of any of the foregoing shall have any rights or obligations hereunder, and none of the Company, any other Grantor or any other Subsidiary may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the Pari-Passu Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 7.13. Additional Grantors. In the event any Subsidiary of the Company shall have granted a Lien on any of its assets to secure any Pari-Passu Lien Obligations, the Company shall cause such Subsidiary, if not already a party hereto, to become a party hereto as a “Grantor”. Upon the execution and delivery by any such Subsidiary of a Grantor Joinder Agreement, such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 7.14. Integration. This Agreement, together with the other Pari-Passu Lien Credit Documents, represents the agreement of each of the Grantors and the Pari-Passu Lien Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent or any other Pari-Passu Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Pari-Passu Lien Credit Documents.

SECTION 7.15. Further Assurances. Each of the Collateral Agent, each Authorized Representative and the Grantors agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Collateral Agent or any Authorized Representative may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

SECTION 7.16. Security Agreement. In addition to the foregoing rights, in acting hereunder and by virtue of this Agreement, the Collateral Agent shall have all of the rights, protections and immunities granted to it under the Security Agreement, all of which are incorporated by reference herein.

EXHIBIT I to

INTERCREDITOR AGREEMENT

[FORM OF] ADDITIONAL AUTHORIZED REPRESENTATIVE AGENT JOINDER AGREEMENT NO. [        ] dated as of [         ], [         ] (this “Joinder Agreement”) to the INTERCREDITOR AGREEMENT dated as of May 10, 2011 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership (the “Company”), SHEA HOMES FUNDING CORP., a Delaware corporation (together with the Company, the “Issuers”), the other GRANTORS party thereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the Pari-Passu Lien Secured Parties (in such capacity, the “Collateral Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Authorized Representative for the Indenture Secured Parties in its capacity as trustee under the Indenture, CREDIT SUISSE AG, as the Authorized Representative for the LC Facility Secured Parties, and each Additional Authorized Representative from time to time party thereto, as the Authorized Representative for any Pari-Passu Lien Secured Parties of any other Class.

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The Issuers and the other Grantors propose to issue or incur “Additional Pari-Passu Lien Obligations” designated by the Issuers as such in accordance with Article VI of the Intercreditor Agreement in an Officers’ Certificate delivered concurrently herewith to the Collateral Agent and the Authorized Representatives (the “Additional Pari-Passu Lien Obligations”). The Person identified in the signature pages hereto as the “Additional Authorized Representative” (the “Additional Authorized Representative”) will serve as the administrative agent, trustee or a similar representative for the holders of the Additional Pari-Passu Lien Obligations (the “Additional Pari-Passu Lien Secured Parties”).

The Additional Authorized Representative wishes, in accordance with the provisions of the Intercreditor Agreement, to become a party to the Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Additional Pari-Passu Lien Secured Parties, the rights and obligations of an “Additional Authorized Representative” and “Secured Parties” thereunder.

Accordingly, the Additional Authorized Representative, for itself and on behalf of its Related Secured Parties, and the Issuers agree as follows, for the benefit of the Collateral Agent, the existing Authorized Representatives and the existing Pari-Passu Lien Secured Parties:

SECTION 1.01. Accession to the Intercreditor Agreement. The Additional Authorized Representative hereby (a) accedes and becomes a party to the Intercreditor Agreement as an “Additional Authorized Representative”, (b) agrees, for itself and on behalf of the Additional Pari-Passu Lien Secured Parties, to all the terms and provisions of the Intercreditor Agreement and (c) acknowledges and agrees that (i) the Additional Pari-Passu Lien Obligations and Liens on any Collateral securing the same shall be subject to the provisions of the Intercreditor Agreement and (ii) the Additional Authorized Representative and the Additional Pari-Passu Lien Secured Parties shall have the rights and obligations specified under the Intercreditor Agreement with respect to an “Authorized Representative” and a “Pari-Passu Lien Secured Party”, respectively, and shall be subject to and bound by the provisions of the Intercreditor Agreement.

SECTION 1.02. Representations and Warranties of the Additional Authorized Representative. The Additional Authorized Representative represents and warrants to the Collateral Agent, the existing Authorized Representatives and the existing Pari-Passu Lien Secured Parties that (a) it has full power and authority to enter into this Joinder Agreement, in its capacity as the Additional Authorized Representative, (b) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (c) the Additional Pari-Passu Lien Credit Documents relating to the Additional Pari-Passu Lien Obligations provide that, upon the Additional Authorized Representative’s execution and delivery of this Joinder Agreement, (i) the Additional Pari-Passu Lien Obligations and Liens on any Collateral securing the same shall be subject to the provisions of the Intercreditor Agreement and (ii) the Additional Authorized Representative and the Additional Pari-Passu Lien Secured Parties shall have the rights and obligations specified therefor under, and shall be subject to and bound by the provisions of, the Intercreditor Agreement.

SECTION 1.03. Parties in Interest. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Pari-Passu Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 1.04. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 1.05. Governing Law. This Joinder Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 1.06. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Intercreditor Agreement. All communications and notices hereunder to the Additional Authorized Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 7.01 to the Intercreditor Agreement.

SECTION 1.07. Expenses. The Issuers agree to reimburse the Collateral Agent and each of the Authorized Representatives for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent and any of the Authorized Representatives.

SECTION 1.08. Incorporation by Reference. The provisions of Sections 7.04, 7.06, 7.08, 7.09, 7.10, 7.11 and 7.12 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

IN WITNESS WHEREOF, the Additional Authorized Representative and the Issuers have duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[ ], AS ADDITIONAL AUTHORIZED REPRESENTATIVE,

by

Name: Title:

Address for notices:

attention of:

Facsimile:

SHEA HOMES LIMITED PARTNERSHIP,

by

Name: Title:

SHEA HOMES FUNDING CORP.,

by

Name: Title:

Acknowledged by: WELLS FARGO BANK, NATIONAL ASSOCIATION, solely in its capacity as the Collateral Agent,

by

Name: Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, solely in its capacity as Trustee and Authorized Representative for the Indenture Secured Parties

by

Name: Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the LC Facility Authorized Representative

by

Name: Title:

by

Name: Title:

EXHIBIT II to

INTERCREDITOR AGREEMENT

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [ ] dated as of [ ], [ ] (this “Joinder Agreement”) to the INTERCREDITOR AGREEMENT dated as of May 10, 2011 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership (the “Company”), SHEA HOMES FUNDING CORP., a Delaware corporation (together with the Company, the “Issuers”), the other GRANTORS party thereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the Pari-Passu Lien Secured Parties (as defined below) (in such capacity, the “Collateral Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Authorized Representative for the Indenture Secured Parties in its capacity as trustee under the Indenture (as defined below), CREDIT SUISSE AG, as the Authorized Representative for the LC Facility Secured Parties and each Additional Authorized Representative from time to time party thereto, as the Authorized Representative for any Pari-Passu Lien Secured Parties of any other Class.

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

[            ], a [            ] [corporation] and a Subsidiary of the Issuers (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure Pari-Passu Lien Obligations and such Additional Grantor is not a party to the Intercreditor Agreement.

The Additional Grantor wishes to become a party to the Pari-Passu Lien Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder. The Additional Grantor is entering into this Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become a Grantor thereunder.

Accordingly, the Additional Grantor agrees as follows, for the benefit of the Collateral Agent, the Authorized Representatives and the Pari-Passu Lien Secured Parties:

SECTION 1.01. Accession to the Intercreditor Agreement. The Additional Grantor (a) hereby accedes and becomes a party to the Intercreditor Agreement as a “Grantor”, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) acknowledges and agrees that the Additional Grantor shall have the rights and obligations specified under the Intercreditor Agreement with respect to a “Grantor” and shall be subject to and bound by the provisions of the Intercreditor Agreement.

SECTION 1.02. Representations and Warranties of the Additional Grantor. The Additional Grantor represents and warrants to the Collateral Agent, the Authorized Representatives and the Pari-Passu Lien Secured Parties that this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 1.03. Parties in Interest. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Pari-Passu Lien Secured Parties, all of whom are intended to be third party beneficiaries of this Agreement.

SECTION 1.04. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 1.05. Governing Law. This Joinder Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 1.06. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Intercreditor Agreement.

SECTION 1.07. Expenses. The Grantor agrees to reimburse the Collateral Agent and each of the Authorized Representatives for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent and any of the Authorized Representatives.

SECTION 1.08. Incorporation by Reference. The provisions of Sections 7.04, 7.06, 7.08, 7.09, 7.10, 7.11 and 7.12 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF SUBSIDIARY],

by

Name: Title:

EXHIBIT E

Form of Mortgage

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, NATIONAL

ASSOCIATION

45 Broadway, 14th Floor

New York, NY 10006

Attention: Julius R. Zamora, Vice President

Re: [PROPERTY CID]

THIS DEED OF TRUST SECURES AN AGREEMENT WHICH PROVIDES FOR A VARIABLE INTEREST

RATE AND THE RIGHT TO REPAY AND REBORROW ON A REVOLVING BASIS

DEED OF TRUST

WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

THE PARTIES TO THIS DEED OF TRUST WITH ABSOLUTE ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (“Deed of Trust”), made as of July [•], 2011, are [SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership] (“Trustor”)1, FIDELITY NATIONAL TITLE COMPANY, a California corporation (“Trustee”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, solely in its capacity as collateral agent for the Pari-Passu Lien Secured Parties (as such term is defined in the Intercreditor Agreement, as such term is defined below) (in such capacity, and including any successor collateral agent appointed under the Intercreditor Agreement, “Beneficiary”).

ARTICLE 1. GRANT IN TRUST

1.1	GRANT. For the purposes of and upon the terms and conditions in this Deed of Trust, Trustor irrevocably grants, bargains, sells, releases, warrants, transfers, mortgages, pledges, conveys and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all of that real property located in the City of [•], County of [•], State of California, described on Exhibit A attached hereto, together with all right, title, interest, and privileges of Trustor in and to any declaration of covenants, conditions and restrictions, reciprocal easement agreement, or other similar agreements with respect to the Subject Property (as defined below), all streets, ways, roads, and alleys used in connection with or pertaining to such real property, all development rights or credits, air rights, water, water rights and water stock related to the real property, and all minerals, oil and gas, and other hydrocarbon substances in, on or under the real property, and all appurtenances, easements, rights and rights of way appurtenant or related thereto; all buildings, other improvements and fixtures now or hereafter located on the real property, including, but not limited to, all apparatus, equipment, and appliances used in the operation or occupancy of the real property, it being intended by the parties that all such items shall be conclusively considered to be a part of the real property, whether or not attached or affixed to the real property (the “Improvements”); all interest or estate

[1]	NOTE: Add Exhibit B—Non-Issuer Trustor Rider if the Trustor is not also an Issuer.

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which Trustor may hereafter acquire in the property described above, and all additions and accretions thereto, and the proceeds of any of the foregoing; (all of the foregoing being collectively referred to as the “Subject Property”). The listing of specific rights or property shall not be interpreted as a limit of general terms.

ARTICLE 2. OBLIGATIONS SECURED

2.1	OBLIGATIONS SECURED. Trustor makes this Deed of Trust for the purpose of securing the following obligations (“Secured Obligations”):

(a)	Payment and performance of the “Pari-Passu Lien Obligations”, including the “Additional Pari-Passu Lien Obligations”, as such terms are defined in the Intercreditor Agreement (“Intercreditor Agreement”) dated as of May 10, 2011 by and among Shea Homes Limited Partnership, a California limited partnership, and Shea Homes Funding Corp., a Delaware corporation (together, the “Issuers”), and the Grantors party thereto, Beneficiary and Authorized Representatives (as such terms are defined therein) from time to time party thereto; and

(b)	Payment and performance of all covenants and obligations of Trustor under this Deed of Trust; and

(c)	Payment and performance of the “Notes Obligations”, as such term is defined in (i) the Indenture dated as of May 10, 2011 (the “Indenture”) among the Issuers, the Guarantors, as such term is defined therein, from time to time party thereto, and Wells Fargo Bank, National Association, as Trustee, and (ii) the Security Agreement defined in Section 2.1(d); and

(d)	Payment and performance of the “LC Facility Obligations” as such term is defined in the Security Agreement (“Security Agreement”) dated as of May 10, 2011 by and among the Issuers, the Guarantors identified therein, Credit Suisse AG, as Administrative Agent and the Collateral Agent (together with the other documents evidencing, securing or executed in connection with the Letter of Credit Facility Agreement dated as of May 10, 2011 (the “LC Facility Agreement”) among the Issuers, the Guarantors identified therein and the participants party thereto and the Indenture and the other documents evidencing, securing or executed in connection with the Indenture, the “Pari-Passu Lien Credit Documents”); and

(e)	Payment and performance of all covenants and obligations, if any, of any rider attached as an Exhibit to this Deed of Trust; and

(f)	Payment and performance of all future advances and other obligations that the then record owner of all or part of the Subject Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary and/or the Pari-Passu Lien Secured Parties, when such future advance or obligation is evidenced by a writing which recites that it is secured by this Deed of Trust; and

(g)	Intentionally omitted; and

(h)

All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or

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accelerating payment dates wholly or partly; or (ii) modifications, extensions or renewals at a different rate of interest whether or not, in the case of a note, the modification, extension or renewal is evidenced by a new or additional promissory note or notes.

Notwithstanding anything else contained herein, in no event shall this Deed of Trust secure the LC Facility Obligations (other than LC Facility Obligations which are also Notes Obligations) during any period that the Subject Property encumbered by this Deed of Trust is located in a designated “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), provided that this Deed of Trust shall continue to secure the other Secured Obligations during any such period and shall secure the LC Facility Obligations if and when such Subject Property is no longer located in a designated “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency).

2.2	OBLIGATIONS. The term “obligations” is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges (if any), late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

2.3	INCORPORATION. All terms of the Secured Obligations and the documents evidencing such obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Subject Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice, if provided therein, that: (a) the documents evidencing the Secured Obligations may permit borrowing, repayment and re-borrowing so that repayments shall not reduce the amounts of the Secured Obligations; and (b) the rate of interest on one or more Secured Obligations may vary from time to time. Trustor acknowledges and agrees that the Secured Obligations constitute an extension of credit to the Issuers and Guarantors as defined in the Indenture and Guarantors as defined in the LC Facility Agreement, that Trustor has and will benefit from the extension of such credit, and that Trustor has received good and valuable consideration for the grant of this Deed of Trust.

ARTICLE 3. ASSIGNMENT OF LEASES AND RENTS

3.1	ASSIGNMENT. Trustor hereby irrevocably and unconditionally assigns to Beneficiary all of Trustor’s right, title and interest in, to and under: (a) all leases of the Subject Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Subject Property or any portion thereof, whether now existing or entered into after the date hereof (“Leases”); and (b) the rents, receipts, royalties, proceeds, revenue, income, issues, deposits and profits of the Subject Property, including, without limitation, all amounts payable and all rights and benefits of whatever nature accruing to Trustor under the Leases (“Payments”). The term “Leases” shall also include all guarantees of and security for the lessees’ performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Beneficiary’s right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Subject Property.

3.2

GRANT OF LICENSE. Beneficiary confers upon Trustor a license (“License”) to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon a Default, the License shall be automatically revoked and Beneficiary may collect and apply the Payments pursuant to Section 6.4 without notice and without taking possession of the Subject Property. Trustor hereby irrevocably authorizes and directs the

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lessees under the Leases to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the lessees’ undertakings under the Leases, and the lessees shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing hereunder. Trustor hereby relieves the lessees from any liability to Trustor by reason of relying upon and complying with any such notice or demand by Beneficiary. Any payments collected by Trustor from and after the date on which a Default occurred and is continuing shall be held by Trustor in trust for Beneficiary.

3.3	EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Beneficiary to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Subject Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; or (c) responsible or liable for any waste committed on the Subject Property by the lessees under any of the Leases or by any other parties; for any dangerous or defective condition of the Subject Property; or for any negligence in the management, upkeep, repair or control of the Subject Property resulting in loss or injury or death to any lessee, licensee, employee, invitee or other person. Beneficiary and Trustee shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (i) the exercise or failure to exercise by Beneficiary or Trustee, or any of their respective employees, agents, contractors or subcontractors, any of the rights, remedies or powers granted to Beneficiary or Trustee hereunder; or (ii) the failure or refusal of Beneficiary to perform or discharge any obligation, duty or liability of Trustor arising under the Leases.

3.4	INTENTIONALLY OMITTED.

3.5	COVENANTS. Trustor covenants and agrees at Trustor’s sole cost and expense to: (a) deliver to Beneficiary fully executed, counterpart original(s) of each and every Lease if requested to do so; and (b) execute and record such additional assignments of any Lease as required by the Authorized Representative or specific subordinations (or subordination, attornment and non-disturbance agreements executed by the lessor and lessee) of any Lease to the Deed of Trust as Trustor may from time to time request, in form and substance reasonably satisfactory to the Applicable Authorized Representative and, if on or prior to the date of discharge of the LC Facility Obligations, the LC Authorized Representative, so long as Trustor delivers to Beneficiary an Officer’s Certificate certifying that such subordination is permitted under the Pari-Passu Credit Documents and is a Permitted Priority Lien. Capitalized terms in this Section 3.5 not otherwise defined herein shall have the meanings ascribed to such terms in the Intercreditor Agreement.

ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING

4.1	SECURITY INTEREST. Trustor hereby grants and assigns to Beneficiary as of the date hereof a security interest, to secure payment and performance of all of the Secured Obligations, in all of the following described personal property in which Trustor now or at any time hereafter has any interest (collectively, the “Collateral”):

All goods, building and other materials, supplies, inventory, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property and embedded software included therein and supporting information, wherever situated, which are or are to be incorporated into, used in connection with, or appropriated for use on (i) the real property described on Exhibit A attached hereto and incorporated by reference herein or (ii) any

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existing or future improvements on the real property; together with all rents and security deposits derived from the Subject Property; all inventory, accounts, cash receipts, deposit accounts, accounts receivable, contract rights, licenses, agreements, general intangibles, payment intangibles, software, chattel paper (whether electronic or tangible), instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, proceeds of the sale of promissory notes, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the ownership, management, leasing, operation, sale or disposition of the Subject Property or any business now or hereafter conducted thereon by Trustor; all development rights and credits, and any and all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Subject Property; all water and water rights, wells and well rights, canals and canal rights, ditches and ditch rights, springs and spring rights, and reservoirs and reservoir rights appurtenant to or associated with the Subject Property, whether decreed or undecreed, tributary, non-tributary or not non-tributary, surface or underground or appropriated or unappropriated, and all shares of stock in water, ditch, lateral and canal companies, well permits and all other evidences of any of such rights; all deposits or other security now or hereafter made with or given to utility companies by Trustor with respect to the Subject Property; all advance payments of insurance premiums made by Trustor with respect to the Subject Property; all plans, drawings and specifications relating to the Subject Property; all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Subject Property or any portion thereof; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing; together with all books, records and files relating to any of the foregoing.

As to all of the above described personal property which is or which hereafter becomes a “fixture” under applicable law, this Deed of Trust constitutes a fixture filing under the California Uniform Commercial Code, as amended or recodified from time to time (“UCC”), and is acknowledged and agreed to be a “construction mortgage” under the UCC.

4.2	REPRESENTATIONS AND WARRANTIES. Trustor represents and warrants that: (a) Trustor’s principal place of business is located at the address shown in Section 7.11; and (b) Trustor’s legal name is exactly as set forth on the first page of this Deed of Trust.

4.3	COVENANTS. Trustor agrees: (a) to execute and deliver such documents as are necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving Beneficiary prior written notice thereof; (c) to cooperate with Beneficiary in perfecting all security interests granted herein and in obtaining such agreements from third parties as are necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder; and (d) that Beneficiary is authorized to file financing statements and continuation statements in the name of Trustor to perfect Beneficiary’s security interest in Collateral.

4.4	RIGHTS OF BENEFICIARY. In addition to Beneficiary’s rights as a “Pari-Passu Lien Secured Party” under the UCC, Beneficiary may, but shall not be obligated to, at any time without notice and at the expense of Trustor: (a) give notice to any person of Beneficiary’s rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Beneficiary therein; (c) inspect the Collateral; and (d) endorse, collect and receive any right to payment of money owing to Trustor under or from the Collateral.

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4.5	RIGHTS OF BENEFICIARY ON DEFAULT. Upon the occurrence of a Default (hereinafter defined) under this Deed of Trust, then in addition to all of Beneficiary’s rights as a “Secured Party” under the UCC or otherwise at law:

(a)	Beneficiary may (i) upon written notice, require Trustor to assemble any or all of the Collateral and make it available to Beneficiary at a place designated by Beneficiary; (ii) without prior notice, enter upon the Subject Property or other place where any of the Collateral may be located and take possession of, collect, sell, lease, license and dispose of any or all of the Collateral, and store the same at locations acceptable to Beneficiary at Trustor’s expense; and (iii) sell, assign and deliver at any place or in any lawful manner all or any part of the Collateral and bid and become the purchaser at any such sales;

(b)	Beneficiary may, for the account of Trustor and at Trustor’s expense: (i) operate, use, consume, sell, lease, license or dispose of the Collateral as Beneficiary deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise, or settlement, including insurance claims, which Beneficiary may deem desirable or proper with respect to any of the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Trustor in connection with or on account of any or all of the Collateral; and

(c)	In disposing of Collateral hereunder, Beneficiary may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral shall be applied in accordance with the terms and conditions of the Intercreditor Agreement.

Notwithstanding any other provision hereof, Beneficiary shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor to Beneficiary unless Trustor shall make an express written election of said remedy under UCC §9620, or other applicable law. Trustor agrees that Beneficiary shall have no obligation to process or prepare any Collateral for sale or other disposition.

4.6	INTENTIONALLY OMITTED.

4.7	POSSESSION AND USE OF COLLATERAL. Except as otherwise provided in this Section or the Pari-Passu Lien Credit Documents, so long as no Default exists under this Deed of Trust or the Pari-Passu Lien Credit Documents, Trustor may possess, use, move, transfer or dispose of any of the Collateral in the ordinary course of Trustor’s business in accordance with the terms of the Pari-Passu Lien Credit Documents.

ARTICLE 5. RIGHTS AND DUTIES OF THE PARTIES

5.1	INTENTIONALLY OMITTED.

5.2	TAXES AND ASSESSMENTS. Subject to Trustor’s rights to contest payment of taxes as may be provided in the Pari-Passu Lien Credit Documents, Trustor shall pay prior to delinquency all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or which may become a lien upon or cause a loss in value of the Subject Property or any interest therein. Trustor shall also pay prior to delinquency all taxes, assessments, levies and charges imposed by any public authority upon Beneficiary by reason of its interest in any Secured Obligation or in the Subject Property, or by reason of any payment made to Beneficiary pursuant to any Secured Obligation; provided, however, Trustor shall have no obligation to pay taxes which may be imposed from time to time upon Beneficiary or Secured Parties and which are measured by and imposed upon Beneficiary’s or any Secured Party’s net income.

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5.3	INTENTIONALLY OMITTED.

5.4	PERFORMANCE OF SECURED OBLIGATIONS. Trustor shall promptly pay and perform each Secured Obligation when due.

5.5	LIENS, ENCUMBRANCES AND CHARGES. To the extent required by the Pari-Passu Lien Credit Documents, Trustor shall immediately discharge any lien not permitted thereunder. Subject to the provisions of the Pari-Passu Lien Credit Documents, if any, regarding mechanics’ liens, Trustor shall pay when due all obligations secured by or which may become liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Subject Property or Collateral, or any interest therein, whether senior or subordinate hereto.

5.6	INTENTIONALLY OMITTED.

5.7	MAINTENANCE AND PRESERVATION OF THE SUBJECT PROPERTY. Trustor shall insure and maintain the Subject Property and Collateral pursuant to the terms and conditions of the Pari-Passu Lien Credit Documents.

5.8	DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. At Trustor’s sole expense, Trustor shall protect, preserve and defend the Subject Property and Collateral and title to and right of possession of the Subject Property and Collateral, the security hereof and the rights and powers of Beneficiary, Trustee and Secured Parties hereunder against all adverse claims.

5.9	ACCEPTANCE OF TRUST; POWERS AND DUTIES OF TRUSTEE.

(a)	Trustee accepts this trust when this Deed of Trust is recorded. Except as may be required by applicable law, Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trust hereunder and the enforcement of the rights and remedies available hereunder, and may obtain orders or decrees directing or confirming or approving acts in the execution of said trust and the enforcement of said remedies.

(b)	Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in, or defend any action, suit, or other proceeding in connection therewith where, in his opinion, such action would be likely to involve him in expense or liability, unless requested so to do by a written instrument signed by Beneficiary and, if Trustee so requests, unless Trustee is tendered security and indemnity reasonably satisfactory to Trustee against any and all cost, expense, and liability arising therefrom. Trustee shall not be responsible for the execution, acknowledgment, or validity of the Pari-Passu Lien Credit Documents, or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and Trustee makes no representation in respect thereof or in respect of the rights, remedies, and recourses of Beneficiary.

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(c)	With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters arising hereunder, including the preparation, execution, and interpretation of this Deed of Trust, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his agents or attorneys, and (iii) any and all other lawful action as Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Subject Property for debts contracted for or liability or damages incurred in the management or operation of the Subject Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for reasonable expenses incurred by Trustee in connection with the exercise of any remedy permitted to it hereunder, and in connection with a reconveyance pursuant to Section 5.14. AS MORE SPECIFICALLY SET FORTH IN SECTION 5.10 BELOW, TRUSTOR WILL, FROM TIME TO TIME, PAY THE REASONABLE COMPENSATION DUE TO TRUSTEE HEREUNDER AND REIMBURSE TRUSTEE FOR, AND INDEMNIFY AND HOLD HARMLESS TRUSTEE AGAINST, ANY AND ALL LIABILITY AND REASONABLE EXPENSES WHICH MAY BE INCURRED BY TRUSTEE IN THE PERFORMANCE OF TRUSTEE’S DUTIES OTHER THAN THAT WHICH MAY BE INCURRED DUE TO TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(d)	All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

(e)	Should any deed, conveyance, or instrument of any nature be required from Trustor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to the Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by the Trustee or substitute Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Trustor.

(f)	By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee pursuant to the terms of this Deed of Trust, including without limitation, any deed, conveyance, instrument, officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Trustee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee.

5.10	COMPENSATION; EXCULPATION; INDEMNIFICATION.

(a)

Trustor shall pay Trustee’s reasonable fees and reimburse Trustee for reasonable expenses incurred in connection with the exercise of any remedy permitted to Trustee hereunder, or in connection with a reconveyance pursuant to Section 5.14. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of (i) the exercise of the rights, remedies or powers granted to Beneficiary in this Deed of

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Trust; (ii) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Trustor under any agreement related to the Subject Property or Collateral or under this Deed of Trust; or (iii) any loss sustained by Trustor or any third party resulting from Beneficiary’s failure (whether by malfeasance, nonfeasance or refusal to act) to lease the Subject Property after a Default (hereinafter defined) or from any other act or omission (regardless of whether same constitutes negligence) of Beneficiary in managing the Subject Property after a Default unless the loss is caused by the gross negligence or willful misconduct of Beneficiary and no such liability shall be asserted against or imposed upon Beneficiary, and all such liability is hereby expressly waived and released by Trustor.

(b)	TRUSTOR INDEMNIFIES TRUSTEE AND BENEFICIARY AGAINST, AND HOLDS TRUSTEE AND BENEFICIARY HARMLESS FROM, ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, CAUSES OF ACTION, JUDGMENTS, COURT COSTS, ATTORNEYS’ FEES AND OTHER LEGAL EXPENSES, COST OF EVIDENCE OF TITLE, COST OF EVIDENCE OF VALUE, AND OTHER EXPENSES WHICH EITHER MAY SUFFER OR INCUR: (i) BY REASON OF THIS DEED OF TRUST; (ii) BY REASON OF THE EXECUTION OF THIS DEED OF TRUST OR IN PERFORMANCE OF ANY ACT REQUIRED OR PERMITTED HEREUNDER OR BY LAW; (iii) AS A RESULT OF ANY FAILURE OF TRUSTOR TO PERFORM TRUSTOR’S OBLIGATIONS; OR (iv) BY REASON OF ANY ALLEGED OBLIGATION OR UNDERTAKING ON BENEFICIARY’S PART TO PERFORM OR DISCHARGE ANY OF THE REPRESENTATIONS, WARRANTIES, CONDITIONS, COVENANTS OR OTHER OBLIGATIONS CONTAINED IN ANY OTHER DOCUMENT RELATED TO THE SUBJECT PROPERTY. THE ABOVE OBLIGATION OF TRUSTOR TO INDEMNIFY AND HOLD HARMLESS TRUSTEE AND BENEFICIARY SHALL SURVIVE THE RELEASE AND CANCELLATION OF THE SECURED OBLIGATIONS AND THE RELEASE AND RECONVEYANCE OR PARTIAL RELEASE AND RECONVEYANCE OF THIS DEED OF TRUST.

(c)	Trustor shall pay all amounts and indebtedness arising under this Section 5.10 immediately upon demand by Trustee or Beneficiary together with interest thereon from the date the indebtedness arises at the rate of interest then applicable to the principal balance of the Secured Obligations as specified therein.

5.11	SUBSTITUTION OF TRUSTEES. From time to time, by a writing, signed and acknowledged by Beneficiary and recorded in the Office of the Recorder of the County in which the Subject Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth any information required by law. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named Trustee herein. A writing recorded pursuant to the provisions of this Section 5.11 shall be conclusive proof of the proper substitution of such new Trustee.

5.12	INTENTIONALLY OMITTED.

5.13

RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Subject Property and Collateral or in any manner obligated under the Secured Obligations (“Interested Parties”), Beneficiary may, from time to time, release any person or entity from liability for the payment or performance of any Secured Obligation, take any action or make

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any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligation, or accept additional security or release all or a portion of the Subject Property and Collateral and other security for the Secured Obligations. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of and security interests created by this Deed of Trust upon the Subject Property and Collateral.

5.14	RECONVEYANCE. Upon Beneficiary’s written request, and upon surrender to Trustee for cancellation of this Deed of Trust or a certified copy in accordance with the Collateral Management Agreement thereof and any note, instrument, or instruments setting forth all obligations secured hereby, Trustee shall reconvey, without warranty, the Subject Property or that portion thereof then held hereunder. To the extent permitted by law, the reconveyance may describe the grantee as “the person or persons legally entitled thereto” and the recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. When the Subject Property has been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Subject Property to the person or persons legally entitled thereto. [In addition to the foregoing, Trustee shall from time to time, upon the written request of Trustor, reconvey portions of the Subject Property which are being sold by Trustor to third parties as provided in the Pari-Passu Lien Credit Documents.

5.15	SUBROGATION. Beneficiary shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Beneficiary pursuant to the Pari-Passu Lien Credit Documents or with the proceeds of any loan secured by this Deed of Trust.

ARTICLE 6. DEFAULT PROVISIONS

6.1	DEFAULT. For all purposes hereof, the term “Default” shall mean the existence of any Event of Default as defined in any Pari-Passu Lien Credit Document.

6.2	RIGHTS AND REMEDIES. At any time after Default, Beneficiary and Trustee shall each have all the following rights and remedies:

(a)	With or without notice, to declare all Secured Obligations immediately due and payable;

(b)	With or without notice, and without releasing Trustor from any Secured Obligation, and without becoming a mortgagee in possession, to cure any breach or Default of Trustor and, in connection therewith, to enter upon the Subject Property and do such acts and things as Beneficiary or Trustee deem necessary or desirable to protect the security hereof, including, without limitation: (i) to appear in and defend any action or proceeding purporting to affect the security of this Deed of Trust or the rights or powers of Beneficiary or Trustee under this Deed of Trust; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of either Beneficiary or Trustee, is or may be senior in priority to this Deed of Trust, the judgment of Beneficiary or Trustee being conclusive as between the parties hereto; (iii) to obtain insurance if and to the extent that the insurance coverages maintained by Trustor do not satisfy the requirements of the Pari-Passu Lien Credit Documents; (iv) to pay any premiums or charges with respect to insurance required to be carried under this Deed of Trust; or (v) to employ counsel, accountants, contractors and other appropriate persons.

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(c)	To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations;

(d)	To apply to a court of competent jurisdiction for and obtain the ex parte appointment of a receiver of the Subject Property as a matter of strict right and without regard to the adequacy of the security for the repayment of the Secured Obligations, the existence of a declaration that the Secured Obligations are immediately due and payable, or the filing of a notice of default, and Trustor hereby consents to such ex parte appointment of a receiver and waives notice of any hearing or proceeding for such appointment;

(e)	To enter upon, possess, manage and operate the Subject Property or any part thereof, to take and possess all documents, books, records, papers and accounts of Trustor or the then owner of the Subject Property, to make, terminate, enforce or modify Leases of the Subject Property upon such terms and conditions as Beneficiary deems proper, to make repairs, alterations and improvements to the Subject Property as necessary, in Trustee’s or Beneficiary’s sole judgment, to protect or enhance the security hereof;

(f)	To execute a written notice of such Default and of its election to cause the Subject Property to be sold to satisfy the Secured Obligations. As a condition precedent to any such sale, Trustee shall give and record such notice as the law then requires. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as required by law, shall sell the Subject Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Beneficiary in its sole discretion may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Subject Property is sold. Subject to requirements and limits imposed by law, Trustee may from time to time postpone sale of all or any portion of the Subject Property by public announcement at such time and place of sale. Trustee shall deliver to the purchaser at such sale a deed conveying the Subject Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Trustor or Beneficiary may purchase at the sale;

(g)	To resort to and realize upon the security hereunder and any other security now or later held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as Trustee and Beneficiary, or either of them, determine in their sole discretion.

(h)	Upon sale of the Subject Property at any judicial or non-judicial foreclosure, Beneficiary may credit bid (as determined by Beneficiary in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, all or any of the following may be taken into account: (i) appraisals of the Subject Property as such appraisals may be discounted or adjusted; (ii) expenses and costs incurred by Beneficiary with respect to the Subject Property prior to foreclosure; (iii) expenses and

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costs which Beneficiary anticipates will be incurred with respect to the Subject Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Subject Property prior to resale, costs of resale (e.g. commissions, attorneys’ fees, and taxes), costs of any hazardous materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Subject Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Beneficiary; (iv) declining trends in real property values generally and with respect to properties similar to the Subject Property; (v) anticipated discounts upon resale of the Subject Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Secured Obligations; and (vii) such other factors or matters that may be appropriate under the circumstances. In regard to the above, Trustor acknowledges and agrees that: (w) all or none of the foregoing factors may be considered by the applicable parties to determine the amount of its credit bid; (x) this Section does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the credit bid is made; (y) the amount of Beneficiary’s credit bid need not have any relation to any loan-to-value ratios specified in the Pari-Passu Lien Credit Documents or previously discussed between Trustor, any Secured Party and Beneficiary; and (z) Beneficiary’s credit bid may be higher or lower than any appraised value of the Subject Property.

(i)	No right or remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Deed of Trust, or under applicable law, whether now or hereinafter existing; the failure of Trustee or Beneficiary to insist at any time upon the strict observance or performance of any provision of this Deed of Trust or to exercise any right or remedy provided for herein or under applicable law, shall not impair any such right or remedy nor be construed as a waiver or relinquishment thereof.

6.3	APPLICATION OF FORECLOSURE SALE PROCEEDS. After deducting all costs, fees and expenses of Trustee, and of this trust, including, without limitation, cost of evidence of title and attorneys’ fees in connection with sale and costs and expenses of sale and of any judicial proceeding wherein such sale may be made, Trustee shall apply all proceeds of any foreclosure sale in accordance with the terms and conditions of the Intercreditor Agreement.

6.4	APPLICATION OF OTHER SUMS. All sums received by Beneficiary under Section 6.2 or Section 3.2, less all costs and expenses incurred by Beneficiary or any receiver under Section 6.2 or Section 3.2, including, without limitation, attorneys’ fees, shall be applied in accordance with the terms and conditions of the Intercreditor Agreement.

6.5	NO CURE OR WAIVER. Neither Beneficiary’s nor Trustee’s nor any receiver’s entry upon and taking possession of all or any part of the Subject Property and Collateral, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise or failure to exercise of any other right or remedy by Beneficiary or Trustee or any receiver shall cure or waive any breach, Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and Trustor has cured all other defaults), or impair the status of the security, or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of or security interests created by this Deed of Trust.

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6.6	PAYMENT OF COSTS, EXPENSES AND ATTORNEYS’ FEES. Trustor agrees to pay to Beneficiary promptly upon demand therefor all reasonable costs and expenses incurred by Trustee and Beneficiary pursuant to Section 6.2 (including, without limitation, court costs and reasonable attorneys’ fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at a rate of interest equal to 7.5% per annum. In addition, Trustor shall pay to Trustee all Trustee’s fees hereunder and shall reimburse Trustee for all reasonable expenses incurred in the administration of this trust, including, without limitation, any attorneys’ fees.

6.7	POWER TO FILE NOTICES AND CURE DEFAULTS. Trustor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, after a failure by Trustor to do so promptly after request, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that are appropriate to protect Beneficiary’s interest, (b) upon the issuance of a deed pursuant to the foreclosure of the lien of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment or further assurance with respect to the Subject Property and Collateral, Leases and Payments in favor of the grantee of any such deed, as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Subject Property and Collateral, and (d) upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, Beneficiary may perform any obligation of Trustor hereunder; provided, however, that: (i) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (ii) Beneficiary shall not be liable to Trustor or any other person or entity for any failure to act (whether or not such failure constitutes negligence) by Beneficiary under this Section; and further provided that Beneficiary shall not exercise such power of attorney until such time as Beneficiary has requested Trustor take an action and Trustor has not complied within a timely manner following such request.

ARTICLE 7. MISCELLANEOUS PROVISIONS

7.1	ADDITIONAL PROVISIONS. The Pari-Passu Lien Credit Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Pari-Passu Lien Credit Documents and other documents described therein grant further rights to the Pari-Passu Lien Secured Parties and Beneficiary and contain further agreements and affirmative and negative covenants by Trustor which apply to this Deed of Trust and to the Subject Property and Collateral and such further rights and agreements are incorporated herein by this reference.

7.2	MERGER. No merger shall occur as a result of Beneficiary’s acquiring any other estate in, or any other lien on, the Subject Property unless Beneficiary consents to a merger in writing.

7.3	OBLIGATIONS OF TRUSTOR, JOINT AND SEVERAL. If more than one person has executed this Deed of Trust as “Trustor”, the obligations of all such persons hereunder shall be joint and several.

7.4	INTENTIONALLY OMITTED.

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7.5	WAIVER OF MARSHALLING RIGHTS. Trustor, for itself and for all parties claiming through or under Trustor, and for all parties who may acquire a lien on or interest in the Subject Property and Collateral, hereby waives all rights to have the Subject Property and Collateral and/or any other property, which is now or later may be security for any Secured Obligation (“Other Property”) marshalled upon any foreclosure of the lien of this Deed of Trust or on a foreclosure of any other lien or security interest against any security for any of the Secured Obligations. Beneficiary shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of, the Subject Property and any or all of the Collateral or Other Property as a whole or in separate parcels, in any order that Beneficiary may designate.

7.6	RULES OF CONSTRUCTION. When the identity of the parties or other circumstances make it appropriate the masculine gender includes the feminine and/or neuter, and the singular number includes the plural. The term “Subject Property” and “Collateral” means all and any part of the Subject Property and Collateral, respectively, and any interest in the Subject Property and Collateral, respectively.

7.7	SUCCESSORS IN INTEREST. The terms, covenants, and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

7.8	EXECUTION IN COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

7.9	GOVERNING LAW. In all respects, including without limitation matters of construction, validity, enforceability and performance, this Deed of Trust, the other documents governing the Secured Obligations, and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for enforcement of Beneficiary’s right to foreclose this Deed of Trust and Beneficiary’s other rights and remedies under this Deed of Trust, and the creation, perfection, priority and enforcement of liens and the security interests created by this Deed of Trust shall be governed by and construed according to the law of the state where the Subject Property is located. Except as provided in the immediately preceding sentence, Trustor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than the State of New York governs this Deed of Trust.

7.10	INCORPORATION. Exhibits A and B, if any, all as attached, are incorporated into this Deed of Trust by this reference.

7.11

NOTICES. All notices, demands or other communications required or permitted to be given pursuant to the provisions of this Deed of Trust shall be in writing and shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of Default may be sent by certified mail, return receipt

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requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt at the address set forth below; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Trustor:	Shea Homes Limited Partnership
c/o J.F. Shea Co., Inc.
655 Brea Canyon Road
Walnut, California 91789
Attn: Chief Financial Officer and General Counsel
Facsimile Number: (909) 869-0849
Telephone Number: (909) 594-9500

Trustee:	Fidelity National Title Company
1300 Dove Street, Suite 310
Newport Beach, CA 92660
Attention: Art Cheyne
Facsimile Number: (949) 221-4747
Telephone Number: (949) 477-3639

Beneficiary:	Wells Fargo Bank, National Association, as collateral agent
45 Broadway, 14th Floor
New York, NY 10006
Attention: Julius Zamora, Vice President
Facsimile Number: (866) 297-2015
Telephone Number: (212) 515-1570

With a copy to:	Reed Smith LLP
1901 Avenue of the Stars, Suite 700,
Los Angeles, CA 90067-6078
Attention: Nikki H. Kolhoff
Facsimile Number: (310) 734-5299
Telephone Number: (310) 734-5209

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth hereinabove. Trustor shall forward to Beneficiary, without delay, any notices, letters or other communications delivered to the Subject Property or to Trustor naming Beneficiary, “Secured Party” or any similar designation as addressee, or which could reasonably be deemed to affect the ability of Trustor to perform its obligations to the Pari-Passu Lien Secured Parties under the Pari-Passu Lien Credit Documents or any other document described therein.

[Signatures appear on following page.]

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EXHIBIT E

Form of Mortgage

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year set forth above.

TRUSTOR:

[SHEA HOMES LIMITED PARTNERSHIP, a California limited partnership

By:	J.F. Shea, L.P., a Delaware limited partnership, Its sole General Partner

By:	JFS Management, L.P., a Delaware limited partnership, Its sole General Partner

By:	J.F. Shea Construction Management, Inc., a California corporation, Its sole General Partner

By:
Name:
Title:

By:
Name:
Title:]

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

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STATE OF CALIFORNIA

COUNTY OF                                          ss

On                                                               , 2011, before me,                                                                                                        , notary public,

personally appeared                                                                                                                                                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires                                                              .

STATE OF CALIFORNIA

COUNTY OF                                          ss

On                                                               , 2011, before me,                                                                                                        , notary public,

personally appeared                                                                                                                                                             , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires                                                               .

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EXHIBIT A

DESCRIPTION OF SUBJECT PROPERTY

Exhibit A to Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of July [•], 2011 executed by [Shea Homes Limited Partnership, a California limited partnership], as Trustor, to Fidelity National Title Company, a California corporation, as Trustee, for the benefit of Wells Fargo Bank, National Association, solely in its capacity as collateral agent for the Pari-Passu Lien Secured Parties, as Beneficiary.

[From applicable Title Commitment/Pro-Forma Policy]

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EXHIBIT B

[NON-ISSUER TRUSTOR RIDER]

Exhibit B to Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of July [•], 2011, executed by [NON-ISSUER TRUSTOR], a [•], as Trustor, to Fidelity National Title Company, a California corporation, as Trustee, for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, solely in its capacity as collateral agent for the Pari-Passu Lien Secured Parties, as Beneficiary (“Deed of Trust”).

Trustor hereby acknowledges that the Deed of Trust secures obligations of a party, or parties, not identical to the party, or parties, constituting Trustor, and that Trustor nevertheless agrees as follows:

1.	CONDITIONS TO EXERCISE OF RIGHTS. Trustor hereby waives any right it may now or hereafter have to require Beneficiary, as a condition to the exercise of any remedy or other right against Trustor hereunder or under any other document executed by Trustor in connection with any Secured Obligation: (a) to proceed against any Issuer (as defined in the Deed of Trust) or other person, or against any other collateral assigned to Beneficiary by Trustor or any Issuer or other person; (b) to pursue any other right or remedy in Beneficiary’s power; (c) to give notice of the time, place or terms of any public or private sale of real or personal property collateral assigned to Beneficiary by any Issuer or other person (other than Trustor), or otherwise to comply with the California Commercial Code (as modified or recodified from time to time) with respect to any such personal property collateral; or (d) to make or give (except as otherwise expressly provided in the Pari-Passu Lien Credit Documents (as defined in the Deed of Trust)) any presentment, demand, protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any Secured Obligation or any collateral (other than the Subject Property) for any Secured Obligation.

2.

DEFENSES. Trustor hereby waives any defense it may now or hereafter have that relates to: (a) any disability or other defense of any Issuer or other person; (b) the cessation, from any cause other than full performance, of the obligations of Issuer or any other person; (c) the application of the proceeds of any Secured Obligation, by any Issuer or other person, for purposes other than the purposes represented to Trustor by any Issuer or otherwise intended or understood by Trustor or any Issuer; (d) any act or omission by Beneficiary which directly or indirectly results in or contributes to the release of any Issuer or other person or any collateral for any Secured Obligation; (e) the unenforceability or invalidity of any collateral assignment (other than this Deed of Trust) or guaranty with respect to any Secured Obligation, or the lack of perfection or continuing perfection or lack of priority of any lien (other than the lien hereof) which secures any Secured Obligation; (f) any failure of Beneficiary to marshal assets in favor of Trustor or any other person; (g) any modification of any Secured Obligation, including any renewal, extension, acceleration or increase in interest rate; (h) any and all rights and defenses arising out of an election of remedies by Beneficiary, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Trustor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (i) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (j) any failure of Beneficiary to file or enforce a claim in any bankruptcy or other proceeding with respect to any person; (k) the election by Beneficiary, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (l) any extension of credit or the grant of any lien under Section

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364 of the United States Bankruptcy Code; (m) any use of cash collateral under Section 363 of the United States Bankruptcy Code; or (n) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person. Trustor further waives any and all rights and defenses that Trustor may have because Issuer’s debt is secured by real property; this means, among other things, that: (1) Beneficiary may collect from Trustor without first foreclosing on any real or personal property collateral pledged by Issuer; (2) if Beneficiary forecloses on any real property collateral pledged by Issuer, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Beneficiary may collect from Trustor even if Beneficiary, by foreclosing on the real property collateral, has destroyed any right Trustor may have to collect from Issuer. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Trustor may have because Issuer’s debt is secured by real property. These rights and defenses being waived by Trustor include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. Without limiting the generality of the foregoing or any other provision hereof, Trustor further expressly waives to the extent permitted by law any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Trustor under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433, or under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections.

3.	SUBROGATION. Trustor hereby waives, until such time as all Secured Obligations are fully performed: (a) any right of subrogation against any Issuer that relates to any Secured Obligation; (b) any right to enforce any remedy Trustor may now or hereafter have against any Issuer that relates to any Secured Obligation; and (c) any right to participate in any collateral now or hereafter assigned to Beneficiary with respect to any Secured Obligation.

4.	ISSUER INFORMATION. Trustor warrants and agrees: (a) that the Pari-Passu Lien Secured Parties would not have consummated their respective portions of the transactions contemplated by the Pari-Passu Lien Credit Documents but for this Deed of Trust; (b) that Trustor has not relied, and will not rely, on any representations or warranties by Beneficiary to Trustor with respect to the credit worthiness of any Issuer or the prospects of repayment of any Secured Obligation from sources other than the Subject Property; (c) that Trustor has established and/or will establish adequate means of obtaining from each Issuer on a continuing basis financial and other information pertaining to the business operations, if any, and financial condition of each Issuer; (d) that Trustor assumes full responsibility for keeping informed with respect to each Issuer’s business operations, if any, and financial condition; (e) that Beneficiary shall have no duty to disclose or report to Trustor any information now or hereafter known to Beneficiary with respect to any Issuer, including, without limitation, any information relating to any of Issuer’s business operations or financial condition; and (f) that Trustor is familiar with the terms and conditions of the Pari-Passu Lien Credit Documents and all of the other documents described in the Pari-Passu Lien Credit Documents and consents to all provisions thereof.

5.	REINSTATEMENT OF LIEN. Beneficiary’s rights hereunder shall be reinstated and revived, and the enforceability of this Deed of Trust shall continue, with respect to any amount at any time paid on account of any Secured Obligation which Beneficiary is thereafter required to restore or return in connection with a bankruptcy, insolvency, reorganization or similar proceeding with respect to any Issuer.

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6.	SUBORDINATION. Until all of the Secured Obligations have been fully paid and performed: (a) Trustor hereby agrees that all existing and future indebtedness and other obligations of each Issuer to Trustor (collectively, the “Subordinated Debt”) shall be and are hereby subordinated to all Secured Obligations which constitute obligations of the applicable Issuer, and the payment thereof is hereby deferred in right of payment to the prior payment and performance of all such Secured Obligations; (b) Trustor shall not collect or receive any cash or non-cash payments on any Subordinated Debt or transfer all or any portion of the Subordinated Debt; and (c) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, any Issuer with respect to any Subordinated Debt is received by Trustor, such payment or distribution shall be applied to reduce the outstanding Secured Obligations and any such sums received by Trustor shall be held in trust by Trustor for such purpose.

7.	INTENTIONALLY OMITTED.

8.	LAWFULNESS AND REASONABLENESS. Trustor warrants that all of the waivers in this Deed of Trust are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by Trustor may destroy or impair rights which Trustor would otherwise have against Beneficiary, Issuer and other persons, or against collateral. Trustor agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, the other waivers herein shall nonetheless remain in full force and effect.

9.	ENFORCEABILITY. Trustor hereby acknowledges that: (a) the obligations undertaken by Trustor in this Deed of Trust are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Beneficiary’s consideration for entering into this transaction, Beneficiary has specifically bargained for the waiver and relinquishment by Trustor of all such defenses, and (d) Trustor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Trustor does hereby represent and confirm to Beneficiary that Trustor is fully informed regarding, and that Trustor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Trustor, and (iv) the legal consequences to Trustor of waiving such defenses. Trustor acknowledges that Trustor makes this Deed of Trust with the intent that this Deed of Trust and all of the informed waivers herein shall each and all be fully enforceable by Beneficiary, and that Beneficiary is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

10.	INTENTIONALLY OMITTED.

11.	INTEGRATION; INTERPRETATION. This Deed of Trust, the Pari-Passu Lien Credit Documents and the other transaction documents described in the Pari-Passu Lien Credit Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. This Deed of Trust and the Pari-Passu Lien Credit Documents shall not be modified except by written instrument executed by all parties. Any reference to the Pari-Passu Lien Credit Documents and all of the other documents described in the Pari-Passu Lien Credit Documents includes any amendments, renewals or extensions now or hereafter approved by Beneficiary in writing.

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EXHIBIT F

SUPPLEMENT NO.              dated as of [ ] (this “Supplement”), to the Letter of Credit Facility Agreement dated as of May 10, 2011 (the “LC Facility Agreement”), among Shea Homes Limited Partnership, a California limited partnership (the “Company”), Shea Homes Funding Corp., a Delaware corporation (“Shea Corp.”), the Guarantors party thereto (each such Guarantor individually a “Guarantor” and, collectively, the “Guarantors”), the Participants from time to time party thereto, and Credit Suisse AG, as administrative agent (the “Administrative Agent”) and issuing bank.

A. Reference is made to the Security Agreement dated as of May 10, 2011, among the Company, Shea Corp., each Guarantor listed on Schedule I thereto and Wells Fargo Bank, National Association, as collateral agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the LC Facility Agreement.

C. The Guarantors have entered into the LC Facility Agreement in order to induce the Issuing Banks and Participants to extend credit to the Company, Shea Corp., the Restricted Subsidiaries and their respective joint ventures. Section 5.05 of the LC Facility Agreement provides that additional Subsidiaries of the Company may become Guarantors under the LC Facility Agreement and may become party to the LC Facility Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the LC Facility Agreement to become a party to the LC Facility Agreement as consideration for extensions of credit to be granted pursuant the LC Facility Agreement.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 10.08 of the LC Facility Agreement, the New Guarantor by its signature below becomes a Guarantor under the LC Facility Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the LC Facility Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each reference to a “Guarantor” or in the LC Facility Agreement shall be deemed to include the New Guarantor. The LC Facility Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Guarantor and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Guarantor hereby represents and warrants that set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Guarantor, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the LC Facility Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the LC Facility Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the LC Facility Agreement.

SECTION 9. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the LC Facility Agreement as of the day and year first above written.

[NAME OF NEW GUARANTOR],

by

Name: Title:

Legal Name: Jurisdiction of Formation: Location of Chief Executive office:

[•], as Administrative Agentby

by

Name:
Title: